As filed with the U.S. Securities and Exchange Commission on April 1, 2026.

Registration No. 333-283297

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

Amendment No. 14 to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

FG Holdings Limited
(Exact name of Registrant as specified in its charter)

_______________________

Not Applicable
(Translation of Registrant’s name into English)

_______________________

British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1002, 10/F Tai Sang Bank Building
130-132 Des Voeux Road Central, Central
Hong Kong SAR
+852 2398-9100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_______________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 10100 Santa Monica Boulevard Suite 2200 Los Angeles, CA 90067 Telephone: +1 310-728-5129	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: (212) 530-2206

_______________________

Approximate date of commencement of proposed sale to public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 1, 2026

3,750,000 Class A Ordinary Shares

FG Holdings Limited

We are offering 3,750,000 class A ordinary shares of no par value (“Class A Ordinary Shares”) of FG Holdings Limited (“FGHL,” “Company,” “we,” “our” or “us”). This is the initial public offering of our Class A Ordinary Shares. We anticipate the initial public offering price to be US$4.00. We have reserved the symbol “FGO” for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on Nasdaq. This offering is conditioned upon the successful listing of our Class A Ordinary Shares on the Nasdaq Capital Market. If Nasdaq does not approve our listing application this initial public offering will be terminated. As of the date of this prospectus, we have not yet received approval of our listing application from Nasdaq.

Investors are cautioned that they are buying shares of FGHL, a BVI holding company and not its operating subsidiaries through which it conducts its operations in Hong Kong.

FGHL is a holding company registered and incorporated in the British Virgin Islands (“BVI”) with no material operations of its own. FGHL conducts its operations in Hong Kong through its operating subsidiaries Fundergo Limited (“Fundergo”), Richest View (HK) Limited (“Richest View”) and Fundermall Limited (“Fundermall”). References to the “Company,” “we,” “us,” and “our” in the prospectus are to FGHL, the BVI entity that will issue the Class A Ordinary Shares being offered. References to “Fundergo,” “Richest View,” and “Fundermall” are to the entities operating the business. References to “Operating Subsidiaries” refers to Fundergo, Richest View, and Fundermall. This is an offering of the Class A Ordinary Shares of FGHL, the holding company in the BVI, instead of shares of the Operating Subsidiaries. Investors in this offering will not directly hold any equity interests in the Operating Subsidiaries.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 to read about factors you should consider before buying our Class A Ordinary Shares.

Neither FGHL nor our Operating Subsidiaries conduct any business in Mainland China, and our operations are only located in Hong Kong. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in Mainland China may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like FGHL. Such governmental actions, if and when they occur:

•        could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures and, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from this offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As advised by our PRC counsel, Commerce & Finance Law Offices, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that FGHL, Fundergo, Richest View and Fundermall are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the AHFCAA was enacted which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before the securities may be prohibited from trading or delisted.” on page 21. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, P.C.’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California with no branches or offices outside the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021.

As a holding company, FGHL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. FGHL has the power and capacity under the laws of the BVI and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong through loans or capital contributions. FGHL’s subsidiaries are permitted under the laws of Hong Kong to provide funding to FGHL through dividend distributions. If any of FGHL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to FGHL. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years ended June 30, 2024 and 2025, FGHL did not declare or pay any dividends or distributions and there were no transfer of assets among FGHL and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries Fundergo, Richest View and Fundermall by way of dividend payments. See “Dividend Policy” and “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information. We will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering. Nonetheless, following the consummation of this offering, our directors and officers will hold in aggregate approximately 45.63% of the total outstanding and issued Ordinary Shares, representing 83.28% of voting power of our Company. As a result, these shareholders, if they act together, will be able to control the management and affairs of the Company.

	Per Share	Total(4)
Initial public offering price(1)	$4.00	$15,000,000
Underwriting discounts(2)	$0.28	$1,050,000
Proceeds, before expenses, to us(3)	$3.72	$13,950,000

____________

(1)      Initial public offering price per share is assumed as US$4.00, which is the price set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 126.

(3)      Excludes fees and expenses payable to the underwriters.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

We expect our total cash expenses for this offering to be approximately US$1,516,849 exclusive of the underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 375,000 additional Class A Ordinary Shares from us at the initial public offering price, less underwriting discounts to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$4.00, the range set forth above, the total underwriting discounts payable will be US$1,155,000 and the total proceeds to us, before expenses, will be US$15,345,000.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting”, on or about [*], 2026.

D. Boral Capital
uSmart Capital LLC

The date of this prospectus is [*], 2026.

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

We are registered and incorporated in the BVI and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Through and including [*], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to an unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “Articles” or “Articles of Association” are to the amended and restated articles of association of our Company (as amended from time to time) adopted on November 15, 2024 which became effective on November 18, 2024 and as amended, supplemented and/or otherwise modified from time to time;

•        “Board” are to the board of directors of FGHL;

•        “BVI” are to the British Virgin Islands;

•        “BVI Act” are to the BVI Business Companies Act as amended from time to time;

•        “Class A Ordinary Shares” are to the Class A ordinary shares of no par value of FGHL;

•        “Class B Ordinary Shares” are to the Class B ordinary shares of no par value of FGHL;

•        “Company”, “we”, “us”, “our” and “FGHL” are to FG Holdings Limited, a company incorporated in the BVI with limited liability on July 22, 2019, that will issue the Class A Ordinary Shares being offered;

•        “COVID-19” are to the Coronavirus Disease 2019;

•        “Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended;

•        “Fundergo” are to Fundergo Limited, a company incorporated in Hong Kong with limited liability on July 23, 2019, a direct wholly-owned subsidiary of FGHL;

•        “Fundermall” are to Fundermall Limited, a company incorporated in Hong Kong with limited liability on November 24, 2020, a direct wholly-owned subsidiary of FGHL since August 21, 2023;

•        “Group” are to FG Holdings Limited and its subsidiaries, unless otherwise specified;

•        “IPO” are to an initial public offering of securities;

•        “HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

•        “Hong Kong” or “HKSAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Independent Third Party” are to a person or company who or which is independent of, is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of, the Company;

•        “iMort” are to online bank mortgage loan brokerage platform at www.imort.com.hk that was acquired in August 2023;

•        “Macau” are to the Macau Special Administrative Region of the People’s Republic of China;

•        “Mainland China” are to the mainland of the People’s Republic of China, excluding for the purpose of this prospectus only, the special administrative regions of Hong Kong and Macau, and Taiwan;

•        “Memorandum’’ or ‘‘Memorandum of Association’’ are to the amended and restated memorandum of association of our Company (as amended from time to time) adopted on November 15, 2024 which became effective on November 18, 2024 and as amended, supplemented and/or otherwise modified from time to time;

•        “Operating Subsidiaries” are to Fundergo, Richest View and Fundermall which was acquired in August 2023;

•        “Ordinary Shares” or “Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

•        “PRC” or “China” are to the People’s Republic of China including Hong Kong and Macau and, excluding, for the purpose of this prospectus, Taiwan;

•        “PRC authorities”, “PRC government” or “PRC regulatory agencies” are to the authorities, government or regulatory agencies of Mainland China for the purpose of this prospectus only;

•        “PRC laws” or “PRC laws and regulations” are to the laws and regulations of Mainland China for the purpose of this prospectus only;

•        “PRC legal and regulating system” are to the legal and regulating system of Mainland China for the purpose of this prospectus only;

•        “PRC policies” are to the policies of Mainland China for the purpose of this prospectus only;

•        “PRC securities laws” are to the securities laws of Mainland China for the purpose of this prospectus only;

•        “Richest View” are to Richest View (HK) Limited, a company incorporated in Hong Kong with limited liability on November 27, 2014, a direct wholly-owned subsidiary of Fundergo;

•        “SEC” or “Securities and Exchange Commission” are to the United States Securities and Exchange Commission;

•        “Securities Act” are to the U.S. Securities Act of 1933, as amended;

•        “UK” are to the United Kingdom of Great Britain and Northern Ireland;

•        “US” or “U.S.” are to the United States of America; and

•        “U.S. dollars” or “US$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of the over-allotment option.

FGHL is a holding company with operations conducted in Hong Kong through its key operating subsidiaries, Fundergo, Richest View, and Fundermall. Fundergo, Richest View and Fundermall’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.7833 on December 31, 2025 for figures during the six months ended December 31, 2025, as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the HK$ or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HK$, as the case may be, at any particular rate or at all.

FGHL’s fiscal year ends on June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year. References to a particular “year” are also to our fiscal year ended June 30 of that calendar year unless the text indicates otherwise.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy and financial results. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        expected changes in our revenues, costs, or expenditures;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        our ability to execute our strategies;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

•        competition in our industry;

•        the overall economic environment and general market and economic conditions in Hong Kong;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        government policies and regulations relating to our industry; and

•        uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this Prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this Prospectus relate only to events or information as of the date on which the statements are made in this Prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

v

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “FGHL” refer to FG Holdings Limited, “our Group” refers to FGHL and its subsidiaries. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

FGHL, through our Operating Subsidiaries, is a financial services provider who provide private credit mortgage loan brokerage services and bank mortgage loan brokerage services in Hong Kong through our fintech platform. We believe we were one of the first movers among mortgage loan brokerage companies in Hong Kong who have successfully developed a flexible and efficient fintech marketplace that connects borrowers and lenders. Our online mortgage brokerage platform is designed to be secure and simple to use, with a bilingual user interface, fast execution enabled by automated assessment simulation and provide what we believe to be a great user experience.

Leveraging our expertise in banking and financing industry, our broad network of lenders, and our advanced fintech platform, we provide borrowers with mortgage application simulation and access to multiple mortgage loan options from different lenders, rather than just multiple generic quotes from lenders’ standard pricing. We match borrowers to their best loan options and connect them with potentially suitable loan lender(s). Our experienced staff also provide support and service to assist borrowers in managing their choices, facilitate the loan processing and communication between the borrowers and lenders, a process designed to lead to the best possible outcomes for both lenders and borrowers. We also serve as a valued partner to our lenders seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits. We aim to facilitate/assist the mortgage lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Fundergo has won “Hong Kong’s most outstanding business award” by Corphub in 2020 and “Startup” award in Fintech 2021 by HK01 and ICON.

In addition to mortgage loan brokerage services, FGHL also provides consultancy services to our customers through Fundergo. We provide consultancy services to assist our corporate customers to identify restructuring initiatives and explore potential financing options. We act as a consultant to our customers to advise and assist them in procuring approval of restructuring of debt obligations and obtaining additional debts from current and/or new financial institutions. We provide consultancy services from the same group of experienced staff working on our mortgage loan brokerage services and who also have extensive knowledge and a network on financing related matters. We are able to provide tailor-made consultancy plans/solutions to meet the specific financial needs of each customer. Customers who engage us for consultancy services pay consultancy service fees to us and they are mainly from (i) past or existing borrowers who have successfully obtained private credit mortgage loans through our online platform and look for further consultancy services; and (ii) referrals of new customers (who have not engaged us for mortgage loan brokerage services) by our contacts in banking, financing, and real estate industries, or by our past or existing borrowers. We also regularly attend conferences, forums, and events to promote our consultancy services and to attract new customers.

From our inception to December 31, 2025 we had facilitated over HK$10,034 million (US$1,289 million) in loans to 712 borrowers.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

•        Our award-winning online mortgage brokerage platform. iMort, which we acquired in August of 2023, was awarded the Credit Digitalization-Mortgage Loan in Hong Kong Fintech Impetus Awards 2022;

•        A broad and comprehensive database of banks and private credit lenders;

•        Efficient and customized services to cater for the needs of different borrowers; and

•        Our management members have extensive knowledge and experience in relation to mortgage and financing matters.

Our Strategies

We intend to pursue the following strategies to further expand our business:

•        Acquisition of companies and/or formation of joint ventures (we have not yet identified any targets as of the date of this prospectus);

•        Expand and diversify our operations and product offerings and services;

•        Further strengthen our market position in our existing markets and extend our geographical reach to overseas market on the strength of our online platform and overseas network; and

•        Further invest in information technology and optimize our online platform.

Corporate History and Structure

On July 22, 2019, FGHL was incorporated under the laws of the BVI as a holding company. On July 23, 2019, Fundergo was established by FGHL under the laws of Hong Kong to engage in the business of providing private credit mortgage loan brokerage services and consultancy services. On June 5, 2020, Fundergo acquired the entire issued share capital of Richest View, a limited company established under the laws of Hong Kong on November 27, 2014 that engages in the business of private credit mortgage loan brokerage services, from an Independent Third Party. As such, Richest View became a wholly-owned subsidiary of Fundergo. On August 21, 2023, FGHL acquired 97% and 3% of the issued share capital of Fundermall from Mr. Wai Kan Leung and an Independent Third Party, respectively. Fundermall was established by Mr. Wai Kan Leung under the laws of Hong Kong in November 2020 to engage in the business of bank mortgage loan brokerage services. On November 12, 2024, each and every issued share of FGHL (whether it is a Class A Ordinary Share or a Class B Ordinary Share) was subdivided into two shares of the same class. Our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class share structure, a holder of Class A Ordinary Shares is entitled to one vote per share in respect of matters requiring the votes of shareholders, while a holder of Class B Ordinary Shares is entitled to twenty votes per share. The holders of our Class B Ordinary Shares are Mr. Kevin Wai Kei Ng and Mr. Wai Kan Leung who will beneficially own 41.48% and 41.48%, respectively, of the voting power of our company immediately after the completion of this offering, assuming the underwriters will not exercise their over-allotment option.

The chart below sets forth our shareholding structure immediately before and after this offering, with each shareholder’s shareholding percentages to the left of that shareholder’s name and the voting power percentages of that shareholder, shown in brackets, to the right of that shareholder’s name, on both a pre-IPO and post-IPO basis, assuming the underwriters will not exercise their over-allotment option:

We are offering 3,750,000 Class A Ordinary Shares, representing 11.11% of our Ordinary Shares following completion of this offering, assuming the underwriters do not exercise their over-allotment option.

As of the date of this prospectus, our directors and officers hold in aggregate approximately 51.33% of our total issued and outstanding Ordinary Shares, representing 86.22% or more of voting power of our Company. After this offering, our directors and officers will hold in aggregate 45.63% of our total issued and outstanding Ordinary Shares, representing 83.28% or more of voting power of our Company. Although we will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering, the abovementioned shareholders, if they act together, will be able to control the management and affairs of our Company.

Transfers of Cash to and From Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our Operating Subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our Board. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus.

Cash is transferred through our organization in the following manner: (i) funds are transferred to our Operating Subsidiaries from FGHL as needed in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries to FGHL.

FGHL has the power and capacity under the laws of the BVI to provide funding to our operating subsidiaries in Hong Kong subject to certain restrictions laid down in the BVI Act and memorandum and articles of association of FGHL. Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

For the subsidiaries to transfer cash to FGHL, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between FGHL and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to FGHL and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong operating subsidiaries in Hong Kong through intermediate holding companies. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other. Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to FGHL and to settle amounts owed under any applicable agreements as of the date of this prospectus.

Since incorporation, FGHL has not declared or paid any dividends or distributions and there has been no transfer of assets among FGHL and its subsidiaries.

We do not expect to pay dividends on our Shares and settle amounts owed under our operating structure in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

See “Dividend Policy” and “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”, and the “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for more information.

Enforcement of Civil Liabilities

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Investors may have difficulties enforcing judgement against us, our directors and management.” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that the courts of the BVI are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) to entertain original actions brought in the BVI to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by Conyers Dill & Pearman that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Conyers Dill & Pearman that the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or state courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Yick & Chan, Solicitors, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Corporate Structure” beginning on page 17 of this prospectus)

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. (see page 17 of this prospectus).

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares. (see page 17 of this prospectus).

Risks Relating to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 18 of this prospectus)

•        Our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. (see page 18 of this prospectus)

•        If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. (see page 19 of this prospectus)

•        Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted. (see page 21 of this prospectus)

•        The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. (see page 24 of this prospectus)

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 26 of this prospectus)

•        Real estate market conditions in Hong Kong may negatively impact our mortgage loan brokerage business in the future. (see page 26 of this prospectus)

•        We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our prospects. (see page 27 of this prospectus)

•        Our revenue growth rate and financial performance in recent years may not be indicative of future performance and such growth may slow over time. (see page 27 of this prospectus)

•        We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business. (see page 27 of this prospectus)

•        Our results of operations may fluctuate from quarter to quarter due to seasonality. (see page 27 of this prospectus)

•        A majority of our revenue is derived from referral fees, which are not long-term contracted sources of recurring revenue and are subject to external economic conditions and declines in those engagements could have a material adverse effect on our financial condition and results of operations. (see page 27 of this prospectus)

•        We depend on relationships with our lenders and any adverse changes in these relationships could adversely affect our business, financial condition and results of operations. (see page 28 of this prospectus)

•        We rely on several key customers for our business. (see page 28 of this prospectus)

•        If we are unable to attract new customers, the growth of our revenues will be adversely affected. (see page 28 of this prospectus)

•        We may experience delays or defaults in collecting mandated referral fees or service fees, especially credit risks for accounts receivable from our consultancy services customers. (see page 28 of this prospectus)

•        Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected. (see page 29 of this prospectus)

Risks Relating to our Class A Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors — Risks Relating to our Class A Ordinary Shares” beginning on page 32 of this prospectus)

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all. (see page 32 of this prospectus)

•        The market price of our Class A Ordinary Shares may be highly volatile due to our relatively small public float, and you could lose all or part of your investment. (see page 33 of this prospectus)

•        Sales of pre-IPO shares acquired at prices substantially below the offering price could cause the market price of our Class A Ordinary Shares to decline. (see page 33 of this prospectus)

•        We are authorized to issue an unlimited number of Ordinary Shares. Future issuances of our Ordinary Shares or other securities could dilute your investment and adversely affect the market price of our Class A Ordinary Shares. (see page 33 of this prospectus)

•        Investors may have difficulty enforcing judgments against us, our directors and management. (see page 34 of this prospectus)

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences. (see page 34 of this prospectus)

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial. (see page 35 of this prospectus)

•        Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares. (see page 37 of this prospectus)

•        Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine may adversely affect global economic conditions and cause significant volatility in the trading price of our Class A Ordinary Shares. (see page 37 of this prospectus)

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCAA”)

The HFCAA was enacted on December 18, 2020. The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years and thus, reducing the time before the securities may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

On December 16, 2021, the PCAOB issued a report on its determinations (“Determination Report”) that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in San Mateo, California and did not appear as part of the report and was not listed under its appendix A or appendix B. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in Mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. However, if the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the SOP, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the Company’s offering. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.” on page 21.

We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and PRC Authorities

As advised by our Hong Kong counsel, Yick & Chan, Solicitors, based on their understanding of the current Hong Kong laws, as of the date of this prospectus, neither we nor our subsidiaries in Hong Kong are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Class A Ordinary Shares to foreign investors.

As advised by our PRC counsel, Commerce & Finance Law Offices since the Company and its subsidiaries currently have no operations in the Mainland China, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the

U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Fundergo, Richest View and Fundermall are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 19.

RECENT REGULATORY DEVELOPMENT IN MAINLAND CHINA

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Cybersecurity Review Measures (“Revised Draft”), which required that, among others, in addition to Critical Information Infrastructure Operator (“CIIO”), any Data Processing Operator (“DPO”) controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Given the nature of our Operating Subsidiaries’ business, we believe this risk is not significant. Our Operating Subsidiaries do not have any customers in Mainland China and is neither a CIIOs nor a DPO as defined in the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our Operating Subsidiaries’ business, operations or this offering as we do not believe that our Operating Subsidiaries are deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. since (i) our subsidiaries are incorporated and operating in Hong Kong and the Revised Review Measures remain unclear whether they shall be applicable to a Hong Kong company; (ii) our subsidiaries operate without any subsidiary nor VIE structure in Mainland China; (iii) as of the date of this prospectus, our subsidiaries have not collected any personal information of PRC individual clients; and (iv) as of the date of this prospectus, our Operating Subsidiaries have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. Therefore, we believe that our Operating Subsidiaries are not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Revised Review Measures are adopted into law in the future and if any of our Operating Subsidiaries is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Class A Ordinary Shares on U.S. exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Class A Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Class A Ordinary Shares or render them worthless.

Recent PCAOB Developments

Under the AHFCAA, which amended the HFCAA, our Class A Ordinary Shares may be prohibited from being traded on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis with the last inspection in November 2021. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in San Mateo, California, and did not appear as part of the report and was not listed under its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we were not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Impact of COVID-19

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC),” and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While the spread of COVID-19 was substantially controlled in 2021, several variants of COVID-19 have emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The COVID-19 pandemic has caused companies such as ours, as well as our business partners, to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations have been severely affected by the COVID-19 pandemic. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected. More broadly, the COVID-19 pandemic threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

According to Word Health Organization (“WHO”), the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on 5 May 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the advice of the International Health Regulations (“IHR”) Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The degree to which the COVID-19 pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic. We will continue to closely monitor the situation throughout 2025 and beyond.

Corporate Information

Our principal executive office is located at Unit 1002, 10/F Tai Sang Bank Building, 130-132 Des Voeux Road Central, Central, Hong Kong. Our telephone number is (+852) 2398-9100. Our registered office in the BVI is located at the office of Conyers Trust Company (BVI) Limited at Commerce House, Wickhams Cay 1, Road Town, Tortola, VG1110, British Virgin Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our website is located at https://ir.fundergo.com/investors/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering(1)

Below is a summary of the terms of the offering.

Issuer:	FG Holdings Limited
Securities being offered by us:	3,750,000 Class A Ordinary Shares.
Offering price per Class A Ordinary Shares:	We estimate the initial public offering price will be US$4.00 per Class A Ordinary Share.
Number of Ordinary Shares outstanding prior to this offering:	30,000,000 Ordinary Shares including 26,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares.
Number of Ordinary Shares issued and outstanding after this offering:

33,750,000 Ordinary Shares, including 29,750,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares, assuming no exercise of the over-allotment option.

34,125,000 Ordinary Shares, including 30,125,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares, assuming full exercise of the over-allotment option.

Over-allotment option:

We have granted the underwriters the right to purchase up to an additional 10% of the total number of Class A Ordinary Shares offered by us at the public offering price less the underwriting discounts within forty-five (45) days after the closing of the offering to cover over-allotments.

Voting Rights

Class A Ordinary Shares are entitled to one (1) vote per share.

Class B Ordinary Shares are entitled to twenty (20) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum or Articles. The holders of our Class B Ordinary Shares will hold approximately 82.95% of the total votes for our issued and outstanding shares following the completion of this Offering and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Ordinary Shares” for additional information.

Use of proceeds:

Based upon an initial public offering price of US$4.00 per Class A Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$12,283,151 if the underwriters do not exercise their over-allotment option, and US$13,663,151 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds of this offering primarily as follows:

•   Approximately 30% for acquisition of companies and/or formation of joint ventures within the value chain of the financial service industry;

•   Approximately 20% for developing new products and diversifying our service offerings;

•   Approximately 10% for expanding our business to overseas market, including but not limited to the UK, the US and Canada;

•   Approximately 10% for investment in IT and optimization of online platform; and

•   The balance of approximately 30% to fund working capital and for other general corporate purposes.

For more information, see “Use of Proceeds” on page 51.
Lock-up:

All of our directors, officers, and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares (and all holders of securities exercisable for or convertible into Class A Ordinary Shares) will enter into lock-up agreements with the underwriters from the date of this prospectus until 180 days after closing, subject to limited exceptions, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; or file or caused to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company.

Each of the Company and any successors of the Company have also agreed, for a period of 180 days after the date of closing, not to i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing:

We have reserved the symbol “FGO” for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our Ordinary Shares on Nasdaq. This offering is conditioned upon the successful listing of our Class A Ordinary Shares on Nasdaq. If Nasdaq does not approve our listing application this offering will be terminated. As of the date of this prospectus, we have not yet received approval of our listing application from Nasdaq.

Transfer Agent:	VStock Transfer, LLC
Risk factors:

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 17.

____________

(1)      Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 30,000,000 ordinary shares comprised of 26,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes, before deciding to invest in our Class A Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Relating to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

FGHL is a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to settle any debt we may incur. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under the Companies Ordinance (Chapter 622 of the laws of Hong Kong) (“Hong Kong Companies Ordinance”), dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under the Hong Kong Companies Ordinance. Dividends cannot be paid out of share capital. There are no restriction or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between FGHL and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to FGHL and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended June 30, 2024 and 2025, our Company and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations; and (ii) appointing independent Directors, establishing an audit committee, and strengthening corporate governance. we expect the remediation to be completed upon listing.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and in such an event our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Risks Relating to Doing Business in Hong Kong

Our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

FGHL is a holding company, and we conduct our operations in Hong Kong through our Operating Subsidiaries. As at the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers. However, due to certain long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in Mainland China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject to may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Mainland China-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to achieve compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

(i)     risk in relation to cybersecurity review under the Revised Review Measures

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies which listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recent issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, operations or this offering. As advised by our PRC counsel, Commerce & Finance Law Offices, our subsidiaries in Hong Kong are not likely to be deemed as an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) our subsidiaries are incorporated and operating in Hong Kong and the Revised Review Measures remain unclear as to whether they shall be applicable to Hong Kong companies; (ii) our subsidiaries operates without any subsidiary or VIE structure in Mainland China; (iii) as of the date of this prospectus, our subsidiaries have not collected and stored any personal information of PRC individual client; (iv) as of the date of this prospectus, our subsidiaries have not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review; and (v) as of the date of this prospectus, there are no more than 1000 users who have provided their personal information to our iMort and Fundergo online platform. Considering the size of users’ data our online platform processed, we do not currently expect that we would be subject to cybersecurity review requirements even if such requirements for mainland China companies under PRC law were to be extended to Hong Kong. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our subsidiaries is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Class A Ordinary Shares in the U.S. could be subjected to CAC’s cybersecurity review in the future.

(ii)    Risk in relation to filling procedures and requirements under the Trial Administrative Measures

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application.

As advised by our PRC counsel, Commerce & Finance Law Offices that as of the date of this prospectus, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from this offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As of the date of this prospectus, neither FGHL nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to operate our business. As advised by our PRC counsel, Commerce & Finance Law Offices since the Company and its subsidiaries currently have no operations in the Mainland China, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our subsidiaries in Hong Kong are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the PRC government authorities. Currently, our U.S. auditor is inspected by the PCAOB, and we have no operations in Mainland China. However, if there is significant changes to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in Mainland China and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside Mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in Mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in Mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular Mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting Mainland China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in Mainland China-based issuers and summarizing enhanced disclosures the SEC recommends Mainland China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, WWC, P.C. is headquartered in San Mateo, California with no branches or offices outside the United States, and did not appear as part of the report under the lists in its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the SEC and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in Mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between Mainland China and Hong Kong, or if any component of our auditor’s work papers become located in Mainland China in the future. Delisting of our Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. On June 22, 2021, the U.S. Senate passed the AHFCAA, enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our subsidiaries.

Hong Kong is a Special Administrative Region (“SAR”) of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong SAR’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) and the Safeguarding National Security Ordinance could impact our Hong Kong subsidiary, which represents substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. On March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security bill. The Safeguarding National Security Ordinance (effective on March 23, 2024) was enacted according to the Article 23 of the Basic Law of the Hong Kong Special Administrative Region which stipulates that Hong Kong shall enact laws on its own to prohibit any act of treason, secession, sedition, subversion against the central people’s government, or theft of state secrets. The Safeguarding National Security Ordinance mainly covers five types of offences: treason, insurrection, offences in connection with state secrets and espionage, sabotage endangering national security and related activities, and external interference and organizations engaging in activities endangering national security. It is difficult to predict the full impact of the Hong Kong National Security Law, HKAA and the Safeguarding National Security Ordinance on Hong Kong and companies located in Hong Kong, which represents substantially all of our business. If our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA or the Safeguarding National Security Ordinance, our business operations, financial position, and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in Mainland China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose further tariffs and other trade restrictions on exports from Hong Kong. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Relating to Our Business and Industry

Real estate market conditions in Hong Kong may negatively impact our mortgage loan brokerage business in the future.

Our business is closely related to the real estate market in Hong Kong. Any material deterioration in the financial and economic conditions of the real estate markets in Hong Kong could lead to a decline in transaction activity as well as a decrease in property values which, in turn, would likely lead to a reduction in financing fees relating to such transactions. Such declines in transaction activity and value would adversely affect our operation and income. Due to COVID-19 and interest rate hike which had negatively affected the property market price, Hong Kong real estate market had experienced downward trend in terms of transaction volume and value since 2022. The total transaction value for all property types in Hong Kong had been declined from HK$833.8 billion in 2020-21 to HK$465.7 billion in 2023-24 and rebounded to HK$530.3 billion in 2024-25. Most property price in Hong Kong, from our observation, has been lowered by approximately 20% to 25% in the past three years. As a result, our revenue from private credit mortgage loan brokerage service decreased by HK$1,059,884 from HK$1,832,059 for the year ended June 30, 2024 to HK$772,175 for the year ended June 30, 2025 and decreased by HK$36,220 from HK$148,769 for the six months ended December 31, 2024 to HK$112,549 (US$14,460) for the six months ended December 31, 2025. On the other hand, there is a positive correlation between the general economic conditions and real estate market. When there is negative economic conditions and disruptions in capital markets, customers will face more financing problems and challenges which, in turn, would increase the customers who engage us for consultancy services. This would to some extent mitigate the negative impact brought by the real estate market.

We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our prospects.

Our first operating subsidiary, Fundergo, was formed as a limited liability company in Hong Kong in 2019. We have a limited history upon which an evaluation of our performance and prospects can be made. There can be no assurance that we will ever operate profitably. Our current and proposed operations are subject to all the business risks associated with new enterprises. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market.

Our revenue growth rate and financial performance in recent years may not be indicative of future performance and such growth may slow over time.

We have grown rapidly over the last four years, and our recent revenue growth rate and financial performance may not be indicative of our future performance. You should not rely on our revenue for any previous quarterly or annual period as an indication of our revenue or revenue growth in future periods. As we grow our business, our revenue growth rates may slow, or our revenue may decline, in future periods for a number of reasons, which may include slowing demand for our platform offerings and services, increasing competition, a decrease in the growth of our overall mortgage lending market, increasing regulatory costs and challenges and our failure to capitalize on growth opportunities.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short time span through our marketing efforts. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our Class A Ordinary Shares.

Our results of operations may fluctuate from quarter to quarter due to seasonality.

The Group’s revenue may be affected by seasonality and a number of other factors. The Group’s results of operations have fluctuated from season to season in the past and are likely to continue to fluctuate due to seasonality. We generally recorded higher revenue in the first half than in the second half of a calendar year. Such seasonality is primarily attributable to the seasonal fluctuation of the real estate market and mortgage loan business in banks/private credit lenders. In Hong Kong, property buyers generally prefer to buy properties near/after Chinese New Year. There are relatively more property transactions in the first half of a calendar year. Moreover, mortgage loan business in banks/private credit lenders is also more active and more mortgage loans would be approved/drawdown in the first half of a calendar year. Accordingly, we generally record higher revenue in the second half of our fiscal year.

A majority of our revenue is derived from referral fees, which are not long-term contracted sources of recurring revenue and are subject to external economic conditions and declines in those engagements could have a material adverse effect on our financial condition and results of operations.

We historically have earned principally all of our revenue from referral fees. We expect that we will continue to rely heavily on revenue from these sources for substantially all of our revenue for the foreseeable future. A decline in the number of transactions completed or in the value of the mortgage loans we facilitated could significantly decrease our revenues which would adversely affect our business, financial condition and results of operations.

We depend on relationships with our lenders and any adverse changes in these relationships could adversely affect our business, financial condition and results of operations.

Our success depends in significant part on the financial strength of our lenders (including banks and private credit lenders) and our continuing relationships with such lenders. Our lenders could, for any reason, experience financial difficulties and cease participating on our platforms, fail to pay match and/or closing fees when due and/or drop the quality of their services to consumers. We could also have commercial or other disputes with our lenders from time to time. The occurrence of one or more of these events with a significant number of our lenders could, alone or in combination, have a material and adverse effect on our business, financial condition and results of operations.

We rely on several key customers for our business.

We derived a substantial portion of our revenue from a small number of key customers. For the six months ended December 31, 2025, our three largest customers represented approximately 28%, 20% and 13% of our total revenue. For the fiscal year ended June 30, 2025, our three largest customers represented approximately 26%, 12% and 12% of our total revenue. (Please refer to “BUSINESS — OUR CUSTOMERS” for a more detailed discussion.) We do not have long-term agreements with any of our key customers. The decision by our key customers to cease relationship/partnership with us, or to dramatically reduce transaction volume, could adversely affect our operating results.

If we are unable to attract new customers, the growth of our revenues will be adversely affected.

We believe that our ability to attract new customers is crucial for us to continue the growth of our revenues. If we do not grow our customer base, our revenues will slow in future periods or will start to decline. If competitors introduce lower cost or differentiated products or services that are perceived to compete with ours or are better able to adapt to changing market conditions, our ability to attract new customers could be impaired. As a result, we may be unable to attract new customers or develop new business from existing customers, our business and results of operations would be adversely affected.

We may experience delays or defaults in collecting mandated referral fees or service fees, especially credit risks for accounts receivable from our consultancy services customers.

We face uncertainties over the timeliness of our customers’ payments and their ability to pay. Our customers’ ability to pay may be affected by events or circumstances that are difficult to foresee or anticipate, such as a decline in their business or an economic downturn. In addition, we grant credit terms of 30 days to our consultancy services customers for accounts receivable due from them. If our consultancy services customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected. As to our payment obligations to our vendors (i.e. the agents who refer borrowers or consultancy services customers to us), we only obliged to pay our vendors after the expiry of the 30 days credit terms and after we fully received fees from our customers. If there is any default on the fees (including consultancy service fees) from our customers, our payment to vendors will be deducted accordingly. There can be no assurance that we will be able to collect our referral fees or service fees fully or within a reasonable period of time. As such, our financial condition and results of operations are dependent, to a certain extent, on the creditworthiness of our customers. If there are any unforeseen circumstances affecting our customers’ ability or willingness to pay us, we may experience payment delays or non-payment. In such events, our Group’s liquidity, cash flows and working capital may be adversely affected.

Our consultancy services may fail to achieve revenue growth we expected.

We commenced our consultancy services through Fundergo in around 2021. Compared to our mortgage loan brokerage service, consultancy service is a relatively new and different business segment in our Group that we face different risks and challenges from our mortgage loan brokerage services. As we continue to develop our consultancy services, we must: i) expand our existing relationships with our customers and identify new customers in need of our consultancy services; ii) adapt to meet changes in this particular market and competitive developments; 3) maintain and enhance our brand recognition; and 4) attract, retain and motivate qualified staff. Moreover, we need to allocate our resources more appropriately between different business segments. If we cannot manage the risks associated with consultancy services effectively, we are unlikely to grow our consultancy services, which could harm our ability to sustain profitability and our business prospects.

Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platform and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of the software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for use. Errors or other design defects within the software on which we rely may result in a negative experience for users and our lenders. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of users or our lenders or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We rely on the performance of highly skilled personnel and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our management team and our highly skilled employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially and adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business and results of operations could be harmed.

Fluctuations in interest rates could negatively affect our loan facilitation volume.

Fluctuations in the interest rate environment may discourage our lenders to lend mortgage loans through our platform, which may adversely affect our business. Meanwhile, if we fail to respond to the fluctuations in interest rates in a timely manner and provide the best available mortgage loan options to our customers, these loan options may become less attractive to borrowers.

Any significant disruption in service on our platform, including events beyond our control, could reduce the attractiveness of our platform, services and solutions and result in a loss of users or our lenders.

In the event of a system outage and physical data loss, the performance of our platform, services and solutions would be materially and adversely affected. The satisfactory performance, reliability and availability of our platform, services and solutions and the technology infrastructure that underlies them are critical to our operations and reputation and our ability to retain existing and attract new users and lenders. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or other attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our facilities, we could experience interruptions and delays in our service and may incur additional expense in arranging new facilities. Any interruptions or delays in the availability of our platform or solutions, whether accidental or willful, and whether as a result of our own or third-party error, natural disasters or security breaches, could harm our reputation and our relationships with users and lenders.

Any negative publicity about our services could harm our business and reputation and could materially adversely affect our financial condition and results of operations.

An integral part of our value is our reputation and our customers expect a high standard from our services. Our ability to maintain this value and the reputation of our business is key to our continued success. Despite our commitment to our integrity and service quality control, we cannot assure you that our business partners will adhere to the same commitment. Negative publicity regarding our service could also adversely affect our reputation and sales. Any actions or any negative publicity about us may adversely affect consumer perception of our services. Any incidents involving our company or our service, could erode the trust and confidence of our customers, and damage the strength of our brand, especially if such incidents result in adverse publicity, governmental investigations or litigation.

We compete with a number of other mortgage brokage companies, and we face the possibility of new competitors.

We currently compete with a number of other mortgage brokage companies and we expect that competition will intensify. Some of these existing competitors may have more capital or complementary products or services than we do, and they may leverage their greater capital or diversification in a manner that adversely affects our competitive position, including by making strategic acquisitions. In addition, new competitors may enter the market and may be able to innovate and bring products and services to market faster, or anticipate and meet borrower or lender demand before we do. We may be forced to expend significant resources to remain competitive with current and potential competitors. If any of our competitors are more successful than we are at attracting and retaining borrowers and lenders, our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to obtain sufficient funding on terms acceptable to us, or at all.

The future expansion of our business may require us to incur additional borrowings and diversify sources of funding. In addition, we grant credit terms of 30 days to our consultancy services customers for accounts receivable due from them. If our consultancy services customers fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected and we may need to raise additional funds to meet our short-term liquidity needs. Whether we are able to raise additional capital at costs acceptable to us depends on the financial success of our current business and the successful implementation of our key strategic initiatives. This may be affected by various financial, economic and market conditions and other factors, some of which are beyond our control. If we are unable to obtain sufficient banking facilities on acceptable terms to meet our operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

Our insurance coverage may be inadequate to protect us from potential losses.

We may not be fully insured for our losses under our current insurance policies in place. We do not maintain any business interruption or key person life insurance. There are certain types of losses, such as from war, acts of terrorism and certain natural disasters, for which we cannot obtain insurance at a reasonable cost, or at all. If any of these occurs, it may result in us incurring substantial losses and the diversion of our resources, which are not covered by our insurance. It may in turn materially and adversely affect our business and financial condition.

Our financial result for the year ending June 30, 2026, is expected to be adversely affected by non-recurring listing expenses.

Our directors are of the view that the financial results of FGHL for the year ending June 30, 2026, are expected to be adversely affected by the listing expenses in relation to the offering, the nature of which is non-recurring. See “Expenses Related To This Offering” for details. Part of the listing expenses is expected to be accounted for as a deduction from equity upon listing while part of the listing expenses has been and is expected to be recognized as expenses in our consolidated statements of income which is expected to be recognized for the year ending June 30, 2026. Accordingly, our results of operation and financial performance for the year ending June 30, 2026, may be adversely impacted, and may or may not be comparable to our financial performance in the past.

We or our Operating Subsidiaries may be subject to litigation, arbitration, or other legal proceeding risk.

We or our Operating Subsidiaries may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, neither we nor our Operating Subsidiaries are a party to, or are aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data, could expose us to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on December 20, 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO unless the act or practice, as the case may be, is required or permitted under the PDPO. Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on October 8, 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e., unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing. If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients.

Our directors are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) we obtain the explicit consents from users to use their personal information within the scope of authorization; and (ii) we have taken measures to protect the security of such personal information and prevent personal information from being divulged, damaged or lost. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy are still uncertain and evolving. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements.

Our business is subject to Hong Kong laws and regulations regarding personal data privacy. Any changes in these laws and regulations could cause changes to our business practices and increase costs of operations, and any failure to comply with such laws and regulations could result in claims, penalties, damages to our reputation, declines in user growth or engagement, or otherwise harm our business, results of operations and financial condition.

We collect, store and process certain personal and other sensitive data from users for the purpose of providing our services, such as name, identity number and phone number. We have obtained the explicit consents from users to use their personal information within the scope of authorization and we have taken measures to protect the security of such personal information and prevent personal information from being divulged, damaged or lost. However, we face risks in handling and protecting personal data. We expect that data security and data protection compliance will receive greater attention and focus from regulators, both domestically and globally, as well as continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, or if we are accused of failing to comply with such laws and regulations, we could become subject to penalties and our reputation and results of operations could be materially and adversely affected.

We may be unable to successfully implement our future business plans and objectives.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and customer base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and also may present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While the spread of COVID-19 was substantially controlled in 2021, several variants of COVID-19 have emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

This outbreak of COVID-19 has caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations have been severely affected by the COVID-19 outbreak. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected. More broadly, the COVID-19 outbreak threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

Most of the restrictive measures previously adopted by the Hong Kong and PRC governments at various levels to control the spread of the COVID-19 virus have been revoked or replaced with more flexible measures since December 2022. However, the extent to which the COVID-19 pandemic may continue to impact our results will depend on future developments beyond our control, including how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic. We cannot assure you that we will be able to maintain the growth rate we have experienced or projected.

Risks Relating to our Class A Ordinary Shares and this Offering

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We plan to apply for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our Class A Ordinary Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

The market price of our Class A Ordinary Shares may be highly volatile due to our relatively small public float, and you could lose all or part of your investment.

The trading price of our Class A Ordinary Shares may be volatile due to our relatively small public float. As a result, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. Our share price could be subject to wide fluctuations in response to a variety of other factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        changes in financial or operational estimates or projections;

•        termination of the lock-up agreement or other restrictions on the ability of our shareholders and other security holders to sell shares after this offering; and

•        general economic or political conditions in Hong Kong or elsewhere.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Class A Ordinary Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Sales of pre-IPO shares acquired at prices substantially below the offering price could cause the market price of our Class A Ordinary Shares to decline.

Except for the Founders and Mr. Jimmy Chun Ming Ho, our chief financial officer, all of our pre-IPO shareholders are deemed non-affiliates, and, other than Bravo Brilliant Holdings Limited, each owns less than 5% of our issued and outstanding Ordinary Shares. These pre-IPO shareholders (other than the Principal Shareholders, our directors and officers whose shares are subject to lock-up agreements from the date of this prospectus until 180 days after closing) will hold in aggregate 12,860,000 Class A Ordinary Shares, representing approximately 38.10% of our total issued and outstanding Ordinary Shares immediately after this Offering (assuming the underwriters do not exercise their over-allotment option) and may be able to sell their Class A Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering. All the pre-IPO shareholders acquired their shares at prices substantially below the IPO price, with a median purchase price of approximately US$0.21 per Class A Ordinary Share, on a split-adjusted basis. Accordingly, when these shareholders sell their pre-IPO shares under Rule 144 after expiration of any applicable lock-up period, they may be more willing to accept a sales price that is lower than the IPO price. This could impact the trading price of our Class A Ordinary Shares following completion of the Offering. Additionally, if any of our existing shareholders sells a substantial amount of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, the trading price of our Class A Ordinary Shares could decline.

We are authorized to issue an unlimited number of Ordinary Shares. Future issuances of our Ordinary Shares or other securities could dilute your investment and adversely affect the market price of our Class A Ordinary Shares.

Under our Second Amended and Restated Memorandum and Articles of Association, we are authorized to issue an unlimited number of Ordinary Shares comprised of (a) an unlimited number of Class A Ordinary Shares; and (b) an unlimited number of Class B Ordinary Shares. Immediately after the completion of this Offering, we will have 29,750,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares issued and outstanding.

We may issue additional equity securities in the future for a variety of reasons, including but not limited to raising additional capital, makings acquisitions, compensating employees, or for other corporate purposes. Any such future issuances of a significant number of Ordinary Shares or other securities, or the perception that such issuances may occur, could result in substantial dilution to existing shareholders, increasing the number of shares available for sale in the public market, and adversely affecting the trading price of our Class A Ordinary Shares.

Although British Virgin Islands law permits us to issue an unlimited number of Ordinary Shares, any future issuance would remain subject to approval by our board of directors and, to the extent applicable, compliance with Nasdaq rules that require shareholder approval in certain circumstances.

Investors may have difficulty enforcing judgments against us, our directors and management.

We are incorporated under the laws of the BVI and all of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the BVI courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI to impose liabilities against us or our directors or officers predicated upon the civil provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. We may be a PFIC for our current taxable year or in the foreseeable future, however, our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to 20 votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, our directors and officers will hold in aggregate approximately 83.28% or more of voting power of our Company immediately following the completion of this Offering. Their interests may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares are expected to initially trade below $5.00 per share. As a result, our Class A Ordinary Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future.

If the closing bid price of our Class A Ordinary Shares is below $1.00 per share for 30 consecutive business days, we will receive a deficiency notice from Nasdaq and be at risk of delisting. While we would have an initial 180-day period to regain compliance, there can be no assurance that we will be able to do so and ultimately could result in our Class A Ordinary Shares being delisted. Furthermore, on September 3, 2025, Nasdaq filed a proposed rule change with the SEC to accelerate the delisting process for deficient companies. If adopted, this rule would suspend from trading and immediately delist (rather than providing a compliance period) of any company that becomes non-compliant with a numeric listing requirement, including the bid price, and that has a market value of listed securities of less than $5 million. While this rule is not yet in effect and is subject to SEC approval, its potential adoption adds uncertainty and could heighten the risks associated with our failure to maintain the minimum bid price.

If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Class A Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

If you purchase Class A Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Class A Ordinary Share. As a result, you will experience immediate and substantial dilution of $3.59 per Ordinary Share, representing the difference between our pro forma as adjusted net tangible book value per Ordinary Share of $0.41 after giving effect to the net proceeds to us from this offering, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of $4 per Class A Ordinary Share and if the underwriters do not exercise the over-allotment option. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine may adversely affect global economic conditions and cause significant volatility in the trading price of our Class A Ordinary Shares.

The heightened military conflict involving the United States, Israel, and Iran, which escalated significantly in February 2026, has led to profound instability in global financial and energy markets. These events, including the closure of strategic airspaces and critical maritime routes such as the Strait of Hormuz and the Red Sea, have contributed to a dramatic increase in the price of oil and gas and created widespread market uncertainty. The ongoing disruptions caused by these military actions, and the potential for further escalation, could result in protracted and severe damage to the global economy and investment climate.

Furthermore, the continuing war in Ukraine and the resulting sanctions levied by the United States, the European Union, and other nations against Russia continue to impact global financial markets. The extent and duration of these military actions in the Middle East and Eastern Europe, as well as the resulting sanctions and market disruptions, are impossible to predict but are expected to remain substantial.

Such geopolitical instability often leads to broad sell-offs in the equity markets and heightened investor sensitivity to risk. Consequently, these developments may materially and adversely affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. We cannot predict the ultimate progress or outcome of these situations, and any prolonged unrest or intensified military activities could have a material adverse effect on the global economy, which in turn could negatively impact our financial condition and the value of our securities.

Our directors and officers have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors and officers hold in aggregate approximately 86.22% or more of voting power of our Company. We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company, these shareholders, however, if they act together, will be able to control the management and affairs of our company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our ordinary business and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

Our board of directors may decline to register the transfer of Class A Ordinary Shares.

Our Board is permitted to refuse or delay the registration of a transfer of Class A Ordinary Shares where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares. Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay. For the avoidance of doubt, the Board has already approved the issue or transfer of any Class A Ordinary Shares pursuant to this offering so such risk does not apply to any issue or transfer of Class A Ordinary Shares pursuant to this offering.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

In connection with the audits of our consolidated financial statements for the years ended June 30, 2024 and 2025, our Company and our independent registered public accounting firm identified material weaknesses related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations; and (ii) appointing independent Directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing, and we expect the remediation to be completed upon listing. Accordingly, we do not expect the risk of our disclosure controls and procedures to be exacerbated by the material weakness discovered by our auditors.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. Under BVI law, we may make a dividend distribution to our shareholders if our directors are satisfied, on reasonable grounds, that we will, immediately after the distribution, satisfy the solvency test, meaning that the value of our assets exceeds our liabilities and that we are able to pay our debts as they fall due.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Class A Ordinary Share price, our Class A Ordinary Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Class A Ordinary Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

As the rights of a shareholder under BVI law differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the BVI Act, and the common law of the BVI. The rights of shareholders to take legal action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors and officers under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.

Shareholders of BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could however, under certain circumstances, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or state courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for all the losses suffered.

BVI laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under the BVI Act is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under the BVI Act if he feels that the affairs of the company have been or will be carried out in a manner that is oppressive, unfairly discriminatory or unfairly prejudicial to him. Under the BVI Act, a shareholder is also able to bring an action against the company for a breach of a duty owed by the company to a shareholder in his capacity as a shareholder. Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors, and principal shareholders were exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, BVI, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Class A Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a)following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy and financial results. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        expected changes in our revenues, costs, or expenditures;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        our ability to execute our strategies;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

•        competition in our industry;

•        the overall economic environment and general market and economic conditions in Hong Kong;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        government policies and regulations relating to our industry; and

•        uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this Prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this Prospectus relate only to events or information as of the date on which the statements are made in this Prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

OUR INDUSTRY

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research and studies conducted by third parties, as well estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. While we believe that the information from these industry publications and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Introduction of Mortgage Lending Business in Hong Kong

Overview

As one of the world’s most expensive and liquid property markets which drives by factors such as limited land supply, high demand as well as Chinese culture and family values, Hong Kong’s real estate industry is a significant contributor to the city’s economy. According to the statistics disclosed by the Land Registry of Hong Kong (“Land Registry”), there were 80,702 sale and purchase agreements for all building units for full year of 2025 in Hong Kong, with a total consideration of approximately HK$614.3 billion1.

The mortgage lending business in Hong Kong is a robust and dynamic industry. Secured by fixed assets, mortgage loan has been one of the most favorite lending products to investors and banks over the past 10 years. The number of mortgage loan applications are mainly driven by (1) property transactions and (2) refinancing of existing properties to release liquidity from the asset. This industry plays a crucial role in facilitating the transactions and ownerships in the property market of Hong Kong and supported the working capital need for many corporations. Property transactions in Hong Kong involve various types of properties, including residential, commercial, and industrial properties. Each of these property types has its unique characteristics, demands, and financing requirements, making the mortgage lending business in Hong Kong diverse and complex.

While Hong Kong dollar has been pegged with US dollar since 1983, the interest rate hike of US dollar has also affected the inter-bank interest rate of Hong Kong dollar to rise since late 2022. Mortgage rates, which are mostly floating rate depending on the inter-bank interest rate has also increased approximately by 4% to 5% over the past three years, increased, which led to higher demand of property refinancing in the market.

Despite higher interest rate in the past two years, the overall credit quality of mortgage loan assets in Hong Kong remains high. According to announcement by the Hong Kong Monetary Authority (“HKMA”), the government financial regulator, on February 27, 2026, the delinquency ratio of residential mortgage loan as of January 31, 2026 is low at 0.13%2.

On September 18, November 7, December 18, 2024, September 18, October 30, and December 11, 2025 (HK time), the US Federal Reserve lowered the federal fund rate by 50-, 25-, 25-, 25-, 25- and 25- basis points. Following these changes, the Hong Kong Monetary Authority (HKMA) announced a downward adjustment of 175-basis points, in aggregate, on the Base Rate reducing the rate from 5.75% to 4%3 on December 11, 2025. Hong Kong’s leading banks also trimmed their prime lending rates by 62.5-basis points following the HKMA’s announcements to support local businesses and mortgage borrowers.

____________

1        Land Registry of Hong Kong, Summary of Statistics for Year of 2025 & Comparison with the Year of 2024 and the Year of 2023, https://www.landreg.gov.hk/en/monthly/stat25yr.htm

2        Hong Kong Monetary Authority, Residential Mortgage Survey Results for January 2026, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2026/02/20260227-5/

3        Hong Kong Monetary Authority, Adjustment of Base Rate, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2024/12/20241219-3/;  https://www.hkma.gov.hk/eng/news-and-media/press-releases/2025/09/20250918-3/; https://www.hkma.gov.hk/eng/news-and-media/press-releases/2025/10/20251030-3/;  https://www.hkma.gov.hk/eng/news-and-media/press-releases/2025/12/20251211-3/

Automated online mortgage platform

Under the trend of digital adaption in many financing industries, the mortgage lending industry in Hong Kong has also evolved significantly in recent years. Several mortgage brokerage services providers are now offering online platforms to streamline and automate the mortgage process. Features of online mortgage platforms generally include the following:

•        Loan approval amount estimation

•        mortgage loan comparison

•        Online property valuation and repayment calculator

HK real estate properties

In Hong Kong, real estate properties can be divided into three categories, namely, residential, commercial, and industrial properties:

•        Residential Properties:

As the largest segment of Hong Kong’s property market, residential properties consist of different types of housing ranging from luxury villas to small apartments. Despite high property prices, the demand for residential properties remains strong due to the city’s high population density and limited land supply.

Per official historical data available from HKMA, the yearly average number of residential property mortgage cases applied and approved approximate at 111,782 and 90,851 cases with yearly average loan sum high at HK$400 billion for the past five years (from January 2021 to December 2025)4.

•        Commercial Properties:

Commercial properties in Hong Kong are highly sought after, especially in prime business districts. They include office buildings, retail spaces, and mixed-use developments. The high rental yields and capital appreciation potential make commercial properties very attractive to investors.

•        Industrial Properties:

Industrial properties, including warehouses, factories, and logistics facilities, have seen increasing demand in recent years, driven by the growth of e-commerce and logistics industries. The government’s revitalization scheme for industrial buildings has also provided new investment opportunities in this sector.

HK mortgage lending business

The mortgage lending business in Hong Kong is dominated by banks, but private credit lenders also play an important role in this industry:

•        Banks:

Banks are the primary lenders in Hong Kong’s mortgage market. They offer competitive interest rates and have a wide range of mortgage related products to cater to different customer needs. The lending business of banks are governed by the rules and guidelines introduced by HKMA such as prudential measure for mortgage loans which ensure borrowers can repay the mortgage during period of interest rate hike.

•        Private Credit Lenders:

Private credit lenders include finance companies, credit funds and unions, and private investors who provide an alternative source of mortgage financing. Since their funding source are not from depositors of mass market, they are not required to follow the rules and guidelines introduced by HKMA. They often have more flexible lending criteria and quicker loan approval procedures to attract borrowers who may not meet the strict requirements of banks; however, interest rates are generally higher than banks.

____________

4        Hong Kong Monetary Authority, Residential Mortgage Survey Results, https://www.hkma.gov.hk/eng/news-and-media/press-releases/monthly-residential-mortgage-survey-results/

Market Size of Mortgage Lending Business in Hong Kong

The chart below shows the total outstanding of residential mortgage loan amount from banks in Hong Kong. As of January 2026, the total loan value of residential mortgage loans from authorized banking institutions in Hong Kong amounted to HK$1.92 trillion, which remained stable since December 2023. Despite fluctuation of property prices in different property sectors, with the recent changes on measures imposed by the local regulator, the total residential loan amount has been increasing steadily in the past years.

Mortgage Loan Value
(Amount in HK$ Trillion)
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
-
1.12
1.22
1.33
1.46
1.58
1.74
1.81
1.86
1.87
1.92
1.92
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Jan, 2026

Source: Hong Kong Monetary Authority5

Source: Midland Reality6

____________

5Hong Kong Monetary Authority, Residential Mortgage Survey Results, https://www.hkma.gov.hk/eng/news-and-media/press-releases/monthly-residential-mortgage-survey-results/

6        Midland Reality, Statistics of Properties Transactions in Land Registry, https://www.midland.com.hk/land-registry-record/12months.html

Due to COVID-19 and interest rate hike which had negatively affected the property market price, the market performance is experiencing downward trend in terms of transaction volume and value. Considering recent market development, the governmental relaxation of mortgage loan restrictions, the improved rental yield after lowered property price and close to the end of US interest rates hiking cycle, it is generally expected that there will be supportive factor towards the Hong Kong property market.

Source: Hong Kong Monetary Authority7

•        Property Lending include: 1. Property development loan; 2. Property investment loan; and 3. Mortgage loan to purchase of residential properties.

From the second quarter of 2021 to the second quarter of 2025, total property lending granted by authorized institutions remained stable at around HK$3.3 trillion level, this represents 77% of all domestic loans granted. Property lending continued to play a crucial part of credit market in Hong Kong.

____________

7        Hong Kong Monetary Authority, Domestic Loans by economic sectors, https://www.hkma.gov.hk/media/eng/doc/market-data-and-statistics/monthly-statistical-bulletin/C03.xls

As illustrated in the chart below, domestic loans under the property lending sector are generally contributed by (1) the property development and investment sub-sector; and (2) the purchase of private residential properties sub-sector. The latter continued to benefit from an upward trend while the former appears to be flattening.

Domestic Loans under Property Lending Sector
(Amount in HK$ Billion)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
2,932
3,092
3,290
3,456
3,504
3,422
3,336
1,395
1,517
1,647
1,773
1,840
1,865
1,889
1,536
1,575
1,643
1,683
1,665
1,557
1,447
Q2 2019
Q2 2020
Q2 2021
Q2 2022
Q2 2023
Q2 2024
Q2 2025
Property development and investment
Purchase of private residential properties
Total Property lending

Source: Hong Kong Monetary Authority8

Major Market Drivers of The Mortgage Lending Business

The mortgage lending business in Hong Kong is affected by several property market factors and the global and local economic environment. Some of the drivers that exert influence on the lending volumes and trends include property prices, level of interest rate, level of employment, level of income and government regulation.

Property prices in Hong Kong

Hong Kong remains one of the most expensive places to purchase a property. While increase in interest rates by central banks worldwide has negatively impacted to property markets, property prices in Hong Kong, from our observation, have seen a decrease of approximately 20% to 25% in the past three years. The outlook of the property market has a potential to change to positive with expectation of interest rate drop in the future, better affordability with increased income of local citizens and increased rental yield after property price dropped.

Increase of Interest Rate shifted bank mortgage to private credit

Under the Linked Exchange Rate System (“LERS”), Hong Kong dollar interbank rates generally track their US dollar counterparts. As the US’s Fed Rate Hikes cycle for taming inflation since March 2022, Hong Kong dollar interbank rates have gradually risen in recent months from 0.75% to 5.75%. Banks which are regulated under HKMA, have been lowering their credit exposure by not reducing credit to property investors who depend on rental income to repay property loans. This led to higher demand in private credit mortgage loans to property investors which would seek re-financing and replenish their liquidity.

Government Regulation

The most essential driver to the mortgage lending business is government regulation. Throughout the years after the pandemic, the Hong Kong government has introduced several measures to relax the regulations of the mortgage business. In 2020, the HKMA has raised the loan-to-value ratio for commercial property and industrial property from

____________

8        Ibid

40% to 50%, in order to respond to the financial pressure caused by COVID-199. In July 2023, the HKMA eased the pressure of first-time home buyers by raising the loan-to-value ratio from 60% to 70%10. The new measures not only benefited first-time home buyers, but also the property owners who need to remove the mortgage insurance program or mortgage loan offered by property developers. Meanwhile, the loan-to-value ratio for the non-residential property increased from 50% to 60%11. All the above measures showed that the Hong Kong government has been dedicated to maintaining the affordability of property buyers and liquidity of real estates. In February 2024, the HKMA further eased the pressure of self-occupation home buyers by raising the loan-to-value ratio to 70% for properties valued at HK$30 million or below and 60% for properties valued at HK$35 million or above while the loan-to-value ratio was adjusted from 50% to 60% for non-self-use residential properties. Meanwhile, the loan-to-value ratio for non-residential properties was raised from 60% to 70%. In addition, the HKMA also eased the pressure for mortgage applicants who based on net worth assessment by raising the loan-to-value ratio from 50% to 60%. The authority also suspended the interest rate stress testing requirement for property mortgage lending that assumes a 200-basis-point rise in the mortgage rate12. In June 2024, the HKMA further announced that the relaxation of restriction in February 2024 to be broadened to include mortgage applications for residential properties under construction for self-occupation where provisional sale and purchase agreements were signed before February 28, 202413. In August 2024, the HKMC Insurance Limited under the HKMA announced new arrangement to support homeowners under the Mortgage Insurance Programme (MIP) to allow approval on a case-by-case basis, eligible homeowners’ applications for renting out their self-occupied properties, so as to help them meet their special needs arising from changes in personal or family circumstances14. In October 2024, the HKMA further announced to standardized the loan-to-value ratio for all property types at 70% and the debt servicing ratio limit will be standardized at 50% for all residential properties and non-residential properties15. In December 2024, HKMA introduced a one-off special scheme to enable authorized institutions (AIs) to be more flexible in providing residential mortgage loans for eligible buyers who had opted for stage payment plans when they bought first-hand uncompleted residential properties during 2021 to 2023. The scheme offers AIs the flexibility to provide mortgage loans with a maximum loan-to-value ratio of 80% and debt servicing ratio limit of 60% for stage payment buyers of first-hand self-occupation residential properties which with valuation at the time of mortgage application is lower than the property purchase price16.

Neither the Company nor any of its Operating Subsidiaries are Authorized Institutions as defined under the Banking Ordinance (Cap. 155 of the laws of Hong Kong). Nevertheless, the Group’s business model is strategically positioned to facilitate transactions underpinned by the aforementioned regulatory relaxations. Our mortgage loan brokerage segment benefits from these schemes as they significantly expand the eligibility of borrowers using our fintech platform, thereby increasing the volume of potential loan matches between our users and the Authorized Institutions within our lender network. Separately, our consultancy service segment primarily provides professional advisory to corporate entity borrowers seeking financing from Authorized Institutions or corporate lenders that do not constitute “money lenders” as defined under the Money Lenders Ordinance (Cap. 163 of the laws of Hong Kong). The HKMA’s increased flexibility regarding loan-to-value ratio and debt servicing ratio limits enhances the technical feasibility of the debt restructuring plans and financing strategies we develop for our corporate clients.

____________

9        Hong Kong Monetary Authority, Prudential Measures for Mortgage Loans on Non-residential Properties, https://www.hkma.gov.hk/media/eng/doc/key-information/guidelines-and-circular/2020/20200819e1.pdf

10      Hong Kong Monetary Authority, Amendments to the Mortgage Insurance Programme, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2023/07/20230707-5/

11      Hong Kong Monetary Authority, Countercyclical Macroprudential Measures for Property Mortgage Loans, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2023/07/20230707-4/

12      Hong Kong Monetary Authority, Countercyclical Macroprudential Measures for Property Mortgage Loans, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2024/02/20240228-3/

13      Hong Kong Monetary Authority, Countercyclical Macroprudential Measures for Property Mortgage Loans, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2024/06/20240614-4/

14      Hong Kong Monetary Authority, Mortgage Insurance Programme, https://www.hkma.gov.hk/eng/news-and-media/press-releases/2024/08/20240802-4/

15      Hong Kong Monetary Authority, Prudential Measures for Property Mortgage Loans, https://brdr.hkma.gov.hk/eng/doc-ldg/docId/getPdf/20241119-2-EN/20241119-2-EN.pdf

16      Hong Kong Monetary Authority, Prudential Measures for Property Mortgage Loans, https://brdr.hkma.gov.hk/eng/doc-ldg/docId/getPdf/20250106-1-EN/20250106-1-EN.pdf

Levels of Employment and Income

The levels of employment and income are of critical importance to the mortgage lending business as they indicate affordability to purchase a property and/or ability to repay the mortgage loan. According to the data from Census and Statistics Department of Hong Kong Government, the seasonally-adjusted unemployment rate in Hong Kong increased slightly to 3.9% at the end of January 202616. From November 2024 to July 2025, the unemployment rate slightly increased by 0.6%, from the moving 3-month period between November 2024 and January 2025 of 3.1% to the moving 3-month period between November 2025 and January 2026 of 3.9%17. Further, a HAYS survey found that 77% of the employers expect there will be an increment on the salary for 2025 in Hong Kong, 81% of employers are expecting for a salary pay raise18. These factors indicate that the affordability, ability and willingness to invest in property market for people in Hong Kong remain stable.

Technology Advancement

The rapid development of technology has propelled the transformation of traditional mortgage lending industry and empowered innovative players to compete more effectively. Digital adaption in the mortgage lending industry will improve the accessibility and transparency of mortgage information and increase the efficiency of the overall mortgage lending process. This will exerts positive impact on the mortgage lending market.

Entry Barriers of The Mortgage Lending Business

Relationship & track record with Lenders

In terms of loan matching platform, connection with lenders (collectively the banks and private credit lenders) shall be the top priority for sustainable business. Concentration on a few lenders would make it challenging for taking on board new businesses, as that would reduce options for borrower which is not ideal for a fintech market place.

Reputation and Trust

Trust and reputation are essential in the mortgage lending business. Borrowers often prefer to work with established mortgage brokers with a proven track record of reliability, transparency, and fair practices. New entrants need to invest in building a positive brand image, customer trust, and referral networks to compete effectively with established players in the market.

Market Knowledge and Expertise

Asset backed/secured lending is a typical way for borrowers to seek credit from lenders, which may then be followed by unsecured lending arrangements. Limited industrial knowledge, such as without sufficient understanding on credit facility arrangement and skill set on credit assessment (Know-Your-Client assessment), would potentially be a barrier for entering the industry.

Market Competition

The mortgage lending market in Hong Kong is highly competitive, with both local and international banks, as well as private credit lenders, vying for market shares. Established players often have strong brand recognition, extensive networks, and better customer relationship, making it more challenging for new entrants to compete effectively. Building a reputable brand and establishing a customer base take substantial time and need significant marketing efforts.

____________

17      Census and Statistics Department of Hong Kong, Statistics on labour force, employment, unemployment and underemployment, https://www.censtatd.gov.hk/en/web_table.html?id=210-06101

18      HAYS, The 2025 HAYS Asia Salary Guide https://www.hays.com.hk/salary-guide

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$4.00 per Class A Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, of approximately US$12,283,151 if the underwriters do not exercise their over-allotment option, and US$13,663,151 if the underwriters exercise their over-allotment option in full.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Class A Ordinary Share would increase (decrease) the net proceeds to us from this offering by US$3,450,000, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Class A Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by US$3,680,000, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for our Class A Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 30% for acquisition of companies and/or formation of joint ventures within the value chain of the financial service industry;

•        Approximately 20% for developing new products and diversifying our service offerings;

•        Approximately 10% for expanding our business to overseas market, including but not limited to the UK, the US and Canada;

•        Approximately 10% for investment in IT and optimization of online platform; and

•        The balance of approximately 30% to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. As of the date of this prospectus, we have no understandings, agreements or commitments for particular uses of the net proceeds from this offering and have not currently identified any targets for acquisitions of companies and/or formation of joint ventures. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Since incorporation, FGHL has not declared or paid any dividends or distributions and there has been no transfer of assets among FGHL and its subsidiaries. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due

We are a holding company incorporated in the BVI. In order for us to distribute any dividends to our shareholders, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025, on:

•        an actual basis; and

•        a pro forma as adjusted basis to give effect to the sale of 3,750,000 Class A Ordinary Shares in this offering at the assumed initial public offering price of US$4.00 per Class A Ordinary Share after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements and unaudited interim consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2025
	Actual	Actual	Adjusted(1)
	HK$	US$	US$
Ordinary Shares, unlimited number of shares authorized without par value; 30,000,000 shares issued and outstanding comprising:
26,000,000 Class A Ordinary Shares issued and outstanding	5,206,760	668,966	668,966
4,000,000 Class B Ordinary Shares issued and outstanding	801,040	102,918	102,918
Total ordinary shares	6,007,800	771,884	771,884
Paid-in capital from the sale of 3,750,000 Class A Ordinary Shares in this offering	—	—	12,283,151
Retained earnings	15,686,764	2,015,439	2,015,439
Total shareholders’ equity	21,694,564	2,787,323	15,070,474
Bank borrowings	6,264,247	804,832	804,832
Total capitalization	27,958,811	3,592,155	15,875,306

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of US$4 per Class A Ordinary Share, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts (underwriting discount equal to 7.0% per Class A Ordinary Share and estimated offering expenses payable by us (US$1,516,849). We estimate that such net proceeds will be approximately US$12,283,151. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Because our Class A Ordinary Shares and Class B Ordinary Shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding Ordinary Shares, including Class A Ordinary Shares and Class B Ordinary Shares. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of December 31, 2025, we had a historical net tangible book value of US$1,686,075, or US$0.06 per Ordinary Share. Our net tangible book value per Ordinary Share represents total net tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of December 31, 2025.

After giving effect to the sale of Class A Ordinary Shares in this offering at the assumed initial public offering price of US$4.00 per Class A Ordinary Share we will have 33,750,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2025 would have been US$13,969,226, or US$0.41 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.35 per Ordinary Share to existing investors and immediate dilution of US$3.59 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post- Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per Class A Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share as of December 31, 2025	$0.06	$0.06
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	$0.35	$0.39
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.41	$0.45
Dilution per Class A Ordinary Share to new investors in this offering	$3.59	$3.55

____________

(1)      Assumes gross proceeds from the offering of 3,750,000 Class A Ordinary Shares and assumes that the underwriters’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 4,125,000 Class A Ordinary Shares and assumes that the underwriters’ over-allotment option has been exercised in full.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering would be US$0.45, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.39, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$3.55.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of December 31, 2025, the differences between the existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Class A Ordinary Share paid at the assumed initial public offering price of US$4.00 per Class A Ordinary Share, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses. The total number of Ordinary Shares does not include Class A Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	30,000,000	88.89%	$771,884	4.89%	$0.03
New investors	3,750,000	11.11%	$15,000,000	95.11%	$4.00
Total	33,750,000	100%	$15,771,884	100%	$0.47

EXCHANGE RATE INFORMATION

FGHL is a holding company with operations conducted in Hong Kong through its key Operating Subsidiaries in Hong Kong, Fundergo, Richest View and Fundermall, using Hong Kong dollars. The Group’s reporting currency is Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.7833 on December 31, 2025 for figures during the six months ended December 31, 2025, as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the HK$ or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HK$, as the case may be, at any particular rate or at all.

CORPORATE HISTORY AND STRUCTURE

Corporate History and reorganization

On July 22, 2019, FGHL was incorporated under the laws of the BVI as an investment holding company.

On July 23, 2019, Fundergo was established by FGHL under the laws of Hong Kong to engage in the business of providing private credit mortgage loan matching services and consultancy services.

On June 5, 2020, Fundergo acquired the entire issued share capital of Richest View, a limited company established under the laws of Hong Kong on November 27, 2014 that engages in the business of private credit mortgage loan brokerage services, from an Independent Third Party. As such, Richest View became a wholly-owned subsidiary of Fundergo.

On August 21, 2023, FGHL acquired 97% and 3% of the issued share capital of Fundermall from Mr. Wai Kan Leung and an Independent Third Party, respectively. Fundermall was established by Mr. Wai Kan Leung under the laws of Hong Kong in November 2020 to engage in the business of providing online bank mortgage loan brokerage services.

On November 12, 2024, each and every issued Ordinary Share of FGHL (whether it is a Class A Ordinary Share or a Class B Ordinary Share) was subdivided into two shares of the same class.

Corporate Structure

Our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class share structure, a holder of Class A Ordinary Shares is entitled to one vote per share in respect of matters requiring the votes of shareholders, while a holder of Class B Ordinary Shares is entitled to twenty votes per share. The holders of our Class B Ordinary Shares are Mr. Kevin Wai Kei Ng and Mr. Wai Kan Leung who will beneficially own 41.48% and 41.48%, respectively, of the voting power of our company immediately after the completion of this offering assuming the underwriters do not exercise their over-allotment option.

The chart below sets forth our shareholding structure immediately before and after this offering, with each shareholder’s shareholding percentages to the left of that shareholder’s name and the voting power percentages of that shareholder, shown in brackets, to the right of that shareholder’s name, on both a pre-IPO and post-IPO basis, assuming the underwriters will not exercise their over-allotment option:

Name	Background		Ownership
Fundergo Limited	—	A Hong Kong company	100% owned by FGHL
	—	Incorporated in July 2019
	—	Issued Share Capital of HK$10,000 (approximately US$1,281)
	—	Provision of private credit mortgage loan brokerage services and consultancy services
Fundermall Limited	—	A Hong Kong company	100% owned by FGHL
	—	Incorporated in November 2020
	—	Issued Share Capital of HK$10,000 (approximately US$1,281)
	—	Provision of online bank mortgage loan brokerage services and consultancy services
Richest View (HK) Limited	— —	A Hong Kong company Incorporated in November 2014	100% owned by Fundergo Limited
	—	Issued Share Capital of HK$10,000 (approximately US$1,281)
	—	Provision of private credit mortgage loan brokerage services

We are offering 3,750,000 Class A Ordinary Shares, representing 11.11% of our Ordinary Shares following completion of this offering, assuming the underwriters do not exercise their over-allotment option.

As of the date of this prospectus, our directors and officers hold in aggregate approximately 51.33% of our total issued and outstanding Ordinary Shares, representing 86.22% or more of voting power of our Company. After this offering, our directors and officers will hold in aggregate approximately 45.63% of our total issued and outstanding Ordinary Shares, representing 83.28% or more of voting power of our Company. Although we will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering, the abovementioned shareholders, if they act together, will be able to control the management and affairs of our Company. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share and twenty votes for each Class B Ordinary Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the BVI, but our Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

FGHL, through our Operating Subsidiaries, is a financial service provider who provide private credit mortgage loan brokerage services and bank mortgage loan brokerage services in Hong Kong through our fintech platform. We believe we are one of the first movers among mortgage loan brokerage companies in Hong Kong who have successfully developed a flexible and efficient fintech marketplace that connects borrowers and lenders. Our online mortgage brokerage platform is designed to be secured and simple to use, with a bilingual user interface, fast execution enabled by automated assessment simulation and provide what we believe to be a great user experience.

Leveraging our expertise in banking and financing industry, our broad network of lenders, and our advanced fintech platform, we provide borrowers with mortgage application simulation and access to multiple mortgage loan options from different lenders, rather than just multiple generic quotes from lenders’ standard pricing. We match borrowers to their best loan options and connect them with potentially suitable loan lender(s). Our experienced staff also provide support and service to assist borrowers in managing their choices, facilitate the loan processing and communication between the borrowers and lenders, a process designed to lead to the best possible outcomes for both lenders and borrowers. We also serve as a valued partner to our lenders seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits. We aim to facilitate/assist the mortgage lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Fundergo has won “Hong Kong’s most outstanding business award” by Corphub in 2020 and “Startup” award in Fintech 2021 by HK01 and ICON.

In addition to mortgage loan brokerage services, FGHL also provides consultancy services to our customers through Fundergo. We provide consultancy services to assist our corporate customers to identify restructuring initiatives and explore potential financing options. We act as a consultant to our customers to advise and assist them in procuring approval of restructuring of debt obligations and obtaining additional debts from current and/or new financial institutions. We provide consultancy services from the same group of experienced staff working on our mortgage loan brokerage services and who also have extensive knowledge and a network on financing related matters. We are able to provide tailor-made consultancy plans/solutions to meet the specific financial needs of each customer. Customers who engage us for consultancy services are mainly from (i) past or existing borrowers who have successfully obtained private credit mortgage loans through our online platform and look for further consultancy services; and (ii) referrals of new customers (who have not engaged us for mortgage loan brokerage services) by our contacts in banking, financing, and real estate industries, or by our past or existing borrowers. We also regularly attend conferences, forums, and events to promote our consultancy services and to attract new customers.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Economic, political, and social conditions in Mainland China and Hong Kong, as well as its government policies, laws and regulations

Our key operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

General market conditions of the property market in Hong Kong

Our business is closely related to the property market in Hong Kong. Our services are affected by the property market activities in Hong Kong. The Hong Kong property market is susceptible to changes in the global as well as domestic economic, social and political conditions including but not limited to interest rate fluctuations, volatility of foreign currency exchange rates, monetary policy changes and legal and regulatory changes. Any material deterioration in the financial and economic conditions of the property markets in Hong Kong could materially and adversely affect our business and prospects. When there are unfavorable changes to global or local market conditions, the property market in Hong Kong may experience negative fluctuations in its performance. It may directly affect the demand for our services, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and results of operations.

Fluctuations in interest rates could negatively affect our loan facilitation volume.

Fluctuations in the interest rate environment may discourage our lenders to lend mortgage loans through our platform, which may adversely affect our business. The higher financing costs will also affect the affordability and sentiments of property buyers. Meanwhile, if we fail to respond to the fluctuations in interest rates in a timely manner and provide the best available mortgage loan options to our customers, these loan options may become less attractive to borrowers.

Our ability to manage our staff costs and employee benefits

Our staff costs are the largest costs we incur in our business operations and our ability to manage our staff costs and employee benefits affects our results of operations. Our staff costs and employee benefits amounted to HK$4,912,877, HK$8,819,104 and HK$3,784,889 (approximately US$486,283) for the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, respectively. Our staff costs and employee benefits consist primarily of salaries, bonuses and mandatory provident fund contribution. Any upward changes in our staff costs and employee benefits that are not in proportion to an increase in our revenues would impact our results of operations negatively.

Competition in the financial services industry in Hong Kong

There is a significant number of existing market participants in the mortgage loan brokerage services and consultancy services in Hong Kong providing services similar to ours. Our larger competitors may have advantages over us such as having better brand recognition and reputation in the market, wider range of value adding services, stronger human and financial resources, longer operating histories, and operational presence in more geographic locations. We also face competition from local medium and small-sized financial services providers which offer similar range of services. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses. In addition, competition creates an unfavorable pricing environment in the market in which we operate. Intensified competition may cause us to reduce our service fees in order to compete with other market players, which could place significant pressure on our ability to maintain profitability and is particularly acute during market slowdowns, and will in turn materially and adversely affect our market share, financial condition and results of operations.

Impact of COVID-19

The COVID-19 pandemic has caused companies such as ours, as well as our business partners, to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations have been severely affected by the COVID-19 pandemic. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected by travel restrictions preventing travel from and to Hong Kong. More broadly, the COVID-19 pandemic threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the SEC. They include the financial statements of the Company and its wholly owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in consolidation.

Critical Accounting Policies, Judgments and Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements include allowance for expected credit losses and impairment assessment on goodwill. Actual results may differ from these estimates.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the customer in an amount that reflects the consideration expected in exchange for those services.

The determination of whether revenues should be reported on a gross or net basis is based on the Group’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Group control the products prior to transferring it. When the Group controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Group does not control the products, the promise is to facilitate the sale and revenue is presented net. To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Group considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Group considers this guidance in conjunction with the terms in its arrangements with both suppliers and customers.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

The Group is a professional services provider in Hong Kong that principally engages in private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services. The service offerings mainly comprise the following:

The Group’s principal revenue streams include:

1.       Private credit mortgage loan brokerage services: The Group acts as an agent to entities and individuals pursuing credit facilities from lenders (private credit lenders in Hong Kong) in return for referral fees from lenders. Lenders are considered as the client of the Group. The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — private credit lenders for the provision of referring prospect entities and individuals to apply for private credit mortgage loan facilities.

The scope of service includes carrying out due diligence of the borrowers and the referral of appropriate private credit lenders to borrowers based on the borrowers’ financial status, credit ratings, their needs and the types of underlying property to be mortgaged. A separate private credit mortgage loan application will be entered into between the lender and borrower once both parties agreed the general terms of the mortgage loans. There is one single performance obligation that the Group refers borrowers to lenders for procuring mortgage loans which is evidenced by the successful draw-down of loans by the borrower, which matured within one year for short-term needs, by the borrowers.

Referral fees from lenders are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed (either the loan was successfully withdrawn by the borrowers or regular payment by the borrowers). The referral fees are non-refundable. The lenders agree to pay a fixed percentage of referral fee for each mortgage loan on the mortgage loan amount approved by them. Hence, it is considered as variable consideration.

Pursuant to the agreement between the Group and the lenders, the Group is entitled to the payment either (i) in one-off basis upon the withdrawal of mortgage loans by the borrowers; or (ii) by instalments with regular repayment of principal and interest within one year by the borrowers on a monthly basis. For one-off basis, the referral fees are recognized as revenue at the point in time when draw-down of credit facilities by borrowers as the Group has no future or ongoing obligation with respect to such credit facilities arrangement. For the instalment basis, the Group completed its performance obligations once the borrowers successfully withdrawn the loans and revenue was recognized over the period of time of repayment of principal and interest by the borrower for the repayment term on a monthly basis i.e. when the right of payment from lender has been certain. It is consistent with the conservative practice of the Group that revenue was recognized upon receipt of referral fee that month.

As the private credit mortgage loan brokerage services involve a series of tasks which are interrelated and are not separable or distinct as the lenders cannot benefit from any standalone task and those tasks are the necessary process to complete performance obligation, i.e. the referral service that the borrower has successfully drawn loans from the lender, the Group concludes that brokerage services to be accounted for as a single performance obligation. The Group is assisting the lender to perform due diligence on the borrower which is a necessary step to link up the lender and the borrower to arrange an unique loan package. They are not bundled or combined since every loan agreement entered into between the lender and borrower will be different in terms of interest rate, pledge of assets and loan principal amount. Hence, it is impractical to complete the referral service without the due diligence. The entire referral fees of private credit mortgage loan brokerage services are allocated to a single performance obligation.

2.       Consultancy services: The Group acts as a consultant to assist customers to identify restructuring initiatives and explore potential financing options including (i) obtaining additional loans from current and new financial institutions or advising on other restructuring plans with one-off payment upon the completion of performance obligation (“Type I services”); or (ii) in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions with payment on installments basis (“Type II services”).

(i) Type I services

The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — the borrower, in which the Group assists the borrower in either securing lender’s approval from financial institutions for the additional loans, or advising on other restructuring plans, in which the ultimate purpose of the borrowers is to obtain financing for operations and enhancing liquidity.

Pursuant to the agreement, there is one single performance obligation that the Group assists the borrower in securing lender’s approval from financial institutions for the additional loans or provides advisory on other restructuring plans (the performance obligation). In order to complete these services, the Group is required to perform a series of tasks including (i) preparation and submission of financial analysis report for their current financial status, financial forecasts and sensitivity analysis memorandums and other submission documents including accountants’ and management reports and submission of property valuation reports, if any; (ii) obtaining approval for additional loans from existing lender or new financial institutions to meet their operation needs; and (iii) identifying funders for assets realization. These series of tasks are interrelated and are not separable or distinct as the borrowers cannot benefit from any standalone task and the submission of financial analysis report itself does not have standalone benefit or commercial value but successful approval of additional loans by the financial institution to the borrower or other restructuring plans such as realization of existing property held by the borrowers, the Group concludes that consultancy services are accounted for as a single performance obligation.

The consultancy service fees from the borrowers are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. The entire service fees from the borrowers are non-refundable. The Group charges a consultancy service fee on variable consideration which is based on a fixed percentage on the amount of successful drawdown of additional loans, in which the actual amount of additional loans will be known upon drawdown by the borrower from the financial institutions; or realizable consideration of the property assets, in which the actual amount of consideration will be known upon the completion of the disposal. Pursuant to the agreement, the Group is entitled to payment of the one-off consultancy service fee upon the completion of the performance obligation. The Group recognizes service fee revenue at the time when the consultancy service is completed, i.e. when it is successful securing the approval from financial institutions for additional loans which is evidenced by the drawdown notice of the borrower from financial institution; or the completion of the restructuring plan which is evidenced by the transfer of title of property.

(ii) Type II services

The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — the borrower in which the Group assists the clients in securing the lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions.

Pursuant to the agreement, there is one single performance obligation that the Group assists borrowers in securing a lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions (the performance obligation). In order to complete these services, the Group is required to perform a series of tasks to deal with the financial institutions to assist the borrowers in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions. The series of tasks include (i) submission of financial analysis report for their current financial status, financial forecasts and sensitivity analysis memorandums and other submission documents including accountants’ and management reports and submission of property valuation reports, if any; (ii) negotiation of extension of maturity date for existing loans owed by the customers to the financial institutions, including both banks and/or private credit lenders; and (iii) obtaining approval for additional loans from current financial institutions to meet their operation needs. Negotiation of extension of maturity date for existing loans owed by the borrowers and drawdown of additional loans granted to the borrower cannot be obtained without submission of financial analysis report and the likely of extension of maturity date for existing loans owed by the borrowers is highly reliance on the approval of additional loans granted to the borrower by the financial institution. The approval by the same financial institution for the extension of maturity date of existing loans and additional loans will occur at the same time. Hence, these series of tasks are interrelated and are not separable or distinct as the borrowers cannot benefit from any standalone task and the submission of financial analysis report or negotiation itself does not have standalone benefit or commercial value but successful approval for extension of existing loans and successful approval of additional loans by the financial institution to the borrower, the Group concludes that consultancy services are accounted for as a single performance obligation.

The consultancy service fees from the borrowers are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges. The Group charges consultancy service fees based on the complexity, credit risk of the client and anticipated timeline of the transaction. The consultancy service fees are comprised of a combination of both fixed and variable components. Fixed portion of consideration was to be paid before the completion of performance obligation which includes the upfront payment and regular monthly service fee payments before completion of performance obligation. Variable consideration is to be received upon the completion of performance obligation which is based on a fixed percentage of the amount of existing loans that successfully extended past their maturity date and the withdrawal amount of additional loans. The actual withdrawal amount of such additional loans will be known upon the approval from respective financial institutions. The entire service fees including upfront payments, regular monthly service fee payments before completion of performance obligation and variable consideration upon completion of performance obligation from clients are non-refundable which is stipulated in the agreement. All the upfront payments and regular monthly service fees received represented the advance payment for the performance obligation and were recognized as contract liabilities upon receipt and will be credited to statement of income upon completion of performance obligation. In general practice, the service is to be completed within one year and this expected timeline was communicated with the client at the inception of agreement. During the year ended June 30, 2024 and 2025, no amount was received prior to satisfying the one single performance obligation and hence no contract liabilities were recognized as of June 30, 2024 and 2025. Total amount of HK$550,000 (equivalent to US$70,664) received prior to satisfying the one single performance obligation was recognized as contract liabilities upon receipt and credited to statements of income during the six months period ended December 31, 2025 since the amount received prior to satisfying the one single performance obligation and completion of services were at the same period and no contract liabilities were recognized as of December 31, 2025.

The entire service fee of consultancy services that received by the Group is allocated to a single performance obligation.

The Company recognizes revenue from upfront payment or monthly payments at the point in time of, either the earlier of 1) the completion of all contract services, or 2) the expiry of the contract, which is set as one year from the contract inception date. Variable consideration crystallizes and becomes due upon completion of the contract, no variable consideration is due or earned if the contract expires. The consultancy services are completed when the borrowers successfully obtain the lender’s approval for material modification of original loans including 1) an extension of the maturity date of the existing loans which is evidenced by the approval from the financial institution; and 2) the increase in the loan amount from current financial institutions indicated on the drawdown notice issued by the financial institution.

3.      Bank mortgage loan brokerage services: The Group acts as an agent to refer individuals (the borrowers) to the banks’ designated authorized agents (“authorized agents”) for pursuing credit facilities from banks. According to ASC 606-10-20, a customer is a party that has contracted with an entity to obtain goods or services that are an output of the entity’s ordinary activities in exchange for consideration. We define the party as our customer according to ASC 606-10-20 and ASC 606-10-25. We enter into a distinct contract, which specifies the key terms and conditions of the arrangement, with authorized agents to provide referral services to those authorized agents (i.e. refer the borrower to the authorized agents to process mortgage loans underwritten by the banks). In other words, the authorized agent receives the benefits of services provided by us which is the referral and in return we received a referral fee from the authorized agents. Hence, we consider that the authorized agent is our customer since we and the authorized agents are the only contractual parties in the service agreement.

The scope of service includes carrying out due diligence of the borrowers based on the authorized agents’ requests, which include the borrowers’ financial status, credit ratings, borrowers’ financial needs and the types of underlying property to be mortgaged. A separate bank mortgage loan application will be entered into between the bank and borrower once both parties agreed the general terms of the mortgage loans. There is one single performance obligation that the Group refers borrowers to the authorized agents for procuring mortgage loans from banks.

According to ASC 606-10-32, the transaction price is the amount of consideration to which an entity expects to be entitled to in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties. The Group considers the transaction price to be the referral fee received from authorized agents of banks with respect to successful drawdowns of mortgage loans by the referred borrowers. An entity shall account for consideration payable to a customer as a reduction of the transaction price and, therefore, of revenue unless the payment to the customer is in exchange for a distinct good or service (as described in ASC 606-10-25-18 through 25-22) that the customer transfers to the entity. Regarding our revenue from bank mortgage loan brokerage services, the transaction price and revenue is considered as the referral fee that we are entitled to and/or receive from the authorized agents, who are our customers. Other than the rebates to bank mortgage loan borrowers, which is treated as incentives to borrowers involved in the mortgage loan transaction, deducted from the transaction price, no other deductions from transaction price since there is no rights of return, credits or discounts, price protection or other similar privileges. During the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, rebates to bank mortgage loan borrowers amounting to HK$2,821,053, HK$507,608 and HK$241,935 (US$31,082) respectively, had been offset with the referral fee from the authorized agents and the net amount was recognized as revenue from bank mortgage loan brokerage services. The referral fees are typically paid shortly after the transaction is completed (after the loan was successfully withdrawn by the borrowers). The referral fees are non-refundable. The authorized agents agree to pay a fixed percentage of the referral fee for each mortgage loan which is based on the mortgage loan amount approved by the banks. Hence, it is considered as variable consideration.

Pursuant to the agreement between the Group and the authorized agents, the Group is entitled to the payment as a one-off payment upon the withdrawal of mortgage loans by the borrowers. The referral fees are recognized as revenue at the point in time when the borrowers drawdown the bank loans after the Group has no future or ongoing obligation with respect to such credit facilities arrangement and respective referral fee has been received by the Group from the authorized agent.

The Group has concluded that mortgage loan brokerage services are accounted for as a single performance obligation as the services involve a series of tasks which are interrelated and are not separable or distinct as the authorized agents cannot benefit from any standalone task. Further, the Group believes the tasks are a necessary process to complete its performance obligation, i.e. the referral service that permits a borrower to successful drawdown of bank loans. The entire referral fees from the authorized agents for bank mortgage loan brokerage services are allocated to a single performance obligation.

Accounting treatment for rebates to mortgage loan borrowers

The Group considered ASC 720-35 which provides guidance for reporting the costs of advertising and the financial statement disclosures that shall be made about advertising. As stated in 720-35-15-3(g), the guidance does not apply to the costs of premiums, contest prizes, gifts, and similar promotions, as well as discounts or rebates, including those resulting from the redemption of coupons. (Other costs of coupons and similar items, such as costs of newspaper advertising space, are considered advertising costs). Hence, the Group concludes that the rebates to mortgage loan borrowers do not fall into the scope of advertising costs.

The Group further considered the guidance from ASC 606-10-32-25 and ASC 606-10-32-27 which state that:

ASC 606-10-32-25 Consideration payable to a customer includes cash amounts that an entity pays, or expects to pay, to the customer (or to other parties that purchase the entity’s goods or services from the customer). Consideration payable to a customer also includes credit or other items (for example, a coupon or voucher) that can be applied against amounts owed to the entity (or to other parties that purchase the entity’s goods or services from the customer). An entity shall account for consideration payable to a customer as a reduction of the transaction price and, therefore, of revenue unless the payment to the customer is in exchange for a distinct good or service (as described in paragraphs ASC 606-10-25-18 through 25-22) that the customer transfers to the entity. If the consideration payable to a customer includes a variable amount, an entity shall estimate the transaction price (including assessing whether the estimate of variable consideration is constrained) in accordance with paragraphs ASC 606-10-32-5 through 32-13.

According to ASC 606-10-32-25, Consideration payable to a customer includes:

a.      Cash amounts that an entity pays, or expects to pay, to the customer (or to other parties that purchase the entity’s goods or services from the customer).

Under the Group’s bank mortgage loan brokerage services, the Group considers that:

1)      the Group is the entity pays, or expects to pay, to the other parties that purchase the Group’s goods or services from the customer (the “Entity”);

2)      the designated authorized agent is the “Customer”;

3)      the mortgage loan borrowers are the other parties who procure mortgage loan referral service to the bank from the designated authorized agent (Customer) which the Group (Entity) expects to pay cash consideration to (the “Other Parties”); and

4)      transaction price is the referral fee received by the Group from the designated authorized agent.

Banks are the ultimate customers who pay the referral fees to its designated authorized agents who then pay the referral fees to the Group. The Group considers that the rebates offered to mortgage loan borrowers constitute consideration payable to the mortgage loan borrowers who are the Other Parties as defined in ASC 606-10-32-25.

The Group has no obligation to pay rebates to mortgage loan borrowers if the Group does not receive the referral fee from the designated authorized agents. The rebates offered to mortgage loan borrowers are not in exchange for any distinct service. The referral fees to the mortgage loan borrowers for the mortgage loan referral services are initiated by the banks who are the ultimate customers and these chains of referral fees and rebates are considered as a single set of transaction which are connected together.

ASC 606-10-32-27 Accordingly, if consideration payable to a customer is accounted for as a reduction of the transaction price, an entity shall recognize the reduction of revenue when (or as) the later of either of the following events occurs:

a.      The entity recognizes revenue for the transfer of the related goods or services to the customer.

b.      The entity pays or promises to pay the consideration (even if the payment is conditional on a future event). That promise might be implied by the entity’s customary business practices.

In accordance with ASC 606-10-32-27(b), the Group considered that the rebates to mortgage loan borrowers are accounted for as a reduction of the transaction price and the Group recognized the reduction of revenue as and when the rebates become unconditional (i.e. when referral fees are received from the authorized agents).

Based on the above analysis, the Group considers that the rebates to mortgage loan borrowers are accounted for a reduction of revenue. Accordingly, the revenue on the statements of income has been presented by netting off rebates to mortgage loan borrowers.

Accounts receivable, net

Accounts receivable mainly represent amounts due from clients for consultancy services which are recorded net of allowance for the expected credit losses. The Group grants a credit term of 30 days from the invoice date in general to the clients in practice. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, and the credit history and financial conditions of the customers, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. The Group regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. Accounts receivable are written off after all collection efforts have ceased. As of June 30, 2024 and 2025 and December 31, 2025, the allowance for expected credit losses was HK$35,073, HK$62,211 and HK$81,296 (US$10,445), respectively. For the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, the amount of accounts receivable written off was HK$129,973 and HK$27,500 and HK$20,000 (US$2,569), respectively.

Allowance for expected credit losses

When there is objective evidence that we may not be able to collect amounts due, we establish a provision for allowance for expected credit losses.

Pursuant to Accounting Standards Codification 310-10-35-41, account balances are charged off against the provision for allowance for expected credit losses when the accounts receivables are deemed uncollectible.

Six months ended December 31, 2025

The table below sets forth the age analysis of our gross accounts receivable as of December 31, 2025:

As of December 31,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	194,941	16,702	4,266	—	20,704	236,613
2025 (HK$)	1,517,284	130,000	33,200	—	161,146	1,841,630

The table below sets forth the subsequent settlements as of March 17, 2026 related to our accounts receivable as of December 31, 2025:

	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	130,701	16,702	4,266	—	148	151,817
2025 (HK$)	1,017,284	130,000	33,200	—	1,146	1,181,630

The table below sets forth the accounts receivable balance net of subsequent settlements as of March 17, 2026:

As of December 31,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	64,240	—	—	—	20,556	84,796
2025 (HK$)	500,000	—	—	—	160,000	660,000

The table below sets forth the provision for allowance for expected credit losses for each aging group of our gross accounts receivable as of December 31, 2025:

As of December 31,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	—	116	51	—	10,278	10,445
2025 (HK$)	—	900	396	—	80,000	81,296

The table below sets forth the percentage of for allowance for expected credit losses for each aging group of our accounts receivable as of December 31, 2025:

As of December 31,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025	—	0.7%	1.2%	—	50%	4.4%

Year ended June 30, 2024 compared to year ended June 30, 2025

Aging analysis of our gross accounts receivable at the end of each fiscal year

As of June 30,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	137,853	19,254	5,096	—	20,382	182,585
2025 (HK$)	1,082,133	151,140	40,000	—	160,000	1,433,273
2024 (HK$)	2,878,373	20,250	83,000	—	27,500	3,009,123

Subsequent settlements related to our accounts receivable as of December 31, 2025

As of June 30,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	137,853	19,254	5,096	—	—	162,203
2025 (HK$)	1,082,133	151,140	40,000	—	—	1,273,273

Accounts receivable balance net of subsequent settlements as of December 31, 2025

As of June 30,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	—	—	—	—	20,382	20,382
2025 (HK$)	—	—	—	—	160,000	160,000

Allowance for expected credit losses for each aging group of our gross accounts receivable at the end of each fiscal year

As of June 30,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025 (US$)	—	193	153	—	4,076	4,422
2025 (HK$)	—	1,511	1,200	—	32,000	34,711
2024 (HK$)	—	—	—	—	—	—

Percentage of allowance for expected credit losses for each aging group of our accounts receivable at the end of each fiscal year

As of June 30,	Current	1 – 30 days	31 – 60 days	61 – 90 days	> 90 days	Total
2025	—	1.0%	3.0%	—	20%	2.4%
2024	—	—	—	—	—	—

Income Tax

BVI

We are incorporated in the BVI and are not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Fundergo, Richest View and Fundermall are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in their statutory financial statements adjusted in accordance with Hong Kong’s Inland Revenue Department Ordinance. The applicable tax rate is 16.5% in Hong Kong. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million. Under Hong Kong tax law, FGHL is exempted from income tax on its foreign-derived income and there is no withholding tax in Hong Kong on the remittance of dividends.

The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Group is not currently subject to tax in the British Virgin Islands.

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Recently issued accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies and Practices”.

Results of Operations

For the years ended June 30, 2024 and 2025

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated:

	For the years ended June 30,
	2024	2025
	HK$	HK$
Revenue	18,436,001	20,519,956
IT development expenses	636,219	719,237
Selling and marketing expenses	2,447,970	3,959,265
General and administrative expenses	7,391,259	8,604,272
Income from operation	7,960,553	7,237,182
Interest expenses	(286,237)	(231,348)
Interest income	201,389	479,639
Other income	730,641	22,033
Income before income tax	8,606,346	7,507,506
Income tax expenses	1,561,453	1,075,342
Net income	7,044,893	6,432,164

Revenue

We generated our revenue through (1) consultancy services; (2) private credit mortgage loan brokerage services; and (3) bank mortgage loan brokerage services.

Set out below is a breakdown of our revenue for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025
	HK$	HK$
Consultancy services	15,614,450	19,568,969
Private credit mortgage loan brokerage services	1,832,059	772,175
Bank mortgage loan brokerage services	989,492	178,812
Total	18,436,001	20,519,956

Our revenue increased by HK$2,083,955, or approximately 11.3%, from HK$18,436,001 for the year ended June 30, 2024 to HK$20,519,956 (approximately US$2,614,040) for the year ended June 30, 2025. The increase was mainly due to the business growth of our consultancy services which increased by HK$3,954,519 from HK$15,614,450 for the year ended June 30, 2024 to HK$19,568,969. Our revenue from private credit mortgage loan brokerage service decreased by HK$1,059,884 from HK$1,832,059 for the year ended June 30, 2024 to HK$772,175 for the year ended June 30, 2025.

As part of our consultancy services, we (i) assist customers on their financial restructuring; (ii) enhance customer’s cash management system; and (iii) identify potential/alternative financing options. See “Business — Consultancy Services” for details of our consultancy services. Based on our industry knowledge and experiences, we continued to capture the increasing demand from clients seeking debt refinancing since the year ended June 30, 2024 and our revenue from consultancy services further increased during the year ended June 30, 2025. We provide various tasks as part of our consultancy services to our customers in a single contract involving financial restructuring, cash management enhancements, and financing options exploration, with a view to assist them in procuring approval of restructuring of debt obligations and obtaining additional debts from current and/or new financial institutions. These services are not segregated nor billed individually, and accordingly, our revenue is not allocatable to various tasks under our consultancy services.

As for our private credit mortgage loan brokerage services, we refer corporate or private individual borrowers seeking mortgage loan financing or re-financing to private credit lenders (including licensed money lenders, family offices and credit funds). Since the year ended June 30, 2024, property prices had been volatile in the local market and continued into the year ended June 30, 2025, therefore, private credit lenders have been cautious in granting mortgage loans. Accordingly, as mentioned above, Fundergo shifted its focus from providing pure property backed private credit mortgage loan brokerage services to consultancy services to capture the market demand and cater the needs from customers. This led to a further decrease in revenue in private credit mortgage loan brokerage services in Fundergo and Richest View by HK$1,059,884, or 57.9%, from HK$1,832,059 for the year ended June 30, 2024 to HK$772,175 for the year ended June 30, 2025.

We offer rebates to bank mortgage loan borrowers as an incentive for them to apply for mortgage loans through us. It is at our discretion as to whether to offer rebates to bank mortgage loan borrowers and, if so, at what rate. When determining the rate of rebate with respect to each borrower, we take into account various factors, including, the size of the loan, the rate(s) of rebate being offered by our competitors, the prevailing interest rate for a loan of similar amount, our internal performance and marketing strategies at the relevant time. We confirm the actual rate of rebate with each borrower before referring such borrower to the banks through the banks’ designated authorized agents. There is no written contract of the rate of rebate between the borrowers and us. Once the rate of rebate is confirmed with a borrower and the referral fee from the bank’s designated authorized agent is received by us (i.e. the borrower has drawn down on the mortgage loan), the rebate becomes unconditional, and the borrower will be entitled to the rebate and we will have an obligation to pay the rebate to the borrower, as reduction on the referral fees received from authorized agents. The Group typically settles the rebate due to a borrower within 30 days, and once the rebate has been settled, there will be no further rights and obligations.

Decrease in revenue from bank mortgage loan brokerage services by HK$810,680 from HK$989,492 for the year ended June 30, 2024 to HK$178,812 for the year ended June 30, 2025 was due to the volatile property prices and relatively high level for interest rate in comparison to the year ended June 30, 2024 in the local market, this led to (i) general decline on the rate of rebate being offered by banks’ designated authorized agents; and (ii) decline in the average mortgage loan size.

IT development expenses

For the years ended June 30, 2024 and 2025, our IT development expenses consisted of staff costs and employee benefits. Our IT development expenses increased by HK$83,018, or 13.0% from HK$636,219 for the year ended June 30, 2024 to HK$719,237 for the year ended June 30, 2025, mainly due to the increased average salaries during the year ended June 30, 2025.

Selling and marketing expenses

For the years ended June 30, 2024 and 2025, our selling and marketing expenses consisted of staff costs and employee benefits, agency fees and advertising and marketing expenses. The following table sets forth a breakdown of our selling and marketing expenses for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025
	HK$	HK$
Staff costs and employee benefits	1,649,189	3,229,205
Agency fees	529,023	117,947
Advertising and marketing expenses	269,758	612,113
Total	2,447,970	3,959,265

Our selling and marketing expenses increased by HK$1,511,295, or approximately 61.7%, from HK$2,447,970 for the year ended June 30, 2024 to HK$3,959,265 for the year ended June 30, 2025.

Staff costs and employee benefits

Staff costs and employee benefits increased by HK$1,580,016, or approximately 95.8%, from HK$1,649,189 for the year ended June 30, 2024 to HK$3,229,205 for the year ended June 30, 2025, mainly due to the increase in salaries and bonus to our staffs and the increase in the average number of headcounts to cope with our expansion.

Agency fees

Agency fees decreased by HK$411,076, or approximately 77.7%, from HK$529,023 for the year ended June 30, 2024 to HK$117,947 for the year ended June 30, 2025. Agency fees mainly represented the fees we paid to agents who referred borrowers for our private credit mortgage loan brokerage services. These agents are mainly financial service firms or individuals independent from the Group. The decrease in agency fees was mainly due to the decrease in revenue from private credit mortgage loan brokerage services.

Advertising and marketing expenses

Advertising and marketing expenses increased by HK$342,355, or approximately 126.9%, from HK$269,758 for the year ended June 30, 2024 to HK$612,113 for the year ended June 30, 2025, mainly due to the increase in effort to advertise our brands and attract customers to our bank mortgage loan brokerage services using more social media platforms.

General and administrative expenses

For the years ended June 30, 2024 and 2025, our general and administrative expenses consisted of staff costs and employee benefits, legal and professional fees, rental expenses, business development and entertainment, traveling and transportation costs, depreciation, provision for allowance for expected credit losses and others. Our general and administrative expenses increased by HK$1,213,013, or approximately 16.4%, from HK$7,391,259 for the year ended June 30, 2024 to HK$8,604,272 for the year ended June 30, 2025.

The following table sets forth a breakdown of our general and administrative expenses for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025
	HK$	HK$
Staff costs and employee benefits	2,627,469	4,870,662
Legal and professional fees	3,159,704	1,451,203
Rental expenses	569,581	511,400
Business development and entertainment	388,963	747,006
Traveling and transportation costs	124,942	225,290
Depreciation	38,198	46,591
Provision for allowance for expected credit losses	35,073	62,211
Others	447,329	689,909
Total	7,391,259	8,604,272

Staff costs and employee benefits

Staff costs and employee benefits increased by HK$2,243,193, or approximately 85.4%, from HK$2,627,469 for the year ended June 30, 2024 to HK$4,870,662 for the year ended June 30, 2025, mainly due to (i) increase in salaries and bonus to our staff; and (ii) increase in the average number of headcounts to cope with our expansion.

Legal and professional fees

Our legal and professional fees mainly represented the audit fees and other professional fees in relation to the Group’s proposed listing.

Rental expenses

Our rental expenses decreased by HK$58,181, or approximately 10.2%, from HK$569,581 for the year ended June 30, 2024 to HK$511,400 for the year ended June 30, 2025, principally due to an additional rental payment made toward the previous corporate office during the first half of financial year ended June 30, 2024 before the Company relocated to current corporate office.

Business development and entertainment expenses

Business development and entertainment expenses mainly represented expenses to cultivate relationship with existing clients and developing new business opportunities. Business development and entertainment expenses increased by HK$358,043, or approximately 92.1%, from HK$388,963 for the year ended June 30, 2024 to HK$747,006 for the year ended June 30, 2025 due to the company’s increasing effort to develop new business opportunities.

Traveling and transportation costs

Traveling and transportation costs mainly represented expenses associated with the traveling for business events and customer meetings. Traveling and transportation costs increased by HK$100,348, or approximately 80.3%, from HK$124,942 for the year ended June 30, 2024 to HK$225,290 for the year ended June 30, 2025 due to the company’s increasing effort to develop new business opportunities which hence increased the level of traveling.

Provision for allowance for expected credit losses

The provision for allowance for expected credit losses is based on management’s best estimates of specific losses on individual customer exposures by referring to credit periods, subsequent settlements, business relation and history, customer reputation, etc. at the end of the periods indicated.

For details of the provision for allowance for expected credit losses, please refer to the section headed ‘‘Allowance for expected credit losses’’ in this prospectus.

Others

Others mainly consist of other miscellaneous expenses, including bank charges, IT costs, business registration fees, licenses and membership fees.

Interest expenses

Our interest expenses primarily refer to the interest on the bank borrowing obtained. Interest expenses decreased by HK$54,889, or approximately 19.2% from HK$286,237 for the year ended June 30, 2024 to HK$231,348 for the year ended June 30, 2025 was mainly due to the decrease in interest rates during the year and decrease in average bank borrowing balances.

Interest Income

Our interest income primarily refers to the bank interest income generated from the short-term time deposits placed with banks in Hong Kong. Interest income increased by HK$278,250, or approximately 138.2% from HK$201,389 for the year ended June 30, 2024 to HK$479,639 for the year ended June 30, 2025 was mainly due to the increase in average bank balance during the year.

Other Income

The following table sets forth a breakdown of our other income for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025
	HK$	HK$
Rental income from sub-lease arrangement	25,000	—
Gain on bargain purchase	664,319	—
Sundry income	41,322	22,033
Total	730,641	22,033

Our other income decreased by HK$708,608, or approximately 97.0%, from HK$730,641 for the year ended June 30, 2024 to HK$22,033 for the year ended June 30, 2025. The decrease in other income was mainly due to a gain on bargain purchase of HK$664,319 recorded from the acquisition of Fundermall on August 21, 2023 during the year ended June 30, 2024 while no such gain was recorded for the year ended June 30, 2025.

Income tax expenses

The following table sets forth a breakdown of income tax expenses for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025
	HK$	HK$
Hong Kong profits tax provision for the year:
Current	1,597,678	1,228,111
Over-provision in prior year	(44,205)	(158,462)
Deferred	7,980	5,693
	1,561,453	1,075,342

Provision for income tax expense primarily comprised current profits tax, deferred tax expenses. Current profits tax represented tax recorded in Hong Kong.

Hong Kong current profits tax arose from the business operations of Fundergo, Richest View and Fundermall in Hong Kong and their applicable tax rate is 16.5%. From year of assessment commencing on April 1, 2018, Hong Kong profits tax rates are 8.25% on assessable profits on the first HK$2 million and 16.5% on any assessable profits in excess of HK$2 million. Deferred tax benefit arose from the accumulated tax losses which can be utilized against taxable profits and the temporary difference between the carrying amounts and tax bases of assets.

Our income tax expenses decreased by HK$486,111 or 31.1% from HK$1,561,453 for the year ended 2024 to HK$1,075,342 for the year ended June 30, 2025. The decrease was mainly due to the decrease in taxable profits during the year ended June 30, 2025.

Net income

As a result of the foregoing, we reported a net income of HK$7,044,893 for the year ended June 30, 2024 and HK$6,432,164 for the year ended June 30, 2025.

For the six months ended December 31, 2024 and 2025

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Revenue	6,272,928	9,745,949	1,252,163
IT development expenses	357,137	210,398	27,032
Selling and marketing expenses	1,981,073	4,450,924	571,855
General and administrative expenses	2,849,303	4,113,916	528,556
Income from operation	1,085,415	970,711	124,720
Interest expenses	127,232	95,133	12,223
Interest income	239,437	167,804	21,559
Other income	7,980	19,300	2,479
Income before income tax	1,205,600	1,062,682	136,535
Income tax (benefits) expenses	(112,362)	95,661	12,291
Net income	1,317,962	967,021	124,244

Revenue

For the six months ended December 31, 2024 and 2025, we generated our revenue through (1) consultancy services; (2) private credit mortgage loan brokerage services; and (3) bank mortgage loan brokerage services. Set out below is a breakdown of our revenue for the six months ended December 31, 2024 and 2025:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Consultancy services	6,034,400	9,444,604	1,213,445
Private credit mortgage loan brokerage services	148,769	112,549	14,460
Bank mortgage loan brokerage services	89,759	188,796	24,258
Total	6,272,928	9,745,949	1,252,163

Our revenue increased by HK$3,473,021, or approximately 55.4%, from HK$6,272,928 for the six months ended December 31, 2024 to HK$9,745,949 (approximately US$1,252,163) for the six months ended December 31, 2025. The increase was mainly due to continuous business growth of our consultancy service and bank mortgage loan brokerage services, which offset the decrease in revenue from private credit mortgage loan brokerage services.

During the six months ended December 31, 2025, our consultancy service follows the business momentum on capturing the increasing demand from clients seeking for debt refinancing since the year ended June 30, 2024. As a result we recorded an increase by HK$3,410,204, or approximately 56.5%, from HK$6,034,400 for the six months ended December 31, 2024 to HK$9,444,604 (approximately US$1,213,445) for the six months ended December 31, 2025.

During the six months ended December 31, 2025, private credit lenders remained cautious in granting mortgage loans given the property prices in the local market remained volatile. As a result, our revenue deriving from the provision of private credit mortgage loan brokerage services decreased by HK$36,220, or approximately 24.3%, from HK$148,769 for the six months ended December 31, 2024 to HK$112,549 (approximately US$14,460) for the six months ended December 31, 2025.

Our revenue from bank mortgage loan brokerage services, net of rebates to bank mortgage loan borrowers, increased by HK$99,037, or approximately 110.3%, from HK$89,759 for the six months ended December 31, 2024 to HK$188,796 (approximately US$24,258) for the six months ended December 31, 2025. The amounts represented the gross referral fees received from the designated authorized agents of HK$456,696 and HK$430,731 (approximately US$55,340), net of rebates to bank mortgage loan borrowers of HK$366,937 and HK$241,935 (approximately US$31,082), for the six months ended December 31, 2024 and 2025, respectively. The increase in net revenue from bank mortgage loan brokerage services was mainly attributable to decrease in average rate of rebates to the bank mortgage loan borrowers from 0.25% in average during the six months ended December 31, 2024 to 0.15% in average during the six months ended December 31, 2025.

IT development expenses

For the six months ended December 31, 2024 and 2025, our IT development expenses consisted of staff costs and employee benefits. Our IT development expenses decreased by HK$146,739 or approximately 41.1%, from HK$357,137 for the six months ended December 31, 2024 to HK$210,398 (approximately US$27,032) for the six months ended December 31, 2025. The decrease was mainly due to the decrease in the headcount of our IT staff during the six months ended December 31, 2025.

Selling and marketing expenses

For the six months ended December 31, 2024 and 2025, our selling and marketing expenses consisted of staff costs and employee benefits, agency fees and advertising and marketing expenses. The following table sets forth a breakdown of our selling and marketing expenses for the six months ended December 31, 2024 and 2025:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Staff costs and employee benefits	1,773,611	1,664,631	213,872
Advertising and marketing expenses	201,862	389,394	50,029
Agency fees	5,600	2,396,899	307,954
Total	1,981,073	4,450,924	571,855

Staff costs and employee benefits

Staff costs and employee benefits decreased by HK$108,980 or 6.1% from HK$1,773,611 for the six months ended December 31, 2024 to HK$1,664,631 (approximately US$213,872) for the six months ended December 31, 2025 mainly due to decrease in performance bonuses paid to the sales personnel according to our predetermined performance bonuses scheme.

Agency fees

Our agency fees increased by HK$2,391,299 or 42,701.8% from HK$5,600 for the six months ended December 31, 2024 to HK$2,396,899 (approximately US$307,954) for the six months ended December 31, 2025. The increase was in line with the increase in revenue from consultancy services whereas some of the clients/borrowers we handled during current period were sourced through external agents during the six months ended December 31, 2025.

Advertising and marketing expenses

Our advertising and marketing expenses increased by HK$187,532 or 92.9% from HK$201,862 for the six months ended December 31, 2024 to HK$389,394 (approximately US$50,029) for the six months ended December 31, 2025 mainly due to continuous enhanced advertising and marketing initiatives to promote branding and reach out to potential customers under both the consultancy services and bank mortgage loan brokerage services during the period between March and November 2025.

General and administrative expenses

For the six months ended December 31, 2024 and 2025, our general and administrative expenses consisted of legal and professional fees, staff costs and employee benefits, rental expenses, office sundries expenses, business development and entertainment expenses, provision for allowance for expected credit losses, depreciation and others.

The following table sets forth a breakdown of our general and administrative expenses for the six months ended December 31, 2024 and 2025:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Staff costs and employee benefits	1,330,072	1,909,860	245,379
Legal and professional fees	440,203	475,127	61,044
Office sundries expenses	345,766	464,658	59,699
Business development and entertainment expenses	338,780	485,076	62,323
Rental expenses	241,200	489,678	62,914
Provision for allowance for expected credit losses	27,500	69,296	8,903
Depreciation	24,058	77,549	9,964
Others	101,724	142,672	18,330
Total	2,849,303	4,113,916	528,556

Legal and professional fees

Our legal and professional fees increased by HK$34,924 or 7.9% from HK$440,203 for the six months ended December 31, 2024 to HK$475,127 (approximately US$61,044) for the six months ended December 31, 2025. The fees mainly represented fees paid to auditor in relation to the Group’s proposed listing.

Staff costs and employee benefits

Staff costs and employee benefits increased by HK$579,788, or approximately 43.6%, from HK$1,330,072 for the six months ended December 31, 2024 to HK$1,909,860 (approximately US$245,379) for the six months ended December 31, 2025 primarily due to the (i) increase in number of headcounts; and (ii) general increase in salaries.

Rental expenses

Rental expenses increased by HK$248,478 or 103% from HK$241,200 for the six months ended December 31, 2024 to HK$489,678 (approximately US$62,914) for the six months ended December 31, 2025. We remain leased a corporate office premises and a car parking spaces, with contracted leasing period less than 1 year, and an additional residential unit, with contracted leasing period of 2 years, during the six months ended December 31, 2025. Our rental expenses for the six months ended December, 31, 2025 increased mainly due to the new residential unit for the director with lease from August 28, 2025 and increased monthly rent of our corporate office premises started since September 1, 2025.

Office sundries expenses

Office sundries expenses mainly represented office expenses, such as utilities, communication expenses, labor insurance and staff welfare etc.. These expenses increased by HK$118,892, or approximately 34.4%, from HK$345,766 for the six months ended December 31, 2024 to HK$464,658 (approximately US$59,699) for the six months ended December 31, 2025, mainly due to the increase in expenses related to transportations and general office expenses.

Business development and entertainment expenses

Business development and entertainment expenses mainly represented expenses to cultivate relationship with existing clients and developing new business opportunities. Business development and entertainment expenses increased by HK$146,296 or 43.2%, from HK$338,780 for the six months ended December 31, 2024 to HK$485,076 (approximately US$62,323) for the six months ended December 31, 2025 due to the company’s increasing effort to develop new business opportunities.

Provision for allowance for expected credit losses

The provision for allowance for expected credit losses is based on management’s best estimates of specific losses on individual customer exposures by referring to specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, the credit history and financial conditions of the customers, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay.

For details of the allowance for expected credit losses, please refer to the section headed ‘‘Allowance for expected credit losses’’ in this prospectus.

Others

Others mainly consist of other miscellaneous expenses, including bank charges, IT costs, business registration fees. The expenses increased by HK$40,948, or approximately 40.3%, from HK$101,724 for the six months ended December 31, 2024 to HK$142,672 (approximately US$18,330) for the six months ended December 31, 2025 as a result of the acquisition of an IT software expended during the period.

Interest expenses

Our interest expenses primarily refer to the interest on bank borrowing during the six months ended December 31, 2024 and 2025. The expenses decreased by HK$32,099, or approximately 25.2%, from HK$127,232 for the six months ended December 31, 2024 to HK$95,133 (approximately US$12,223) for the six months ended December 31, 2025 as a result of both decline in the applicable interest rate and continuous repayment on the principal of the bank borrowing during the period.

Interest income

Our interest income primarily refer to the interest income on the time deposits placed with banks in Hong Kong during the six months ended December 31, 2024 and 2025. The interest income decreased by HK$71,633, or approximately 29.9%, from HK$239,437 for the six months ended December 31, 2024 to HK$167,804 (approximately US$21,559) for the six months ended December 31, 2025. The change primarily reflects the declined interest rate on short-term time deposits placed with local banks.

Other Income

Our other income for the six months ended December 31, 2024 and 2025 mainly consisted of miscellaneous income generated during the periods.

Income tax (benefits) expenses

The following table sets forth a breakdown of income tax expenses (benefits) for the six months ended December 31, 2024 and 2025:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Hong Kong profits tax provision for the period:
Current	219,012	94,611	12,156
Over-provision in prior year	(181,092)	(17,422)	(2,238)
Deferred	(150,282)	18,472	2,373
	(112,362)	95,661	12,291

Provision for income tax (benefits) expenses primarily comprised current profits tax and deferred tax expenses. Current profits tax represented tax recorded in Hong Kong.

Hong Kong current profits tax arose from the business operations of Fundergo, Fundermall and Richest View in Hong Kong and their applicable tax rate is 16.5%. From year of assessment commencing on April 1, 2018, Hong Kong profits tax rates are 8.25% on assessable profits on the first HK$2 million and 16.5% on any assessable profits in excess of HK$2 million. Deferred tax benefit arose from the accumulated tax losses which can be utilized against taxable profits and the temporary different between the carrying amounts and tax bases of assets.

Our income tax expenses increased by HK$208,023 or 185% from income tax benefits of HK$112,362 for the six months ended December 31, 2024 to income tax expenses of HK$95,661 (approximately US$12,291) for the six months ended December 31, 2025. The increase was mainly due to recognition of net deferred tax benefits of HK$150,282 for the net operating losses derived from Fundergo for the six months ended December 31, 2024 whereas taxable profits was recorded under Fundergo for the six months ended December 31, 2025.

Net income

As a result of the foregoing, we reported a net income of HK$1,317,962 and HK$967,021 (approximately US$124,244) for the six months ended December 31, 2024 and 2025, respectively.

Liquidity and Capital Resources

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated:

	As of June 30,		As of December 31,
	2024	2025	2025	2025
	HK$	HK$	HK$	US$
Current assets
Cash and cash equivalents	16,214,349	22,959,688	19,552,882	2,512,158
Accounts receivable, net	3,009,123	1,398,562	1,760,334	226,168
Deposits, prepayments and other receivables	817,487	415,383	669,594	86,030
Tax recoverable	—	279,331	295,026	37,905
Total current assets	20,040,959	25,052,964	22,277,836	2,862,261
Current liabilities
Accruals and other payables	1,369,607	1,287,501	776,086	99,711
Bank borrowings	7,520,417	6,692,725	6,264,247	804,832
Lease liabilities – current portion	125,703	53,687	548,163	70,428
Tax payables	1,657,794	1,716,225	1,809,109	232,435
Total current liabilities	10,673,521	9,750,138	9,397,605	1,207,406
Working capital assets	9,367,438	15,302,826	12,880,231	1,654,855

Accounts receivable, net

Accounts receivable mainly represented amounts due from customers for consultancy services and private credit mortgage loan brokerage services which are recorded net of allowance for expected credit losses. We grant a credit terms of 30 days to the customers in practice.

Our accounts receivable decreased by HK$1,610,561, or approximately 53.5%, from HK$3,009,123 as of June 30, 2024 to HK$1,398,562 as of June 30, 2025. The decrease was mainly due to early settlement from our clients.

Our accounts receivable increased by HK$361,772, or approximately 25.9%, from HK$1,398,562 as of June 30, 2025 to HK$1,760,334 (approximately US$226,168) as of December 31, 2025. The increase was mainly due to revenue recognized for consultancy services before six months ended December 31, 2025 remained unsettled.

Our management regularly reviews outstanding accounts and provides an allowance for expected credit losses. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for expected credit losses. In establishing the required allowance for expected credit losses, management considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, the credit history and financial conditions of the customers, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. Our management reviews its receivables on a regular basis to determine if the expected credit losses is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for expected credit losses after all means of collection have been exhausted and that the likelihood of collection is not probable.

For details of the accounts receivable, please refer to the section headed ‘‘Allowance for expected credit losses’’ in this prospectus.

Deposits, prepayments and other receivables

The following table sets forth a breakdown of our deposits, prepayments and other receivables as of the dates indicated:

	As of June 30,		As of December 31,
	2024	2025	2025	2025
	HK$	HK$	HK$	US$
Prepaid rent	69,600	110,200	294,400	37,825
Rental deposit	99,000	22,400	88,200	11,332
Other receivables	648,887	282,783	286,994	36,873
Total	817,487	415,383	669,594	86,030

Our deposits, prepayments and other receivables decreased by HK$402,104, or approximately 49.2%, from HK$817,487 as of June 30, 2024 to HK$415,383 as of June 30, 2025.

Our other receivables as of June 30, 2024 mainly represented an amount of HK$635,585 due from the landlord of our corporate office. During the year ended June 30, 2024, the Group paid on behalf of the landlord a total of HK$635,585 of the renovation costs and furniture and fixtures for our corporate office which should be borne by the landlord. These costs and expenses will be utilized and offset for any future rental expenses payable by the Group to the landlord. During the year ended June 30, 2025, HK$352,802 were offset against the Company’s rental expenses during the year ended June 30, 2025.

Our deposits, prepayments and other receivables increased by HK$254,211, or approximately 61.2%, from HK$415,383 as of June 30, 2025 to HK$669,594 (approximately US$86,030) as of December 31, 2025. Our other receivables increased by HK$4,211 or 1.5% from HK$282,783 as of June 30, 2025 to HK$286,994 (US$36,873) as of December 31, 2025 as HK$365,000 (approximately US$46,895) were offset against the Company’s rental expenses and reclassified to prepaid rent.

Tax recoverable

Our tax recoverable as of June 30, 2025 of HK$279,331 mainly represented the amounts of HK$277,464 and HK$1,867 under Fundermall and Richest View, respectively, as income tax paid to Inland Revenue Department of local government. These overpaid balances will be utilized to offset with any income tax liabilities in the future under these operating subsidiaries. We have no tax recoverable as of June 30, 2024.

As of December 31, 2025, the tax recoverable of HK$295,026 (approximately US$37,905) represented the amounts of HK$294,886 (approximately US$37,887) and HK$140 (approximately US$18) under Fundermall and Richest View, respectively, and will be utilized to offset with any income tax liabilities in the future under these operating subsidiaries.

Accruals and other payables

The following table sets forth a breakdown of our accruals and other payables as of the dates indicated:

	As of June 30,		As of December 31,
	2024	2025	2025	2025
	HK$	HK$	HK$	US$
Accrued agency fees and customer rebates	267,182	67,213	158,700	20,390
Accrued employee benefits and staff reimbursements	54,694	96,855	138,147	17,749
Accrued legal and professional fees	987,850	1,010,758	353,736	45,449
Other accrued expenses	59,881	112,675	125,503	16,123
Total	1,369,607	1,287,501	776,086	99,711

Our accruals and other payables slightly decreased by HK$82,106, or approximately 6.0%, from HK$1,369,607 as of June 30, 2024 to HK$1,287,501 as of June 30, 2025. The decrease was mainly due to decrease in accrued agency fees as a result of decrease in agency fees as explained above.

The balance was further decreased by HK$511,415, or approximately 39.7%, from HK$1,287,501 as of June 30, 2025 to HK$776,086 (approximately US$99,711) as of December 31, 2025. The decrease was mainly due to the reduction of accrued legal and professional fees that related to preparation of the Group’s initial public offering were being settled during the six months ended December 31, 2025.

Lease liabilities

Our lease liabilities mainly related to tenancy of our car parking spaces and residential unit in Hong Kong.

Tax payable

Our tax payable mainly related to our income tax payable, which slightly increased by HK$58,431, or approximately 3.5%, from HK$1,657,794 as of June 30, 2024 to HK$1,716,225 as of June 30, 2025. The balance was further increased by HK$92,884, or approximately 5.4% to HK$1,809,109 (US$232,435) as of December 31, 2025. The changes resulted from taxable profits generated during the period.

Cash Flows

Our use of cash is primarily related to operating activities. We have historically financed our operations primarily through our cash flow generated from our operations, advances from related parties and bank borrowings.

The following table sets forth a summary of our cash flows information for the years/periods indicated:

	For the years ended June 30,		Six months ended December 31
	2024	2025	2024	2025	2025
	HK$	HK$	HK$	HK$	US$
Net cash provided by operating activities	5,372,060	8,105,907	3,640,812	6,233	800
Net cash provided by (used in) investing activities	699,554	(90,627)	(38,118)	(514,498)	(66,103)
Net cash provided by (used in) financing activities	1,303,399	(1,269,941)	(566,067)	(2,898,541)	(372,404)
NET CHANGE IN CASH AND CASH EQUIVALENTS	7,375,013	6,745,339	3,036,627	(3,406,806)	(437,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR/PERIOD	8,839,336	16,214,349	16,214,349	22,959,688	2,949,865
CASH AND CASH EQUIVALENTS AT END OF YEAR/PERIOD	16,214,349	22,959,688	19,250,976	19,552,882	2,512,158

Cash provided by operating activities

Our cash inflow from operating activities was principally from receipt of revenue. Our cash outflow in operating activities was principally for payment of staff costs and employee benefits and other operating expenses.

For the year ended June 30, 2024, we had net cash provided by operating activities of HK$5,372,060 mainly arising from net income from our operation of HK$7,044,893, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) gain on bargain purchase of HK$664,319; and (ii) depreciation of office equipment of HK$38,198; (iii) provision for allowance for expected credit losses of HK$35,073; and (iv) loss on disposal of equipment of HK$22,132. Changes in operating assets and liabilities mainly include (i) increase in accruals and other payables of HK$1,156,330 due to the accrued legal and professional fees for the preparation of Group’s initial public offering; and (ii) increase in tax payables of HK$1,470,971 following the increased taxable profits for the year. These were partially offset by (i) increase in accounts receivable of HK$2,924,045 which was mainly due to revenue recognized for consultancy services before year end remained unsettled; and (ii) increase in deposits, prepayments and other receivables of HK$515,965 which was mainly due to increase in an amount due from third party during the year.

For the year ended June 30, 2025, we had net cash provided by operating activities of HK$8,105,907 mainly arising from net income from our operation of HK$6,432,164, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) provision for allowance for expected credit losses of HK$62,211; and (ii) depreciation of office equipment of HK$46,591. Changes in operating assets and liabilities mainly include (i) decrease in accounts receivable of HK$1,548,350 which was mainly due to early settlement of accounts receivable from our clients during the year; and (ii) decrease in deposits, prepayments and other receivables of HK$313,904 which was mainly due to the offset of the other receivable from the landlord with the lease expense; being partially offset by (i) decrease in accrual and other payables of HK$82,106 which was due to decrease in accrued agency fees during the year, and (ii) the increase in tax recoverable of HK$279,331 which was due to the provisional tax paid to Inland Revenue Department of local government.

For the six months ended December 31, 2024, we had net cash provided by operating activities of HK$3,640,812 mainly arising from net income from our operation of HK$1,317,962, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) provision for allowance for expected credit losses of HK$27,500; and (ii) depreciation of office equipment of HK$24,058. Changes in operating assets and liabilities mainly include (i) decrease in accounts receivable of HK$2,768,381 which was mainly due to settlement of accounts receivable of prior year during the period; (ii) decrease in deposits, prepayments and other receivables of HK$191,416 which was mainly due to the reclassification of other receivable to prepaid rental expenses as agreed with landlord; and (iii) increase in tax payable of HK$32,838 due to generation of additional taxable profits during the period; being partially offset by (i) decrease in accrual and other payables of HK$571,061 which was due to decrease in the accrued legal and professional fees as a result of settlement during the period.

For the six months ended December 31, 2025, we had net cash provided by operating activities of HK$6,233 (approximately US$800) mainly arising from net income from our operation of HK$967,021 (approximately US$124,243), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) provision for allowance for expected credit losses of HK$69,296 (approximately US$8,903); and (ii) depreciation of computer, office equipment and motor vehicles of HK$77,549 (approximately US$9,964). Changes in operating assets and liabilities mainly include (i) increase in accounts receivable of HK$431,068 (approximately US$55,384) which was mainly due to accounts receivable recognized under the consultancy services near the six months period end remains unsettled; (ii) increase in deposits, prepayments and other receivables of HK$260,811 (approximately US$33,509) which was mainly due to rental prepayment made for our corporate office during the period; and (iii) decrease in accrual and other payables of HK$511,415 (approximately US$65,707) which was due to decrease in the accrued legal and professional fees as a result of settlement during the period; being partially offset by increase in tax payable of HK$77,189 (approximately US$9,917) due to additional generation of additional taxable profits during the period.

Cash provided by (used in) investing activities

Our cash used in investing activities was mainly for the purchase of office equipment and advance to related parties. Our cash provided by investing activities was mainly from repayment from related parties and cash obtained from acquisition of a subsidiary.

For the year ended June 30, 2024, net cash provided by investing activities was HK$699,554 consisted of net cash and cash equivalents obtained from acquisition of Fundermall of HK$800,642 which offset by purchase of office equipment of HK$101,088.

For the year ended June 30, 2025, net cash used in investing activities was HK$90,627 which represented the purchase of office equipment during the year.

For the six months ended December 31, 2024, net cash used in investing activities was HK$38,118 which represented the purchase of computer and office equipment during the period.

For the six months ended December 31, 2025, net cash used in investing activities was HK$514,498 (approximately US$66,103) which represented the purchase of computer equipment and a motor vehicle during the period.

Net cash provided by (used in) financing activities

Our cash provided by financing activities was principally for fund transfer with related parties and proceeds from/repayment of bank borrowing.

For the year ended June 30, 2024, net cash provided by financing activities of HK$1,303,399 consisted of (i) net repayment from related parties HK$6,677,870 which was offset by (i) payment for deferred offering costs of HK$4,651,988; (ii) repayment of bank borrowings of HK$722,483.

For the year ended June 30, 2025, net cash used in financing activities of HK$1,269,941 consisted of (i) repayment of bank borrowings of HK$827,692; and (ii) payment for deferred offering costs of HK$442,249.

For the six months ended December 31, 2024, net cash used in financing activities of HK$566,067 consisted of (i) repayment of bank borrowings of HK$406,785; and (ii) payment for deferred offering costs of HK$159,282.

For the six months ended December 31, 2025, net cash used in financing activities of HK$2,898,541 (approximately US$372,404) consisted of repayment of bank borrowings of HK$428,478 (approximately US$55,050); and (ii) payment for deferred offering costs of HK$2,470,063 (approximately US$317,354).

Cash Flow Sufficiency

FGHL believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, our working capital will be sufficient to meet our anticipated cash needs for at least the next twelve months from the date of this prospectus.

Capital Expenditures

We incurred capital expenditure of HK$90,627 for the year ended June 30, 2025 which related to purchase of office equipment.

We incurred capital expenditure of HK$514,498 (approximately US$66,103) for the six months ended December 31, 2025 which related to purchase of motor vehicle and computers equipment.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Our assets that potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

Our Group believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board, with effective from October 1, 2024, pays compensation up to a limit of HK$800,000 (approximately US$102,784) if the bank with which an individual/a company holds its eligible deposit fails. As of December 31, 2025, cash and cash equivalents balance of HK$19,552,882 (approximately US$2,512,158), was maintained at financial institutions in Hong Kong and an aggregate of HK$15,963,219 (approximately US$2,050,958) were not insured by the Hong Kong Deposit Protection Board.

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable and other current assets are short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining a provision for allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Interest rate risk

The Group’s exposure on fair value interest rate risk mainly arises from its bank short-term deposits and bank borrowings. It also has exposure on cash flow interest rate risk which is mainly arising from its deposits and borrowings with banks.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by the Group, such as cash and cash equivalent and bank borrowings, at the end of the reporting period, the Group is not exposed to significant interest rate risk as the interest rates of cash at bank are not expected to change significantly.

Foreign currency risk

The reporting currency of the Group is HK$.

To date the majority of the income and expenses are denominated in HK$ and a significant portion of the assets and liabilities are denominated in HK$. There was no significant exposure to foreign exchange rate fluctuations and we have not maintained any hedging policy against foreign currency risk. We will consider hedging significant currency exposure should the need arise.

BUSINESS

Overview

FGHL, through our Operating Subsidiaries, is a financial services provider who provide private credit mortgage loan brokerage services and bank mortgage loan brokerage services in Hong Kong through our fintech platform. We believe we are one of the first movers among mortgage loan brokerage companies in Hong Kong who have successfully developed a flexible and efficient fintech marketplace that connects borrowers and lenders. Our online mortgage brokerage platform is designed to be secure and simple to use, with a bilingual user interface, fast execution enabled by automated assessment simulation and provide what we believe to be a great user experience.

Leveraging our expertise in banking and financing industry, our broad network of lenders, and our advanced fintech platform, we provide borrowers with mortgage application simulation and access to multiple mortgage loan options from different lenders, rather than just multiple generic quotes from lenders’ standard pricing. We match borrowers to their best loan options and connect them with potentially suitable loan lender(s). Our experienced staff also provide support and services to assist borrowers in managing their choices, facilitate the loan processing and communication between the borrowers and lenders, a process designed to lead to the best possible outcomes for both lenders and borrowers. We also serve as a valued partner to our lenders seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits. We aim to facilitate/assist the mortgage lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Fundergo has won “Hong Kong’s most outstanding business award” by Corphub in 2020 and “Startup” award in Fintech 2021 by HK01 and ICON.

In addition to mortgage loan brokerage services, FGHL has also provided consultancy services to our customers through Fundergo since 2021. We provide consultancy services to assist our corporate customers to identify restructuring initiatives and explore potential financing options. We act as a consultant to our customers to advise and assist them in procuring approval of restructuring of debt obligations and obtaining additional debts from current and/or new financial institutions. We provide consultancy services from the same group of experienced staff working on our mortgage loan brokerage services and who also have extensive knowledge and a network on financing related matters. We are able to provide tailor-made consultancy plans/solutions to meet the specific financial needs of each customer. Customers who engage us for consultancy services pay consultancy service fees to us and they are mainly from (i) past or existing borrowers who have successfully obtained private credit mortgage loans through our online platform and look for further consultancy services; and (ii) referrals of new customers (who have not engaged us for mortgage loan brokerage services) by our contacts in banking, financing, and real estate industries, or by our past or existing borrowers. We also regularly attend conferences, forums, and events to promote our consultancy services and to attract new customers.

From our inception to December 31, 2025, we had facilitated over HK$10,034 million (US$1,289 million) in loans to 712 borrowers.

Our Competitive Strengths

We believe that the following strengths distinguish us from our competitors and have contributed to our success:

Our Award-winning online mortgage brokerage platform. iMort, which we acquired in August of 2023, was awarded the Credit Digitalization-Mortgage Loan in Hong Kong Fintech Impetus Awards 2022

Our distinctiveness is founded on our ability to develop purpose-built technology, combine it with our financial expertise, and embed these solutions in our online platform. We believe we were one of the first movers in the mortgage brokerage industry that has successfully built up a fintech platform to connect borrowers and banks in a speedy, flexible and simple way. Leveraging extensive data, AI applications and machine learning technologies, our online platform effectively provides online property valuation, instant risk and credit assessment, and accurate borrower-lender matching results. In August 2023, we acquired iMort as part of the Fundermall acquisition which was awarded the Credit Digitalization-Mortgage Loan in Hong Kong Fintech Impetus Awards 2022 organized by MetroFinance and KPMG.

A broad and comprehensive database of banks and private credit lenders

We have a broad database of lenders which, as of the date of this prospectus, includes 20 banks and 100 private credit lenders (including licensed money lenders, family offices and credit funds). We are able to refer prospective borrowers to lenders in our database according to the lenders’ lending criteria. We have entered into master cooperation agreements with 17 private credit lenders as of the date of this prospectus. Under these master cooperation agreements, we were appointed as a non-exclusive contractor/introducer/agent to introduce and refer applications for loan products/services to the lenders. The master cooperation agreements mainly set out how we shall refer a borrower to the lenders and how to calculate the referral fee and when shall the referral fee be paid. The master cooperation agreements enable us to promote long-term and stable relationships with those lenders. We have also been appointed as third party’s agent by 50 Hong Kong licensed money lenders as of the date of this prospectus. For the years ended June 30, 2024 and 2025 and six months ended December 31, 2025, the referral fees paid by the licensed money lenders who appointed us as third party agent represented 67%, 13% and 100% of the revenue from private credit mortgage loan brokerage services, respectively. Diversified lender-base and close relationships with our lenders, together with the system built to capture transaction data that is embedded with the most current regulatory guidelines, we have built and maintained a strong internal database on credit appetite of our lenders, which enable us to provide a wide range of options to suit the needs of different borrowers and help us to establish our credibility within the industry.

Efficient and customized services to cater for the needs of different borrowers

Borrowers who use our brokerage services consist of both corporations and individuals who own different properties and have different financial needs. We will confer with borrowers to understand their particular needs. We will then match them with the best available mortgage loan options in response to their needs and purposes in a speedy and efficient way. We also provide tailor-made plans/solutions to meet the specific needs of customers who engage us for consultancy services. We have facilitated the offering of an array of mortgage loans with flexibility in size (up to HK$1 billion (US$128 million) at what we believe were the best rates that the borrowers could obtain at the time of each loan. As some borrowers return to seek our services, we believe that our efficient, flexible and customized services, reputation for integrity, readiness and capacity to cater for particular needs of our customers are the reasons for their continuing patronage of our services.

Our management members have extensive knowledge and experience in relation to mortgage and financing matters

Our executive Directors have extensive experience and knowledge in dealing with mortgage and financing related matters. Mr. Kevin Wai Kei Ng, the co-founder of our Group and our chief executive officer, focuses on our strategic planning, finance and overall management. He has over 16 years of team management, business strategy formulation, and financing deals and budgeting experience in banking industry. Mr. Wai Kan Leung, the other co-founder of our Group and our chief operating officer, is mainly responsible for strategic planning, lenders networking and compliance. He has over 17 years of experience in banking industry and possesses extensive networks with our private credit lenders. In addition, we have an experienced senior management team. Mr. Jimmy Chun Ming Ho, our chief financial officer, has 16 years of banking and financial audit experience. When working in different banks, our management team handled and supervised corporate and commercial secured lending transactions which involved utilizing real estate properties as collateral to support the credit facilities granted by banks. They had gained in-depth knowledge about the mortgage industry, including mortgage terms and structure, practical assessments by lenders, related legal documentation practice and compliance-related requirement as imposed by the local authority such as Hong Kong Monetary Authority. They had also established network with different lenders and agents in the mortgage industry. The collective industry knowledge and skills of our management give us the capability to deliver reliable and efficient services to our customers. We believe our management’s in-depth industry experience and established connections with our lenders differentiate us from our competitors.

Our Strategies

We intend to pursue the following strategies to drive our further growth:

Acquisition of companies and/or formation of joint ventures

We intend to acquire stakes in companies and/or forming joint ventures with potential business partners within the value chain of the financial service industry, with a view to support the business growth of our Group and diversify our revenue sources.

While we have not identified any specific targets as of the date of this prospectus, we plan to selectively pursue acquisitions and formation of joint ventures that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our production capabilities and/or expanding our market presence in our core markets, in order to maximize the potential value and capability of our Company. Our potential targets for acquisition and formation of joint ventures will focus on companies with business and products that will enhance our market share and bring synergic effect to our business. We will select potential targets based on various factors including each candidate’s market share, reputation and customer base.

Expand and diversify our operations and product offerings and services

We strive to provide comprehensive services to our borrowers and lenders. We intend to grow our business in Hong Kong by expanding our product reach to unsecured loans including consumer loans, Environmental, Social and Governance (“ESG”) related financing and Small Medium Enterprises (“SME”) loans. Our focus on mortgage loans has provided expertise and trust to effectively expand our product offerings and introduce new services. We believe we can leverage our established expertise to provide borrowers with more tailored loan products and financing services, such as unsecured loans or other financing options. We believe this will attract a greater number of new borrowers while also allowing our products and services to evolve alongside the finance needs of our existing borrowers. This will also help us to grow and diversify our source of revenue.

Further strengthen our market position in our existing markets and extend our geographical reach to overseas market on the strength of our online platform and overseas network

We plan to capture a larger market share in our existing markets by investing in more marketing channels, including advertising campaigns in digital marketing, collaboration with other online business and brand.

We also plan to expand into new markets. We currently intend to extend our geographical reach to the UK, the US and Canada by establishing partnerships with local lenders to provide mortgage loan brokerage services to Hong Kong investors who hold or intend to buy real estate properties in the UK, the US and Canada. The UK, the US and Canada are hot foreign destinations for Hong Kong property investors. A recent news report of The Telegraph shows that Hong Kong investors own an estimate £10.8 billion (approximately US$14.7 billion) in property in the UK, being the largest group of property holders by value of all foreign nationals. However, due to locality, most Hong Kong investors have little or no connections with overseas banks or private credit lenders. Language barriers and legal documentation requirements make it more difficult for Hong Kong investors to obtain mortgage loan financing overseas. There is a huge demand and potential growth in this underserved segment. Our online platform will provide information of and access to overseas mortgage market, particularly for cross-border property investors or immigrants. When entering new markets we may face regulatory barriers to entry, including fulfilling local licensing and compliance requirements. Before we enter any new market, we will conduct thorough market entry feasibility research and will also make sure that we obtain all requisite licenses/certificates and comply with all applicable local regulations. We have started our research into the UK market. We understand that to operate as a mortgage broker in the UK, we will need to fulfill certain legal and regulatory requirements, including but not limited to obtaining a mortgage broker license from the Financial Conduct Authority. Once we fully complete our feasibility study on the UK market and decide to enter this market, we will make sure we fulfill the relevant legal and regulatory requirements either by obtaining the relevant license by ourselves, or by acquiring or establishing a partnership with a local mortgage brokerage company. We do not expect any regulatory barrier to entry the UK market.

Once we successfully enter a new market, we will further invest in that market and replicate our whole business mode in Hong Kong to that overseas market. We will strive to serve not only Hong Kong investors but all the local borrowers and lenders, so that we can duplicate our success overseas.

Further invest in information technology and optimize our online platform

We plan to upgrade our online platform along with our business growth and expansion. As we continue to expand our business, we expect the loan application volume to increase. With an improved technology infrastructure, we can provide borrowers with the most user-friendly interface and seamless transaction experience. We aim to increase the system concurrent accesses, improve the system’s stability and security, and increase the execution speed. We will provide all the useful information that the borrowers are looking for in an easy-to-navigate format and use that to drive account creation on our platform and brand development.

OUR BUSINESS OPERATIONS

Private credit mortgage loan brokerage services

FGHL provides private credit mortgage loan brokerage services through Fundergo and Richest View. We refer corporate or private individual borrowers seeking mortgage loan financing or re-financing to private credit lenders (including licensed money lenders, family offices and credit funds). The private credit mortgage loans we refer are typically secured by the first mortgages on borrowers’ real estate properties or mortgages subordinated to the first or higher-ranking mortgages charged on the borrowers’ pledged properties. Since 2023, we have facilitated mortgage loans secured against several real estate properties located in Hong Kong, as well against one real estate property located overseas. These collateral properties are diversified, and include residential properties, commercial properties, industrial properties, car parks, tenement houses, village houses, office units and shops.

The size of the private credit mortgage loans that we facilitate is dependent upon the type of property to be mortgaged (i.e. residential, commercial or other) and its value, or the residual value of the property to be mortgaged once any prior securities have been valued and assessed (i.e. the loan-to-value ratio). Over 90% of the private credit mortgage loans that we facilitated were first mortgage loans while the remaining were subordinate property mortgage loans. Whilst the collaterals of first mortgage loans are not subject to any prior lenders, subordinate property mortgage loans are secured by collaterals which are subject to prior mortgages to other lenders such as banks or money lenders. For first mortgage loans, the average loan-to-value ratio is approximately 70%. The private credit mortgage loans we facilitated ranged from around HK$600,000 (approximately US$77,088) to HK$350 million (approximately US$44.9 million) with a tenure of no more than a year. Interest rates for each borrower are determined by lenders on a case-by-case basis, in accordance with their internal credit policies and with consideration to various factors including, amongst others, the overall credit history and profile of the relevant borrower, the property type, profile and valuation of the underlying property as security and the level of any prior encumbrance on such property.

During the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, the amounts of private credit mortgage loans facilitated by us amounted to HK$215.3 million, HK$123.2 million and HK$18 million (approximately US$2.3 million), respectively.

Our private credit mortgage loan brokerage services primarily target borrowers who need to refinance their mortgage loan, or need short-term working capital/bridging finance, and/or who are unable to obtain financing from banks due to stringent restrictions. During the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, we successfully facilitated 14, 14 and 3 borrowers to obtain private credit mortgage loans from lenders respectively. As at December 31, 2025, all the 3 borrowers were corporate borrowers.

Our private credit lenders include licensed money lenders, family offices and credit funds. From July 1, 2022 to December 31, 2025, we successfully referred borrowers to 24 licensed money lenders, one family office and two credit funds. Before working with a private credit lender, we will carry out know-your-client due diligence to verify such private credit lender’s identity.

Private credit mortgage loan brokerage services process

The following steps are the major steps involved in our private credit mortgage loan brokerage services process:

(a)    Receipt of mortgage loan financing enquiries and due diligence check

We typically receive enquiries from prospective borrowers who may have seen our advertisements from different media platforms, or who have been referred by our contacts in banking, financing, and real estate industries, or referred by our past or existing borrowers. We pay fees to the agents who successfully referred borrowers for our private credit mortgage loan brokerage services. These agents are independent third parties.

Upon receiving enquiries from a prospective borrower, we will obtain financial and property information from the prospective borrower. To prevent and detect potential money laundering activities, we will carry out know-your-client due diligence to verify the prospective borrower’s identity. We will request for a copy of the applicant’s identity card and proof of residential address. In the case of a corporation, we will request for copies of its business registration certificate and certificate of incorporation and conduct company searches.

(b)    Preliminary credit assessment, lenders matching, and loan options proposal

We will then perform credit assessment on the prospective borrower. We will obtain property valuation from our partnering valuation firms. We will also take the prospective borrower’s income proof or financial statements to assess their financial conditions and loan repayment ability. We will conduct land registry searches to verify the ownership of the property to be mortgaged and ascertain whether such property is under any charge. We will then input all the above information into our automated system which will immediately generate a credit information summary.

Based on the credit information summary, we will go through our internal database which collected credit appetite of all our partnering lenders and generate five to ten best matched options. We will then contact the matched lenders and send the credit information summary to them. Lenders shall acknowledge the information received and provide with us their indicative offer within the same day (the indicative offer may be delayed to a few days if more due diligence work on property and borrower background is required).

(c)     Referral

The prospective borrower will select from indicative offers available and we will inform the relevant lender that the prospective borrower would like to apply a mortgage loan from them. The relevant lender will then use two to three business days to make a formal offer to the prospective borrower. If the prospective borrower agrees and accepts the offer made by the lender(s), we will pass the borrower’s personal and property details to the relevant lender so that they can conduct their own credit review or analysis. Once borrower’s loan application has been approved by the relevant lender, we will arrange for the borrower to sign the loan agreements with the relevant lender directly.

As part of our daily operation, we have periodical meetings (weekly or monthly) with our private credit lenders to review all active and outstanding loans referred by us and their repayment status. Meeting with our private credit lenders regularly is an effective way for us to maintain a close relationship with them, to understand lenders’ latest liquidity status and to monitor market trends and changes.

We keep track of the borrowing history of our borrowers and promote our services to them when their needs arise.

www.fundergo.com

Fundergo launched a website (www.fundergo.com) in January 2020 to provide online private credit mortgage loan application services. The main features of Fundergo online service are similar to iMort which is described in detail below. Our online platform can generally process a private credit mortgage loan application, credit assessment and mortgage loan matching in few seconds with the assistance of the automated online system, achieving massive operational efficiency. We will promote Fundergo online service by utilizing various forms of marketing and advertising to attract more users.

Bank mortgage loan brokerage services through iMort

iMort, operated by Fundermall, is a flexible, efficient and easy-to-use online bank mortgage loan referral platform which connects prospective borrowers and banks. We acquired iMort in August of 2023 as part of the Fundermall acquisition. Prospective borrowers can easily submit their bank mortgage loan requests on iMort. Our algorithms automatically match the prospective borrowers to the best available bank loan options and connect the prospective borrowers with potentially suitable banks through the banks’ designated authorized agents. Basically, a platform where prospective borrowers can leverage technology to find a better mortgage solution and where banks can leverage that technology to engage more customers. The whole application process can be done online without physical presence.

Our bank mortgage loan brokerage services aim to assist the bank mortgage loans secured by real estate properties in Hong Kong, including residential properties, commercial properties, industrial properties, car parks, tenement houses, village houses, office units and shops. The size of the bank mortgage loans that iMort facilitated is generally around HK$4 million (approximately US$514,000) to HK$20 million (approximately US$2.6 million). All the bank mortgage loans are secured by first mortgages on the borrowers’ real estate properties. The interest rate for each borrower is decided by the relevant banks on a case-by-case basis, in accordance with such banks internal credit policies and with consideration to various factors including, amongst others, the overall credit history and profile of the borrower, profile and valuation of the underlying property as security.

Borrowers who use our bank’s mortgage loan application and comparison services are typically individual clients who held residential properties in Hong Kong and are looking for maximum loan amount at a lower interest rate. We offer rebates to bank mortgage loan borrowers as an incentive for them to apply for mortgage loans through us. It is our discretion to offer rebates to bank mortgage loan borrowers and, if so, at what rate. When determining the rate of rebate with respect to each borrower, we consider various factors, including, the size of the loan, the rate(s) of rebate being offered by our competitors, the prevailing interest rate for a loan of similar amount, our internal performance and marketing strategies at the relevant time. We confirm the actual rate of rebate with each borrower before referring such borrower to the banks through the banks’ designated authorized agents. There is no written contract of the rate of rebate between the borrowers and us. Once the rate of rebate is confirmed with a borrower and the referral fee from the bank’s designated authorized agent is received by us (i.e. the borrower has drawn down on the mortgage loan), the rebate becomes unconditional, and the borrower will be entitled to the rebate and we will have an obligation to pay the rebate to the borrower, as reduction on the referral fees received from authorized agents. The Group typically settles the rebate due to a borrower within 30 days, and once the rebate has been settled, there will be no further rights and obligations. For the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, rebates to bank mortgage loan borrowers amounted to HK$2,821,053, HK$507,608 and HK$241,935 (US$31,082), respectively. During the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, iMort facilitated 240, 54 and 31 borrowers to obtain mortgage loans from banks, respectively. iMort had also established relationships with 20 retail banks in Hong Kong. iMort introduced potential borrowers to those banks via such banks’ designated authorized agents for the purpose of taking out mortgage loans. The final approval of any mortgage loan application referred by us is subject to the discretion of the banks.

Since the launch of iMort in November 2020, and as of December 31, 2025, HK$2,525 million (approximately US$324 million) loans had been facilitated through iMort. During the year ended June 30, 2024 and 2025 and the six months ended December 31, 2025, the amount of revenue from bank mortgage loan services was HK$989,492, HK$178,812 and HK$188,796 (approximately US$24,258), respectively.

iMort provides an effective digital transaction process including application, matching, and referral, as illustrated below:

Step 1: Paperless property valuation and bank mortgage loan application

A prospective borrower can initiate a loan application online through our iMort platform at anytime and anywhere by providing the following:

•        the type of the Property

•        the prospective borrower’s basic information, including his or her age, monthly income and other annual income (bonus, allowance, double pay), any existing mortgage loan or guarantee, any existing loan monthly payment

•        the information of the Property, including the property age, down payment, property valuation, requested loan amount.

iMort provide free property valuation so that a prospective borrower could have more accurate estimation on his mortgage.

The application/assessment typically takes less than two minutes, after which iMort would initiate a bank matching process.

Step 2: Credit assessment and matching

Upon submission of a complete application, our system begins the process of building a profile for that prospective borrower. Leveraging on the information provided by the prospective borrower, our advanced database and system will automatically initiate the risk and credit assessment on such prospective borrower.

Our system will simultaneously compare the prospective borrower’s profile to the respective lending criteria as provided by various banks. Our algorithms will then automatically match the prospective borrower to his or her best bank mortgage loan option(s) and list out the matching results for such prospective borrower. However, some details of the loan options will be concealed at this stage.

Step 3: Referral

A prospective borrower will need to sign an online mortgage referral application form with us before we disclose more details of the proposed loan options to him. A prospective borrower can choose his preferred offer among all the offers they get. We will then pass the prospective borrower’s information to the relevant bank through such bank’s designated authorized agent for the bank to contact that prospective borrower directly.

All our referrals will then go through the usual loan application procedures of the relevant bank, which will conduct its own credit assessment. Whether the relevant bank will grant a loan to the borrower referred by us is at its absolute discretion. Once the borrowers’ loan application has been approved by the bank, the borrower will then sign the loan agreement with the bank directly.

www.imort.com.hk

Consultancy services

FGHL provides consultancy services to our customers through Fundergo. Our consultancy services are to assist our corporate customers to identify restructuring initiatives and explore potential financing options. Fundergo acts as a consultant to our customers to advise and assist them in procuring approval of restructuring of debt obligations and obtaining additional debts from current and/or new financial institutions.

After a customer engaged Fundergo for consultancy services, Fundergo will have meetings with its representative(s) to understand its financial needs and financial status. Fundergo will then make a specific consultancy plan for that customer and provide services accordingly. As part of the consultancy services to assist customers to obtain financing facilities, Fundergo will:

(a)     assist the customer on financial restructuring. Fundergo will review the documents provided by the customer, including its corporate structure, business operation and financial status to identify such customer’s strengths and development potentials. Fundergo will also review the financial statements of such customer and prepare (or advice on) financial documentation (including financing forecast and sensitivity analysis) for its application of financing facilities;

(b)    enhance the customer’s cash management system. Fundergo will review the customer’s treasury policies and look for areas of improvement. Fundergo will also review the operating cash cycle of the customer and identify any potential areas to unlock the embedded cash and to enhance its liquidity; and

(c)     explore potential financing options for its customers (including potential buyer for assets disposal of such customer) based on its overall review of customers’ financial conditions. Fundergo will assist to arrange short term bridging facility to our customers if needed.

The customers in this segment are corporate customers who seek Fundergo’s expertise to assist them to obtain credit facilities from financial institutions and to improve their financial status or conditions. Some customers are new to our Group while some are past or existing customers who have successfully obtained private credit mortgage loans under our referral and look for further consultancy services. Customers who engage us for consultancy services pay consultancy service fees to us. The amount and payment terms of the consultancy service fees vary from different customers and are determined by different scopes of the consultancy services Fundergo provided to each customer. There are two type of consultancy service fees: (i) fixed fees which are calculated based on the degree of responsibility, skill/expertise involved, credit risk of the customers, and the estimated time required to complete the agreed work, and (ii) variable fees which are generally 1% to 1.5% of the financing facility amount that the customer obtained through our assistance. When assisting our customers in obtaining additional loans from current/new financial institutions, we charge variable consultancy fees. While assisting our customers in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions, the consultancy service fees will be comprised of a combination of both fixed and variable components.

During the year ended June 30, 2024 and 2025 and the six months ended December 31, 2025, Fundergo provided consultancy services to 15, 49 and 33 customers, respectively, of which 1, 2 and 6 of them were our past customers. Since the launch of consultancy services under Fundergo, we have successfully assisted our customers to obtain financing facilities at the total amount of HK$5,026 million (approximately US$646 million).

OUR CUSTOMERS

Our customers include (i) corporate clients who engaged us for consultancy services; (ii) private credit lenders; and (iii) banks’ designated authorized agents who sourced mortgage loan borrowers from us. During the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, we generated a substantial portion of revenue from the consultancy service fees paid by customers who engage Fundergo for consultancy services. The amount and payment terms of the consultancy service fees vary from different customers and are determined by different scopes of the consultancy services Fundergo provided to each customer. There are two type of service fees: (i) fixed fees which are calculated based on the degree of responsibility, skill/expertise involved, credit risk of the customers and the estimated time required to complete the agreed work, and (ii) variable fees which are generally 1% to 1.5% of the financing facility amount that the customer obtained through our assistance. The fixed fees are paid by instalment while the variable fees are typically payable in one-off basis upon drawdown.

For private credit mortgage loan brokerage services, referral fees payable to us are determined as a percentage of the loan amount offered to borrowers according to the mortgage type and interest rate. For first mortgage loans and subordinated mortgage loans, the referral fee rate ranged from 0.5% to 1.5% of the loan amount.

For bank mortgage loan brokerage services, the referral fees paid by the banks through banks’ designated authorized agents ranged from 0.14% and 0.76% of the loan amount we referred.

We derived a substantial portion of our revenue from a small number of key customers during the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025. For the fiscal year ended June 30, 2024, our three largest customers represented approximately 42%, 14% and 11% of our total revenue. For the fiscal year ended June 30, 2025, our three largest customers represented approximately 26%, 12% and 12% of our total revenue. For the six months ended December 31, 2025, our three largest customers represented approximately 28%, 20% and 13% of our total revenue.

The following sets out details of our three largest customers for the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025:

For the year ended June 30, 2024

Customer	Profile	Principal business	Service provided
A	Corporation	Property investment	consultancy services
B	Corporation	Property investment	consultancy services
C	Corporation	Garment products manufacturing	consultancy services

For the year ended June 30, 2025

Customer	Profile	Principal business	Service provided
D	Corporation	Property investment	consultancy services
C	Corporation	Garment products manufacturing	consultancy services
E	Corporation	Property investment	consultancy services

For the six months ended December 31, 2025

Customer	Profile	Principal business	Service provided
I	Corporation	Property investment	consultancy services
J	Individual	Merchant	consultancy services
K	Corporation	Investment holding	consultancy services

The domestic economy was first dampened by the fifth wave of the pandemic and then by the deteriorating macro-economic environment and the real estate markets in Hong Kong was negatively impacted. Our consultancy services successfully captured the increasing demand from clients seeking for debt refinancing and our revenue from consultancy services increased during the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025. The consultancy services the Group provided to the three largest customers during the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025 were to assist the customers to obtaining credit facilities from financial institutions and identify alternative financing options. In providing our consultancy services, we: i) assisted customers to prepare financial documentation for their application/extension of financing facilities; ii) enhanced customer’s cash management system and/or iii) identified alternative financing options for the customers so that they successfully obtained financial facilities in the end.

MARKETING

We currently focus on building brand awareness through online marketing campaigns, including advertising our products and services in leading social media platforms, such as Facebook, YouTube and Instagram. These marketing activities help us to promote customer awareness of our brand and grow our customer base. We believe that engaging in various marketing and promotional activities is an effective strategy to increase public awareness of our business and brand in Hong Kong. As part of our business development and as a result of the increased competition, our management believes that we shall continue with our marketing efforts through various forms of advertising activities to further solidify our brand image and achieve deeper market penetration in order to standout from our competitors.

SEASONALITY

Based on our records, our operating results and operating cash flows can be affected by some seasonal factors. We generally recorded higher revenue in the first half than in the second half of a calendar year. Such seasonality is primarily attributable to the seasonal fluctuation of the real estate market and mortgage loan business in banks/private credit lenders. In Hong Kong, property buyers generally prefer to buy properties near/after Chinese New Year. There are relatively more property transactions in the first half of a calendar year. Moreover, mortgage loan business in banks/private credit lenders is also more active and more mortgage loans would be approved/drawdown in the first half of a calendar year. Thus, we generally record higher revenue in the second half of our fiscal year.

COMPETITION

We mainly compete with other traditional mortgage brokerage companies and consultancy firms. Some of our current or potential competitors may have more financial, technical, and marketing resources therefore would be able to devote greater resources to development, promotion and sale. Our competitors may also have longer operating histories, wider range of products and borrower base than us. However, we believe that with more digitization and less legacy burden, our development is more flexible and agile. We understand that our lenders would source mortgage loan originations directly through their own marketing strategies, such as, by phone calls or direct mails. Our goal is to connect borrowers and lenders in a more efficient and flexible way which saves the customer acquisition and marketing cost of our lenders. We believe this is more of an opportunity instead of competition.

PRIVACY PROTECTION

In our daily operations, we obtain various types of personal data of our customers under the protection of the Personal Data (Privacy) Ordinance. As such, we have set up internal control procedures to protect the personal data which include (i) requiring our employees not to retain or disclose any confidential information about our business activities and other sensitive confidential data to any third party; (ii) requiring our customers to acknowledge their rights under the Personal Data (Privacy) Ordinance and the purpose of collecting their personal data upon completion and signing of the referral application forms; and (iii) obtaining consents from our customers before using their personal information.

GOVERNMENTAL/REGULATORY APPROVAL AND COMPLIANCE

To the knowledge of the Company, the Company is not required to obtain any government or agency’s approval for its current or planned operations. However, the Company, its operations, results of operations and financial condition could be adversely affected by the new laws or regulations or by changes in existing laws or regulations, or the application thereof.

INTELLECTUAL PROPERTY

To date, we do not own any patents, copyrights, or trademarks. We own and maintain the registered domains www.imort.com.hk and www.fundergo.com through our Operating Subsidiaries. As of the date of this prospectus, we have not been subjected to any material dispute or claim for infringement upon third parties’ trademarks, licenses and other intellectual property rights in Hong Kong.

INSURANCE

We believe our insurance coverage is adequate to insure against the risks relating to our operations with reference to the size and nature of our business. Our insurance coverage includes, among others, employees’ compensation, business interruption, trade credit and fire. We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

FACILITIES

We do not own any real property.

Our principal executive office is located at Unit 1002, 10/F Tai Sang Bank Building 130 – 132 Des Voeux Road Central, Central, Hong Kong SAR. We leased our office from a third party. The current lease term of our office is from September 1, 2025 to August 31, 2026.

We have leased three car parking spaces located at The Center, No. 99 Queen’s Road Central, Hong Kong SAR. We leased the car parking spaces from a third party.

We have leased a residential unit at The Astoria, No. 198 Argyle Street, Kowloon, Hong Kong SAR. We leased the residential unit from a third party. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

As of February 28, 2026 we employed a total number of 17 full-time employees and 2 part-time employees. Our employees are employed in the areas of human resources and administration, management, sales and marketing, accounting and finance, information technology and programming. We have employment contracts with each of our employees in compliance with the applicable employment laws in Hong Kong.

We believe that we maintain a good working relationship with our employees, and we do not have material labor disputes in the past. None of our employees is represented by any labor union.

LEGAL PROCEEDINGS

From time to time, we may be involved in legal proceedings arising in the ordinary course of business. As of the date of this prospectus, our Company and our subsidiaries are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our Company or our subsidiaries’ business, financial condition or operations.

REGULATIONS

Regulations Related to our Business Operations in Hong Kong

Hong Kong Regulations Related to Services Providers

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, all our subsidiaries hold valid business registration certificates.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, all our subsidiaries have complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of our subsidiaries.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, all our subsidiaries are in compliance with the provisions of the PDPO.

MANAGEMENT

The following table provides information regarding the executive officers and directors of the Company as of the date of this prospectus:

Directors and Executive officers	Age	Position
Mr. Kevin Wai Kei Ng	44	Director, Chairman of the Board, Chief Executive Officer
Mr. Wai Kan Leung	46	Director, Chief Operating Officer
Mr. Jimmy Chun Ming Ho	41	Chief Financial Officer
Mr. Patrick Kwok Fai Lau	53	Independent Director Nominee*
Mr. John Cheung-wah Lam	71	Independent Director Nominee*
Ms. Ka Lee Lam	42	Independent Director Nominee*

____________

*        The proposed nominees will become Independent Directors of our Company upon the effectiveness of the registration statement of which this prospectus forms a part

Mr. Kevin Wai Kei Ng is the co-founder and chief executive officer, Chairman of the Board of our Group. Mr. Ng has more than 16 years of experience of team management, business strategy formulation, and financing deals and budgeting experience in the banking industry. Mr. Ng started his career at Shanghai Commercial bank in 2004. Mr. Ng then worked at Hang Seng Bank from September 2005 to January 2007 and Standard Chartered Bank from January 2007 to March 2008. Mr. Ng’s work in those commercial banks focused on corporate lending, payments, foreign exchange and wealth management solutions to commercial and corporate clients. Mr. Ng was a consultant for banking and finance recruitment of Hudson Global Resources (Hong Kong) Ltd. from April 2008 to May 2009 and he was responsible for recruitment service of banking professionals for large multinational banks in Hong Kong. From August 2009 to June 2011, Mr. Ng worked as a relationship manager of commercial banking at Citibank. From June 2011 to September 2014, Mr. Ng was the senior vice president of local corporate at Hong Kong and Shanghai Bank Corporation Limited. Mr. Ng was the director and division head of commercial banking of Standard Chartered Bank from September 2014 to April 2018. Before founding our Group in 2019, Mr. Ng had served as the Head, large local corporate of United Overseas Bank from May 2018 to August 2019. During his time in the banking industry, one of Mr. Ng’s major duties was to handle and supervise corporate and commercial secured lending transactions which involved utilizing real estate properties as collateral to support the credit facilities granted by banks. Mr. Ng had gained in-depth knowledge and experience related to the mortgage industry, including mortgage terms and structure, practical assessments by different lenders, related legal documentation practice and compliance-related requirement as imposed by the local authority such as Hong Kong Monetary Authority. Mr. Ng has been a director of Fundergo since July 2019, Richest View since June 2020 and Fundermall since November 2020. Mr. Ng has also served as an independent non-executive director of Majestic Ideal Holdings Ltd since December 2021, a private company whose main business is providing supply chain management services in the apparel industry. Mr. Ng obtained his bachelor’s degree in engineering from the University of Hong Kong and an executive Master of Business Administration degree from Kellogg School of Management of Northwestern University and Business school of Hong Kong University of Science and Technology. Mr. Ng currently resides in Hong Kong.

Mr. Wai Kan Leung is the co-founder and our chief operating officer. Mr. Leung has over 17 years of experience in the banking industry and possesses extensive networks with our private credit lenders. Mr. Leung started his career as a senior marketing officer at Dah Sing Bank Limited from February 2004 to May 2006, where he was responsible for leasing business. Mr. Leung then worked as an assistant vice president at Hang Seng Bank Limited from May 2006 to May 2007 and his work also focused on leasing business. From May 2007 to June 2014, Mr. Leung was a vice president of Citibank N.A. Hong Kong Brach where he managed a portfolio over 70 clients and focused on commercial banking and foreign exchange investment. From June 2014 to June 2018, Mr. Leung was an assistant general manager and a team head of China Citic Bank International and his work focused on managing a marketing team and corporate lending and investment. Mr. Leung served as a team head of OCBC Hong Kong branch from June 2018 to August 2019. During his time in the banking industry, one of Mr. Leung’s major duties was to handle and supervise corporate and commercial secured lending transactions which involved utilizing real estate properties as collateral to support the credit facilities granted by banks. Mr. Leung had gained in-depth knowledge and experience related to the mortgage industry, including mortgage terms and structure, practical assessments by different lenders, related legal documentation practice and compliance-related requirement as imposed by the local authority such as Hong Kong Monetary Authority. Mr. Leung has been a director of Fundergo since July 2019, Richest View since June 2020 and Fundermall since November 2020. He was responsible for managing a marketing team, corporate lending and investment. Mr. Leung obtained his Bachelor of Commerce degree in banking and finance from Curtin University of Technology in 2003. Mr. Leung currently resides in Hong Kong.

Mr. Jimmy Chun Ming Ho is the chief financial officer of our Group. He has over 16 years of banking and financial audit experience. Mr. Ho is a fellow member of Hong Kong Institute of Certified Public Accountants and an associate member of Institute of Chartered Accountants of England and Wales. Mr. Ho began his career at Eddie M.T.NG & Co, an accounting firm in Hong Kong from October 2007 to May 2011 where he worked as an audit supervisor and his work focused on financial audit, accounting, tax, company secretarial services to small and medium-sized enterprises and private clients. Mr. Ho worked for BDO Limited from May 2011 to October 2012 as a senior associate and he was responsible for providing financial audit service to clients including private and listed companies. Mr. Ho was a relationship manager at Standard Chartered Bank from November 2012 to April 2017 and the vice president of commercial banking at United Overseas Bank from May 2017 to August 2019. Before joining our Group in November 2022, Mr. Ho was the cluster head and associate director of corporate banking department at OCBC Wing Hang Bank from August 2019 to November 2022, where he was responsible for overseeing corporate lending, payments, foreign exchange and wealth management solutions to commercial and corporate clients. Mr. Ho graduated with a Bachelor of Science in managerial and administrative studies from Aston University in 2007. Mr. Ho currently resides in Hong Kong.

Mr. Patrick Kwok Fai Lau, has accepted appointment to be our director, effective immediately prior to the effectiveness of our registration statement of which the prospectus is a part. Mr. Lau has more than 20 years of experience in the fields of accounting, auditing, financial advisory and corporate governance. From September 1996 to November 1997, Mr. Lau worked as an auditor at Glass Radcliffe Chan & Wee, an accounting firm. From December 1997 to April 1999, Mr. Lau was an associate at PricewaterhouseCoopers. From October 1999 to June 2011, Mr. Lau worked at KPMG, Hong Kong office, KPMG Huazhen (Guangzhou office) and KPMG Advisory (China) Limited, with his last held position as a manager of KPMG Advisory (China) Limited, a consulting services company. From July 2011 to June 2016, Mr. Lau held various positions, including deputy general manager, financial controller and company secretary, in BII Railway Transportation Technology Holdings Company Limited, a company whose shares are listed on the Main Board of the Stock Exchange of Hong Kong Limited (“HKSE”) (HKSE: 1522). From July 2016 to October 2019, Mr. Lau served as the chief financial officer and company secretary of International Alliance Financial Leasing Co., Ltd. (HKSE: 1563). From September 2020 to November 2021, Mr. Lau was the chief financial officer of Neo-Concept (Holdings) Company Limited. Mr. Lau has been serving as the chief financial officer of Neo-Concept International Company Limited since December 2021. Mr. Lau has also served as the chief financial officer of Neo-Concept International Group Holdings Limited (NASDAQ: NCI) since May 2022.

Mr. Lau has been an independent non-executive director of Steering Holdings Limited (now known as FDB Holdings Limited) (HKSE: 1826) since January 2018, Ximei Resources Holding Limited (HKSE: 9936) since February 2020, Sundy Service Group Co. Ltd (HKSE: 9608) since December 2020 and Zhongtian Construction (Hunan) Group Limited (HKSE: 2433) since March 2023. Mr. Lau was also an independent non-executive director of Jinhai International Group Holdings Limited (HKSE: 2225) from September 2017 to June 2020.

Mr. Lau obtained a degree of Master of Science in Corporate Governance and Directorship (Distinction) from Hong Kong Baptist University in November 2014. He also obtained the HKICPA Diploma in Insolvency awarded by The Hong Kong Institute of Certified Public Accountants in June 2004. Mr. Lau has been a member of The Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants since July 2003 and December 2007, respectively. He has also been a member of Beta Gamma Sigma Hong Kong, an international honor society for collegiate schools of business, since April 2014.

Mr. John Cheung-wah Lam, Mr. Lam has substantial experience in the banking industry. From 1991 to 2005, he held various senior positions at Hongkong Bank of Canada (currently known as HSBC Bank Canada), HSBC California and Hang Seng Bank Limited. He subsequently worked at Dah Sing Bank, Limited from September 2005 to February 2012 with his last position as an executive director, head of retail banking. After that, Mr. Lam acted as the vice chairman and an executive director of Nan Fung Property Holdings Limited in China Property Division between February 2013 and December 2021, and he has served as their consultant since January 2022.

Mr. Lam has been an independent non-executive director of Wing Lee Property Investments Limited (HKSE: 864) since February 2013, C&D Newin Paper & Pulp Corporation Limited (formerly known as Samson Paper Holdings Limited) (HKSE: 731) since May 2022, Blue River Holdings Limited (HKSE: 498) since August 2022, Oshidori International Holdings Limited (HKSE: 622) since August 2022 and Golden Ponder Holdings Limited (HKSE: 1783) since June 2023.

Mr. Lam graduated from Ryerson Polytechnical Institute (currently known as Toronto Metropolitan University) in Toronto, Canada in June 1988 where he received his Bachelor of Business Management degree. Mr. Lam is a fellow of The Institute of Canadian Bankers and a fellow of the Royal Institution of Chartered Surveyors.

Ms. Ka Lee Lam, has accepted appointment to be our director, effective immediately prior to the effectiveness of our registration statement of which the prospectus is a part. Ms. Lam has over 10 years of experience in business management, investment banking and operation control. From June 2009 to October 2011, Ms. Lam worked in the operations department at Bank of America Merrill Lynch. From October 2011 to August 2012, Ms. Lam worked as an analyst at Barclays Capital Asia Ltd. From September 2012 to August 2016, Ms. Lam worked in the operations department at ABN AMRO Clearing Hong Kong Limited. From June 2016 to September 2019, Ms. Lam served as an executive director of Huisheng International Holdings Limited (HKSE: 01340). From October 2019 to November 2020, Ms. Lam was the head of operations of Black Marble Securities Limited. Ms. Lam has been an independent non-executive director of Magic Empire Global Limited (NASDAQ: MEGL) since August 2022 and an executive director of GBA Holdings Limited (HKSE: 261) since June 2023. Ms. Lam obtained a Bachelor of Business (Accounting) degree from Swinburne University of Technology in Australia in April 2008.

Family Relationships

Save as disclosed above, none of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon thirty days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with a thirty days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

We have also entered into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the Board.

We have entered into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. The Board may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our Board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. We will also achieve gender diversity by having one female director out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of our Company and its subsidiaries.

Committees of the Board of Directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Mr. Patrick Kwok Fai Lau, Mr. John Cheung-wah Lam and Ms. Ka Lee Lam and will be chaired by Mr. Patrick Kwok Fai Lau. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Lau, Kwok Fai Patrick qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to achieve proper compliance; and

•        reporting regularly to the board.

Compensation Committee

Our compensation committee will consist of Mr. John Cheung-wah Lam, Mr. Patrick Kwok Fai Lau and Ms. Ka Lee Lam and will be chaired by Mr. John Cheung-wah Lam. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements, annual bonuses, and employee pension and welfare benefit plans; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Ms. Ka Lee Lam, Mr. Patrick Kwok Fai Lau and Mr. John Cheung-wah Lam and will be chaired by Ms. Ka Lee Lam. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing, reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to achieve proper compliance; and

•        evaluating the performance and effectiveness of the board as a whole.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is filed as an exhibit to this registration statement and applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this public offering.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practice in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

Duties of Directors

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. You should refer to “Description of Share Capital — Certain BVI Company Considerations — Differences in Corporate Law” for additional information on our standard of corporate governance under BVI law.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Compensation of Directors and Executive Officers

For the years ended June 30, 2024 and 2025 and the six months ended December 31, 2025, we paid an aggregate of HK$1,614,000, HK$3,591,000 and HK$1,049,881 (approximately US$134,889), respectively, in cash (including salaries and mandatory provident fund) to our directors. Our subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Our board of directors will create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our operating subsidiary’s experience in the business sector in which it operates and the terms of its transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

List of Related Parties

Name of related parties	Relationship with the Company
FGO Limited	Under common control by shareholders of the Company
Fundergo Group Limited	Under common control by shareholders of the Company
Fundeer Capital Limited	Under common control by shareholders of the Company
Fundermall	Under control by shareholder of the Company
New Age Financing Limited	Under common control by shareholders of the Company
Fundsups Limited	Under common control by shareholders of the Company
HKM Club Limited	Under common control by shareholders of the Company
Mr. Kevin Wai Kei Ng	Shareholder and Director of the Company
Mr. Wai Kan Leung	Shareholder and Director of the Company
Mr. Jimmy Chun Ming Ho	Key management personnel of the Company

Amounts Due From (To) Related Parties

The following table set forth the breakdown of our balances due from related parties as of the dates indicated:

	Maximum exposures	As of June 30,			As of December 31,
		2023	2024	2025	2025	2025
	HK$	HK$	HK$	HK$	HK$	US$
Due from FGO Limited	80,200	58,428	—	—	—	—
Due from Fundergo Group Limited	11,900	11,900	—	—	—	—
Due (to) from Fundeer Capital Limited	9,263,632	6,462,632	—	—	—	—
Due from Fundermall*	104,770	63,950	—	—	—	—
Due from New Age Financing Limited	11,400	11,400	—	—	—	—
Due from Fundsups Limited	6,000	6,000	—	—	—	—
Due from HKM Club Limited	6,000	6,000	—	—	—	—
Due to Mr. Kevin Wai Kei Ng	(75,547)	(75,547)	—	—	—	—
Due to Mr. Wai Kan Leung	(74,047)	(74,047)	—	—	—	—

____________

*        The balance with Fundermall has been eliminated under consolidation since the acquisition occurred on August 21, 2023.

The amounts due from (to) related parties were advances to (from) these related parties. The balances were non-trade related, unsecured, interest free with no specific repayment terms. There was no formal nor contractual obligations that require us to make advances to or pay fees on behalf of any related parties. These short-term arrangements were mainly for operational convenience and had been discontinued since December 2023. All amounts due from (to) related parties as of June 30, 2023 were subsequently settled in December 2023, of which approximately HK$149,000 was offset with outstanding amount due to related parties while the remaining amount of approximately HK$8,400,000 was settled in cash. To further enhance our corporate governance, all the proposed related party transactions after Listing shall be adequately disclosed to, reviewed, and approved by our audit committee.

Transactions with Related Parties

Related party transactions during the years ended June 30, 2023, 2024 and 2025 and the six months ended December 31, 2025:

	Nature	For the years ended June 30,			For the six months ended December 31,
		2023	2024	2025	2025	2025
		HK$	HK$	HK$	HK$	US$
FGO Limited(1)	Professional and company fees paid by Fundergo on behalf(4)	40,000	21,772	—	—	—
FGO Limited(1)	Repayment from related party(5)	—	80,200	—	—	—
Fundergo Group Limited(1)	Professional and company fees paid by Fundergo on behalf(4)	4,950	3,600	—	—	—
Fundergo Group Limited(1)	Fund advance to related party(5)	1,000	101,000	—	—	—
Fundergo Group Limited(1)	Repayment from related party(5)	—	116,500	—	—	—
Fundeer Capital Limited(1)	Fund advance to related party(5)	11,400,000	2,500,000	—	—	—
Fundeer Capital Limited(1)	Fund advance from related party(5)	600,000	—	—	—	—
Fundeer Capital Limited(1)	Fee income received by Fundergo on behalf(6)	1,822,875	—	—	—	—
Fundeer Capital Limited(1)	Agent fees paid by Fundergo on behalf(7)	49,000	—	—	—	—
Fundeer Capital Limited(1)	Professional and company fees paid by Fundergo on behalf(4)	4,950	2,300	—	—	—
Fundeer Capital Limited(1)	Management fee(8)	1,800,000	—	—	—	—
Fundeer Capital Limited(1)	Management fee(8)	—	8,964,932	—	—	—
Fundermall(2)*	Fund advance to related party(5)	—	28,084 *	—	—	—
Fundermall(2)*	Fund advanced from related party(5)	—	—	—	—	—
Fundermall(2)*	Professional and company fees paid by Fundergo on behalf(4)	8,930	—	—	—	—
New Age Financing Limited(3)	Professional and company fees paid by Fundergo on behalf(4)	11,150	1,800	—	—	—
New Age Financing Limited(3)	Corporate office rental	195,200	—	—	—	—
New Age Financing Limited(3)	Repayment from related party(5)	—	13,200	—	—	—
Fundsups Limited(1)	Professional and company fees paid by Fundergo on behalf(4)	6,000	6,000	—	—	—
HKM Club Limited(1)	Professional and company fees paid by Fundergo on behalf(4)	6,000	6,000	—	—	—
Mr. Kevin Wai Kei Ng	Salaries	457,000	498,000	1,498,000	369,000	47,409
Mr. Wai Kan Leung(2)	Salaries	457,000	498,000	1,498,000	369,000	47,409
Mr. Jimmy Chun Ming Ho	Salaries	314,300	618,000	595,334	311,881	40,071

____________

*        The transactions with Fundermall have been eliminated under consolidation since the acquisition occurred after August 21, 2023.

(1)      An affiliate company incorporated in Hong Kong directly owned by Mr. Kevin Wai Kei Ng and Mr. Wai Kan Leung, with each owning an equal 50% share in the company.

(2)      An affiliate company incorporated in Hong Kong directly owned by Mr. Wai Kan Leung and an Independent Third Party with shareholding at 97% and 3%, respectively. On August 21, 2023, the Group acquired the entire issued share capital of Fundermall from Mr. Wai Kan Leung and an Independent Third Party at an aggregate consideration of HK$10,001. Fundermall’s operating results was consolidated to the Group’s financial statements since then.

(3)     An affiliate company incorporated in Hong Kong directly wholly owned by Mr. Kevin Wai Kei Ng.

(4)     Professional and company fees refer to annual company secretarial service fees, annual filing fees with the relevant business registry and formation costs paid by Fundergo on behalf of respective related parties.

(5)      Advances to and from and repayment from related parties refer to the fund transaction on a current account basis.

(6)      Fee income refers to the income generated from consultancy services provided by the affiliate company while respective fee settlement was received by Fundergo on behalf of the affiliate company. Both Fundergo and the affiliate company provided services to the same client and as the clients only registered Fundergo as authorized payee in their banking instruction, the relevant fees were received by Fundergo on behalf of the affiliate for the operational convenience of the clients. Such arrangement had been discontinued.

(7)      Agent fees refer to the payment to the agent for referring the borrowers to the affiliate company while the respective fee settlement was paid by Fundergo on behalf of the affiliate company.

(8)      Management fees represent service fees for general corporate management paid to Fundeer Capital Limited. These corporate services were terminated on June 30, 2023.

Bank Facilities and Other Borrowing guaranteed by Related Parties

Bank borrowings as at June 2023, 2024 and 2025 and December 31, 2025 are as follows:

					As of June 30,				As of December 31,
Lender	Type	Maturity date	Currency	Interest rate	2023	2024	2025	2025	2025	2025
					HK$	HK$	HK$	US$	HK$	US$
The Hongkong and Shanghai Banking Corporation Limited (“HSBC”)	Term loan	July 25, 2032	HK$	Bank’s prime lending rate minus 2.25%	8,242,900	7,520,417	6,692,725	852,587	6,264,247	798,003

Fundergo entered into the loan arrangement with HSBC Hong Kong on July 29, 2022. The banking facility were unsecured, details of which is set out as follows:

(1)    facility tenure of 10 years (120 months) with principal repayment holiday for the first 12 months after drawdown of the loan on August 25, 2022.

(2)    joint and several personal guarantee from Mr. Kevin Wai Kei Ng and Mr. Wai Kan Leung;

(3)    guarantee in 100% from Hong Kong Mortgage Corporation Limited (“HKMC”);

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

•        Each person who is known by us to beneficially own more than 5% of our issued and outstanding Ordinary Shares;

•        Each of our directors, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

We are authorized to issue an unlimited number of Class A Ordinary Shares with no par value and Class B Ordinary Shares with no par value. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 26,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus and 29,750,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares post-Offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed issued and outstanding but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Unit 1002, 10/F Tai Sang Bank Building, 130-132 Des Voeux Road Central, Central, Hong Kong.

	Ordinary shares beneficial owned prior to this offering				Ordinary shares beneficially owned after this offering(*)
	Class A Number	Class B Number	%	Percent of Total Voting Power %	Class A Number	Class B Number	%	Percent of Total Voting Power %
Directors and Executive Officers(1):
Mr. Kevin Wai Kei Ng	5,520,000	2,000,000	25.07%	42.94%	5,520,000	2,000,000	22.28%	41.48%
Mr. Wai Kan Leung	5,520,000	2,000,000	25.07%	42.94%	5,520,000	2,000,000	22.28%	41.48%
Mr. Jimmy Chun Ming Ho	360,000	—	1.19%	0.34%	360,000	—	1.07%	0.33%
Mr. Patrick Kwok Fai Lau	—	—	—	—	—	—	—	—
Mr. John Cheung-wah Lam	—	—	—	—	—	—	—	—
Ms. Ka Lee Lam	—	—	—	—	—	—	—	—
Directors and Executive Officers as a group	11,400,000	4,000,000	51.33%	86.22%	11,400,000	4,000,000	45.63%	83.29%

Principal Shareholders:
Mr. Kevin Wai Kei Ng	5,520,000	2,000,000	25.07%	42.94%	5,520,000	2,000,000	22.28%	41.48%
Mr. Wai Kan Leung	5,520,000	2,000,000	25.07%	42.94%	5,520,000	2,000,000	22.28%	41.48%
Bravo Brilliant Holdings Limited(2)	1,740,000	—	5.80%	1.64%	1,740,000	—	5.16%	1.59%

____________

*        Assuming the underwriters do not exercise the over-allotment option.

(1)      The business address of our directors and executive officers is Unit 1002, 10/F Tai Sang Bank Building, 130-132 Des Voeux Road Central, Central, Hong Kong.

(2)      Bravo Brilliant Holdings Limited, a company incorporated under the laws of Hong Kong, whose registered office address is at 17/F, 118 Connaught Road West, Hong Kong. Mr. Simon Lin Shing Lo, who is a non-affiliate, owns 100% of the issued shares of Bravo Brilliant Holdings Limited.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of Class A Ordinary Shares of no par value and Class B Ordinary Shares of no par value. As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF SHARE CAPITAL

We are a BVI business company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the BVI Act.

As of the date of this prospectus, we are authorized to issue an unlimited number of ordinary shares (the “Ordinary Shares”) comprised of (a) an unlimited number of Class A Ordinary Shares; and (b) an unlimited number of Class B Ordinary Shares. As of the date of this prospectus, 26,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 26,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Memorandum and Articles of Association

We have adopted the Memorandum and the Articles. The following are summaries of the material provisions of our Memorandum and Articles and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares.

The following description of our Ordinary Shares and provisions of our Memorandum and Articles are summaries and are qualified by reference to the Memorandum and the Articles of Association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares. Immediately after the completion of this offering, we will have 29,750,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of the over-allotment option by the underwriters.

Holders of our Class A Ordinary shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Subject to the aforesaid, the Class A Ordinary Shares and the Class B Ordinary Shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares or the transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by a holder thereof to any person or entity which is neither ultimately controlled by FGO Limited, Mr. Wai Kan Leung and Mr. Kevin Wai Kei Ng (the “Founders” and any of them, a “Founder”) nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Upon any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by the Founder nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called general meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and 20 votes for each Class B Ordinary Share which such shareholder holds. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval unless otherwise required under BVI laws, the Memorandum and Articles.

Qualification

There is currently no shareholding qualification for directors.

Meetings

We must provide not less than seven days’ notice of all meetings of shareholders to those persons whose names appear as shareholders in the register of members on the date of the notice is given and are entitled to vote at the meeting. Generally, our board of directors shall call a meeting of the shareholders upon the written request of shareholders holding at least 30% of the voting rights. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver on his part.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day at the same time and place or to such other time and place as the board of directors may determine, and if shareholders representing not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board of directors is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

There are no provisions in the Articles of Association relating to rights of minority shareholders in relation to fraud or oppression. However, certain remedies are available to shareholders of the Company under the BVI law as summarized below.

The BVI Act contains various mechanism to protect minority shareholders, including:

(i)     Restraining or Compliance Orders: if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the court may, on the application of a member or a director of the company, make an order directing the company or its director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association;

(ii)    Derivative Actions: the court may, on the application of a member of a company, grant leave to that member to:

(aa)   bring proceedings in the name and on behalf of that company; or

(bb)  intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; and

(iii)   Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the court for an order and, if the court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders:

(aa)   in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares;

(bb)  requiring the company or any other person to pay compensation to the member;

(cc)   regulating the future conduct of the company’s affairs;

(dd)  amending the memorandum or articles of association of the company;

(ee)   appointing a receiver of the company;

(ff)    appointing a liquidator of the company under section 159(1) of the Insolvency Act;

(gg)  directing the rectification of the records of the company; and

(hh)  setting aside any decision made or action taken by the company or its directors in breach of the BVI Act or the company’s memorandum and articles of association.

(iv)   Personal and Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the court may appoint the first member to represent all or some of the members having the same interest and may make an order:

(aa)   as to the control and conduct of the proceedings;

(bb)  as to the costs of the proceedings; and

(cc)   directing the distribution of any amount ordered to be paid by a defendant in the proceedings among the members represented.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(i)     a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(ii)    a consolidation, if the company is a constituent company;

(iii)   any sale, transfer, lease, exchange or other disposition of more than 50% of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including:

(aa)   a disposition pursuant to an order of the court having jurisdiction in the matter;

(bb)  a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one (1) year after the date of disposition; or

(cc)   a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(iv)   a redemption of 10% or less of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and

(v)    an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Class A Ordinary Shares under either BVI law or our Memorandum and Articles.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board may resolve by resolution to refuse or delay the registration of the transfer of any Class A Ordinary Shares.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

A BVI company may enter into voluntary liquidation under the BVI Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our Board may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Class A Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the Board shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Purchase or redemption of Ordinary Shares

Subject to the provisions of the BVI Act, the board of directors may purchase, redeem or otherwise acquire and hold its own shares on such terms and in such manner as may be determined by our Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Stock Market Rules, or by any recognized stock exchange on which our securities are listed.

Modification of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)     separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)    the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)     every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)    any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

•        amend our Memorandum and Articles to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our Memorandum and Articles, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

•        subject to our Memorandum and Articles, consolidate our authorized and issued shares into a smaller number of shares than our existing number of shares.

Untraceable shareholders

Our Memorandum and Articles contain no provision entitling us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Members of the general public, on a payment of a nominal fee, can inspect the public records of a company available at the office of the BVI Registrar of Corporate Affairs (the “Registrar”) which will include, inter alia, the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and the records of license fees paid to date.

A director of a BVI company may, on giving reasonable notice, inspect (and make copies of) the documents and records of a BVI company without charge and at a reasonable time specified by the director.

A member of a BVI company may, on giving written notice to a BVI company, inspect the company’s memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member.

Subject to any provision to the contrary in the company’s memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. The directors shall, as soon as reasonably practicable, notify a member of any exercise of such powers. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company shall keep minutes of all meetings of directors, members, committees of directors and committees of members and copies of all resolutions consented to by directors, members, committees of directors and committees of members. The books, records and minutes required by the BVI Act shall be kept at the office of the BVI registered agent of the company or at such other place as the directors determine. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles authorizes our Board to issue additional shares, to the extent available, from time to time as our Board shall determine.

Certain BVI Company Considerations

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more BVI companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent BVI company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders. One or more BVI companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the BVI, if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the BVI are incorporated. In respect of such a merger or consolidation a BVI company is required to comply with the provisions of the BVI Act and a company incorporated outside the BVI is required to comply with the laws of its jurisdiction of incorporation.

Shareholders of BVI companies not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

The BVI Act provides for remedies which may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the BVI courts can issue a restraining or compliance order. Shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct.

Any shareholder of a company may apply to court for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (e) an arrangement, if permitted by the court.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

BVI law provides that every director of a BVI company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, BVI law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes BVI law or the memorandum association or articles of association of the company.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Our Memorandum and Articles provide that shareholders may approve corporate matters by way of a resolution approved at a duly constituted meeting of shareholders by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the resolution; or a resolution consented to in writing by all of the shareholders entitled to vote thereon.

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Memorandum and Article provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles do not provide for cumulative voting.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Our Articles provides that a director may be removed from office by a resolution of shareholders, with or without cause at a meeting of the shareholders called for the purpose of removing the director of for purposes including the removal of the director, or by a resolution of members consented to in writing by all of the shareholders entitled to vote thereon.

Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. Although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that transactions by the Company must be entered into bona fide in the best interests of the company and not with the effect of oppressing or constituting a fraud on the minority shareholders.

Dissolution; Winding Up

As permitted by BVI law and our Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and value of the Company’s assets equals or exceeds its liabilities.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)     separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)    the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)     every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)    any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

Amendment of governing documents

As permitted by BVI law, our Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares. We have reserved the symbol “FGO” for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. This offering is contingent upon us listing our Class A Ordinary Shares on the Nasdaq Capital Market or another national exchange. We cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 33,750,000 issue and outstanding Ordinary Shares, including 29,750,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 3,750,000 Class A Ordinary Shares will be publicly held by investors participating in this offering, and 30,000,000 Ordinary Shares, including 26,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Class A Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Class A Ordinary Shares held by existing shareholders are, and any Class A Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-up Agreements

Each of the Company and any successors of the Company have also agreed, for a period of 180 days after the closing date of the offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

All of our directors, officers, and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares (and all holders of securities exercisable for or convertible into Class A Ordinary Shares) will enter into lock-up agreements with the underwriters, from and after the date of this prospectus for a period of 180 days after the date of closing, subject to limited exceptions, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; or file or caused to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company.

See “Underwriting.”

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately 297,500 Class A Ordinary Shares immediately after the closing of this offering based on the number of Class A Ordinary Shares outstanding as of December 31, 2025; or

•        the average weekly trading volume of our Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, consultants or advisors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after we become a reporting company under the Exchange Act before selling any such shares.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sales by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sales must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Class A Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries, we may be treated as a PFIC for the current taxable year. However, our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Class A Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain BVI and Hong Kong income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under BVI and Hong Kong laws.

BVI Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling our Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Class A Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

•        Revenues gains from the sale of our Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of the Class A Ordinary Shares are effected outside of Hong Kong such as, for example, in the BVI, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with D. Boral Capital LLC, acting as representative of the underwriters (the “Representative”), and uSmart Capital, LLC, acting as co-underwriter in this offering. As of the date of this prospectus, no additional underwriters other than those named herein have participated or are anticipated to participate in marketing, distribution or book building for this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Class A Ordinary Shares
D. Boral Capital LLC	[ ]
uSmart Capital, LLC	[ ]
Total	3,750,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Determination of Pricing of this Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the Representative. Factors to be considered in these negotiations include but are not limited to: prevailing market conditions, the history of our Company, our financial information, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our Company.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for forty-five (45) days after the closing of this offering, to purchase up to 10% additional Class A Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriters’ name in the preceding table bears to the total number of Class A Ordinary Shares listed next to the names of all underwriters in the preceding table.

Discounts and Expense Reimbursement

The underwriting discounts for the shares and the over-allotment shares are equal to seven percent (7.0%) of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

		Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price(1)	$4.00	$15,000,000	$16,500,000
Underwriting discounts to be paid by us(2)	$0.28	$1,050,000	$1,155,000
Proceeds to us, before expenses	$3.72	$13,950,000	$15,345,000

____________

(1)      Initial public offering price per share is assumed as US$4.00.

(2)      We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the offering, at the closing of this offering, and each closing of the over-allotment option, if any. The fees do not include the expense reimbursement as described herein.

We have also agreed to reimburse the Representative up to a maximum of $250,000 for out-of-pocket accountable expenses, including road show, diligence, and reasonable legal fees and disbursements for the Representative’s counsel, in the event that there is a closing. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Representative’s total external counsel legal costs detailed in this Section, any background check costs incurred by the Representative, any due diligence costs, and any non-accountable expenses incurred (including, but not limited to, travel, meals, rides, required licenses), irrespective of whether the Offering is consummated or not, subject to $100,000 if there is not a closing. We have also agreed to pay the Representative a non- accountable expense allowance equal to 1% of the gross proceeds at the closing of this offering and each closing of the over-allotment option, if any.

As of the date of this prospectus, the Company has paid an expense advance of $50,000 to the Representative. Such advance shall be applied towards out-of-pocket accountable expenses incurred by the Representative and any portion of such advance will be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The Company has engaged uSmart Securities Limited (the “Financial Advisor”), an affiliate of uSmart Capital, LLC, to provide financial advisory services in connection with this offering. The Company agreed to pay the Financial Advisor an aggregate advisory fee of $50,000, payable as follows: (i) $20,000 upon execution of the engagement agreement between the Company and the Financial Advisor as a non-refundable initial service fee; (ii) $10,000 upon submission of the next amendment to the registration statement on Form F-1 to the Commission following execution of the Engagement Agreement; and (iii) $20,000 upon the closing of this offering. As of the date of this prospectus, the Company has paid an aggregate amount of $30,000 to the Financial Advisor.

The Representative may deduct from the net proceeds of the offering payable to the Company on the date of the closing of this offering, or the closing of the over-allotment option, if any, the expenses set forth herein to be paid by the Company to the Representative.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$1,516,849, including a maximum aggregate reimbursement of US$250,000 of accountable expenses.

Right of First Refusal

We have agreed to grant the Representative a right of first refusal, for a period of twelve (12) months from the closing of this offering, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriters and/or sole and exclusive placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, on terms and conditions as mutually agreed by the Company and the Representative. The Representative’s right of first refusal shall be subject to FINRA Rule 5110(g), including that the right of first refusal may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement. The right of first refusal granted hereunder may be terminated by the Company for “cause,” which shall mean a material failure by the underwriters to provide the services as contemplated by the engagement letter with the Company.

Tail Financing

We have agreed that the Representative shall be entitled to a cash fee equal to seven percent (7%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during the engagement period (being that period commencing from November 25, 2025, the date we engaged the Representative, or the “Engagement Date,” to the earlier of (i) eighteen (18) months from the Engagement Date, or (ii) the final closing, if any, of the offering, the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period, provided that such Tail Financing is by a party actually introduced to us by the Representative in an offering in which the Company has direct knowledge of such party’s participation. Such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement.

Lock-Up Agreements

We have agreed or are otherwise contractually restricted for a period of 180 days from the date of closing, without the prior written consent of the underwriters, not to directly or indirectly:

•        issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Class A Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares or other capital stock;

•        in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any Class A Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares or other capital stock;

•        complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our Class A Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our Class A Ordinary Shares or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Additionally, the Company’s directors and officers and any other holder(s) of the outstanding Class A Ordinary Shares as of date of this prospectus (and all holders of securities exercisable for or convertible into Class A Ordinary Shares will enter into lock-up agreements in favor of our underwriters pursuant to which such persons and entities shall agree, from the date of this prospectus until 180 days after closing, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

Foreign Regulatory Restrictions on Purchase of our Class A Ordinary Shares

We have not taken any action to permit a public offering of our Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We have reserved the symbol “FGO” for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on Nasdaq. This offering is conditioned upon the successful listing of our Class A Ordinary Shares on Nasdaq. If Nasdaq does not approve our listing application this offering will be terminated. As of the date of this prospectus, we have not yet received approval of our listing application from Nasdaq.

Electronic Offer, Sale, and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or selling group members, if any, including their affiliates. In addition, the Representative may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

In connection with this offering, the Representative may distribute prospectus electronically. Other than the prospectus in electronic format, the information on, or that can be accessed through, the Representative’s websites and any information contained in any other website maintained by the Representative is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as underwriter, and should not be relied upon by investors.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules and regulations of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. Under these rules and regulations, the underwriters may not engage in any stabilization activity in connection with our securities or bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the underwriters for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the Representative, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the Representative may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the Representative on behalf of the underwriters in order to reduce a short position incurred by the Representative on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the Representative to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriters were later repurchased by the Representative and therefore were not effectively sold to the public by such underwriters.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A Ordinary Shares in certain countries.

Abu Dhabi Global Market (“ADGM”).    This prospectus relates to an Exempt Offer as that term is defined in Rule 4.3.1 of the Markets Rulebook of the Financial Services Regulatory Authority (“FSRA”). This prospectus is intended for distribution only to persons of a type specified in 4.3.1 of the FSRA Markets Rulebook. It must not be delivered to, or relied on by, any other person. The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The Class A Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Australia.    This prospectus:

•        does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•        does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Class A Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of the Class A Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Class A Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the British Virgin Islands. The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the British Virgin Islands.

Canada.    The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Cayman Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”).    This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area.    In relation to each Member State of the European Economic Area (each a “Member State”), no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Class A Ordinary Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Representative and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the Representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

France.    This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland.    The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong.    The Class A Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Israel.    The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy.    The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•        to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•        in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•        in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan.    The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kazakhstan.    This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the Company and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.    No prospectus or other offering material or document in connection with the offer and sale of the Class A Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A Ordinary Shares, as principal, if the offer is on terms that the Class A Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Portugal.    This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Russian Federation.    This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore.    This prospectus or any other offering material relating to the Class A Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Class A Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law;

(d)    as specified in Section 276(7) of SFA; or

(e)     as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Sweden.    This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland.    The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Taiwan.    The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

United Arab Emirates Outside of the DIFC and the ADGM.    This prospectus has not been reviewed, approved, or licensed by the Securities and Commodities Authority (“SCA”) and does not constitute a public offering of securities in the UAE as that term is defined in SCA Chairman Resolution No. 13/R.M. of 2021 Concerning the Regulations Manual of the Financial Activities and Status Regularization Mechanisms Rulebook (“SCA Rulebook”). This prospectus will only be made available on an exempt Private Offering basis pursuant to Article 6, Chapter 5, of Section 3 of the SCA Rulebook to Professional Investors or Counterparties, as each of the terms is defined in the

SCA Rulebook, respectively, or on a reverse solicitation basis. Nothing in this prospectus constitutes the provision of any type of financial service engagement in any of the financial activities set out in Article 1, Chapter 2 of the SCA Rulebook.

The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

United Kingdom.    This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Class A Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Class A Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam.    This offering of Class A Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Investors may have difficulty enforcing judgments against us, our directors and management.” for more information.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Enforceability

BVI

Conyers Dill & Pearman, our counsel to the laws of the BVI has advised us that the courts of the BVI are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) to entertain original actions brought in the BVI to impose liabilities against us or our directors or officers predicated upon the civil provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by Conyers Dill & Pearman that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Conyers Dill & Pearman that the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or state courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hong Kong

Yick & Chan, Solicitors, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$2,479
The Nasdaq Capital Market listing fee	75,000
FINRA filing fee	2,975
Printing expenses	24,150
Legal fees and expenses	516,698
Accounting fees and expenses	588,000
Transfer agent and registrar fee and expenses	7,547
Miscellaneous	300,000
Total	1,516,849

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by Loeb & Loeb LLP. Certain legal matters of U.S. federal securities in connection with this offering will be passed upon for the underwriters by Hunter Taubman Fischer & Li LLC. The validity of the Class A Ordinary Shares offered in this offering and other certain legal matters as to BVI law will be passed upon for us by Conyers Dill & Pearman, our counsel as to BVI law. Certain legal matters as to Hong Kong law will be passed upon for us by Yick & Chan, Solicitors. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2024 and 2025 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders were exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at www.ir.fundergo.com/investors-. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm (PCAOB ID: 1171)	F-2
Consolidated Balance Sheets as of June 30, 2024 and 2025	F-3
Consolidated Statements of Income for the Years Ended June 30, 2024 and 2025	F-4
Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended June 30, 2024 and 2025	F-5
Consolidated Statements of Cash Flows for the Years Ended June 30, 2024 and 2025	F-6
Notes to the Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm (PCAOB ID: 1171)	F-32
Unaudited Interim Condensed Consolidated Balance Sheets as of June 30, 2025 and December 31, 2025	F-33
Unaudited Interim Condensed Consolidated Statements of Income for the Six Months Ended December 31, 2024 and 2025	F-34
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Six Months Ended December 31, 2024 and 2025	F-35
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2024 and 2025	F-36
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-37
Schedule I — Parent Only Financial Statements as of June 30, 2024 and 2025 and December 31, 2025 and for the years ended June 30, 2024 and 2025 and for the six months ended December 31, 2024 and 2025	F-62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
FG Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FG Holdings Limited and its subsidiaries (collectively, the “Company”) as of June 30, 2024 and 2025, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

We have served as the Company’s auditor since 2023.
San Mateo, California
January 6, 2026

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2024 AND 2025

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
ASSETS
Current assets:
Cash and cash equivalents	16,214,349	22,959,688	2,924,838
Accounts receivable, net	3,009,123	1,398,562	178,163
Deposits, prepayments and other receivables, net (revised per Note 15 for fiscal 2024)	817,487	415,383	52,916
Tax recoverable	—	279,331	35,584
Total current assets	20,040,959	25,052,964	3,191,501

Non-current assets:
Property and equipment, net	112,724	156,760	19,970
Deposits, prepayments and other receivables, net	—	88,200	11,234
Deferred offering costs	4,651,988	5,094,237	648,956
Right-of-use assets, net	179,390	53,687	6,839
Goodwill, net	55,668	55,668	7,092
Total non-current assets	4,999,770	5,448,552	694,091
Total assets	25,040,729	30,501,516	3,885,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accruals and other payables	1,369,607	1,287,501	164,015
Bank borrowings	7,520,417	6,692,725	852,587
Lease liabilities – current portion	125,703	53,687	6,839
Tax payables (revised per Note 15 for fiscal 2024)	1,657,794	1,716,225	218,630
Total current liabilities	10,673,521	9,750,138	1,242,071

Non-current liabilities:
Lease liabilities – non-current portion	53,687	—	—
Deferred tax liabilities	18,142	23,835	3,036
Total non-current liabilities	71,829	23,835	3,036
Total liabilities	10,745,350	9,773,973	1,245,107

COMMITMENTS AND CONTINGENCIES (NOTE 14)

SHAREHOLDERS’ EQUITY
Ordinary Shares, unlimited number of shares authorized without par value; 30,000,000 shares issued and outstanding as of June 30, 2024 and 2025 comprising:
26,000,000 Class A Ordinary Shares issued and outstanding as of June 30, 2024 and 2025*	5,206,760	5,206,760	663,290
4,000,000 Class B Ordinary Shares issued and outstanding as of June 30, 2024 and 2025*	801,040	801,040	102,045
Total ordinary shares	6,007,800	6,007,800	765,335
Retained earnings (revised per Note 15 for fiscal 2024)	8,287,579	14,719,743	1,875,150
Total shareholders’ equity	14,295,379	20,727,543	2,640,485
Total liabilities and shareholders’ equity	25,040,729	30,501,516	3,885,592

____________

*        Giving retroactive effect to the share subdivision mentioned in Note 1 effected on July 1, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
REVENUE (revised per Note 15 for fiscal 2024)	18,436,001	20,519,956	2,614,040

OPERATING EXPENSES
IT development expenses	636,219	719,237	91,624
Selling and marketing expenses
Staff costs and employee benefits	1,649,189	3,229,205	411,369
Agency fees	529,023	117,947	15,025
Advertising and marketing expenses	269,758	612,113	77,977
	2,447,970	3,959,265	504,371
General and administrative expenses
Staff costs and employee benefits	2,627,469	4,870,662	620,474
Legal and professional fees	3,159,704	1,451,203	184,869
Rental expenses	569,581	511,400	65,147
Business development and entertainment	388,963	747,006	95,161
Traveling and transportation costs	124,942	225,290	28,700
Depreciation	38,198	46,591	5,935
Provision for allowance for expected credit losses	35,073	62,211	7,925
Others	447,329	689,909	87,887
	7,391,259	8,604,272	1,096,098
Total operating expenses	10,475,448	13,282,774	1,692,093

INCOME FROM OPERATIONS	7,960,553	7,237,182	921,947

OTHER INCOME (EXPENSE)
Interest expense	(286,237)	(231,348)	(29,471)
Interest income	201,389	479,639	61,101
Other income, net	730,641	22,033	2,806
Total other income, net	645,793	270,324	34,436

INCOME BEFORE INCOME TAX	8,606,346	7,507,506	956,383
INCOME TAX EXPENSES (revised per Note 15 for fiscal 2024)	1,561,453	1,075,342	136,988

NET INCOME	7,044,893	6,432,164	819,395

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	30,000,000	30,000,000	30,000,000

EARNINGS PER SHARE (revised per Note 15 for fiscal 2024)
Basic and diluted*	0.23	0.21	0.03

____________

*        Giving retroactive effect to the share subdivision mentioned in Note 1 effected on July 1, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

	Ordinary shares*				Retained earnings	Total
	Class A		Class B
	No. of shares	Amount	No. of shares	Amount
		HKD		HKD	HKD	HKD
BALANCE, July 1, 2023	26,000,000	5,206,760	4,000,000	801,040	1,242,686	7,250,486
Net income	—	—	—	—	7,044,893	7,044,893
BALANCE, June 30, 2024	26,000,000	5,206,760	4,000,000	801,040	8,287,579	14,295,379
Net income	—	—	—	—	6,432,164	6,432,164
BALANCE, June 30, 2025	26,000,000	5,206,760	4,000,000	801,040	14,719,743	20,727,543
BALANCE, June 30, 2025 (USD)		663,290		102,045	1,875,150	2,640,485

____________

*        Giving retroactive effect to the share subdivision mentioned in Note 1 effected on July 1, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	7,044,893	6,432,164	819,395
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for allowance for expected credit losses	35,073	62,211	7,925
Loss on disposal of equipment	22,132	—	—
Depreciation	38,198	46,591	5,935
Gain on bargain purchase	(664,319)	—	—
Change in operating assets and liabilities
Accounts receivable	(2,924,045)	1,548,350	197,245
Deposits, prepayments and other receivables	(515,965)	313,904	39,988
Tax recoverable	—	(279,331)	(35,584)
Deferred tax liabilities	7,980	5,693	725
Accruals and other payables	1,156,330	(82,106)	(10,460)
Operating lease liabilities	(299,188)	—	—
Tax payables	1,470,971	58,431	7,444
Net cash provided by operating activities	5,372,060	8,105,907	1,032,613

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(101,088)	(90,627)	(11,545)
Net cash obtained from acquisition of subsidiary	800,642	—	—
Net cash provided by (used in) investing activities	699,554	(90,627)	(11,545)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank borrowings	(722,483)	(827,692)	(105,440)
Repayment from related parties	9,336,426	—	—
Advance to related parties	(2,658,556)	—	—
Deferred offering costs	(4,651,988)	(442,249)	(56,338)
Net cash provided by (used in) financing activities	1,303,399	(1,269,941)	(161,778)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,375,013	6,745,339	859,290
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,839,336	16,214,349	2,065,548
CASH AND CASH EQUIVALENTS AT END OF YEAR	16,214,349	22,959,688	2,924,838

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash received from interest	201,389	479,639	61,101
Cash paid for interest	286,237	231,348	29,471
Cash paid for income tax	82,502	1,290,549	164,403

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of lease obligations related to right-of-use assets	250,713	—	—
Settlement of amount due to directors by offset with amount due from related parties	149,594	—	—
Settlement of lease expenses by offsetting with other receivable (Note 5)	294,000	352,802	44,944

The accompanying notes are an integral part of these consolidated financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION, REORGANIZATION AND BUSINESS OVERVIEW

FG Holdings Limited (“FGHL”) is a company with limited liability incorporated in the British Virgin Islands on July 22, 2019. The Company’s registered office is located at the office of Conyers Trust Company (BVI) Limited at Commerce House, Wickhams Cay 1, Road Town, Tortola, VG1110, British Virgin Island and its principal place of business is situated at Unit 1002, 10/F., Tai Sang Bank Building, 130 – 132 Des Voeux Central, Central, Hong Kong.

The Company through its subsidiaries (collectively referred to as the “Company” or “Group”) is principally engaged in the provision of private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services to both entities and individuals in Hong Kong.

During the years ended June 30, 2024 and 2025 and up to the date of report, the Company has direct and indirect interests in the following subsidiaries:

Name	Place and date of formation	Issued ordinary share capital	Ownership	Principal activities
Fundergo Limited (“Fundergo”)	Hong Kong July 23, 2019	HK$10,000	100% (directly)	Provision of private credit mortgage loan brokerage services and consultancy services
Richest View (HK) Limited (“Richest View”)	Hong Kong November 27, 2014	HK$10,000	100% (indirectly)	Provision of private credit mortgage loan brokerage services
Fundermall Limited (“Fundermall”)	Hong Kong November 24, 2020	HK$10,000	100% (directly)	Provision of bank mortgage loan brokerage services and consultancy services

FG Holdings Limited was incorporated on July 22, 2019, the number of authorized ordinary shares at the date of incorporation was 50,000 shares with par value of US$1 each. The Company was ultimately wholly-owned by Mr. Kei Wai Kevin Ng (“Mr. Kevin Ng”) and Mr. Wai Kan Leung (“Mr. Ken Leung”), directors of the Company, on equal basis.

Fundergo was established by FGHL on July 23, 2019 under the laws of Hong Kong to engage in the business of providing private credit mortgage loan matching services and consultancy services.

On June 5, 2020, Fundergo acquired the entire issued share capital of Richest View, a limited company established under the laws of Hong Kong on November 27, 2014 that engages in the business of private credit mortgage loan brokerage services, from an independent third party. As such, Richest View became a wholly-owned subsidiary of Fundergo.

On August 21, 2023, the Company has acquired the entire issued ordinary shares of Fundermall Limited (“Fundermall”), a related party, from the two individual parties, include 97% of ordinary shares from Mr. Ken Leung, director of the Company, and 3% of ordinary shares from an independent individual at an aggregate consideration of HK$10,001. As such, Fundermall became a wholly-owned subsidiary of the Company.

During the years of 2019 and 2023, a series of group restructuring was performed including (i) allotment of ordinary shares of FGHL to Mr. Kevin Ng, Mr. Ken Leung and certain independent individual investors; (ii) allotment of 240 preference shares of FGHL without voting rights to certain independent individual investors; (iii) amendment of the memorandum and article of association of FGHL approved by the board of directors to create the new class A ordinary share and class B ordinary shares; and (iv) repurchase by FGHL of all of its ordinary shares from its shareholders in exchange for a corresponding number of class A ordinary shares and/or class B ordinary shares without par value and cancellation of all of its issued preference shares.

On November 12, 2024, a share subdivision was performed to subdivide each and every issued share of the Company (whether it is a Class A Ordinary Share or a Class B Ordinary Share) into two shares of the same class (collectively “Share Subdivision”) while the voting rights of each share under Class A and Class B remains unchanged.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION, REORGANIZATION AND BUSINESS OVERVIEW (cont.)

The share restructuring and Share Subdivision resulted in 26,000,000 class A ordinary shares and 4,000,000 class B ordinary shares issued and outstanding, has been accounted for as a transfer of assets among entities under common control as the beneficial interest of each shareholder prior to and after the execution of the restructuring remained unchanged. The consolidation of the Company and its subsidiaries have been accounted for using a historical cost basis and presented assuming that the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant assets and liabilities, equity, income, expenses and cash flows relating to transactions and balances between members of the Group are eliminated in consolidation.

Business combination

On June 5, 2020, Fundergo acquired the entire issued share capital of Richest View, a limited company established under the laws of Hong Kong on November 27, 2014 that engages in the business of private credit mortgage loan brokerage services, from an independent third party at a cash consideration of HK$150,000.

On August 21, 2023, the Company acquired the entire issued share capital of Fundermall, a limited company established under the laws of Hong Kong on November 24, 2020 that engages in the business of bank mortgage loan brokerage services, from the two individual parties, include 97% of ordinary shares from Mr. Ken Leung, director of the Company, and 3% of ordinary shares from an independent individual at an aggregate consideration of HK$10,001.

The business combinations were accounted for using the acquisition method of accounting for business combination. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill on the consolidated balance sheet, while the deficit purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as gain on bargain purchase on the consolidated statements of income. Under the acquisition method, the acquisition-related transaction costs, such as, advisory, legal, accounting and other professional fees incurred in the business combination are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The acquisitions of Richest View and Fundermall were considered as business combinations because Richest View and Fundermall are operating companies that generate revenue from their businesses.

The business combination of Richest View gave rise to the Company recognizing HK$55,668 in goodwill as the difference between the purchase price of HK$150,000 and the fair value of net identifiable asset value of HK$94,332 of the acquisition target, Richest View, as of the acquisition date.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The business combination of Fundermall gave rise to the Company recognizing a gain on bargain purchase of HK$664,319 in the statement of income, as the difference between the purchase price of HK$10,001 and the fair value of net identifiable asset value of HK$674,320 of the acquisition target, Fundermall, as of the acquisition date for the year ended June 30, 2024.

Foreign currency translation

The Group uses Hong Kong Dollar (“HK$”) as its reporting currency. The functional currency of the Company in British Virgin Islands is United States Dollar (“US$”) and the Company’s subsidiaries in Hong Kong is HK$. The determination of the respective functional currency is based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Group, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the statement of income during the year in which they occur.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from HK$ into US$ as of and for the year ended June 30, 2025 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8499, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements include allowance for expected credit losses and impairment assessment on goodwill. Actual results may differ from these estimates.

Recently adopted accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loans and trade receivables. ASU 2016-13 is effective for the Company, as an Emerging Growth Company (“EGC”), for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on July 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on the Company’s consolidated statements of income, or consolidated statements of cash flows.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting: Improvements to Reportable Segment Disclosures,” which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has adopted ASU 2023-07 on July 1, 2024. The adoption of the standard did not have a material impact on Company’s segment reporting.

Cash and cash equivalents

Cash and cash equivalents mainly represent cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. As of June 30, 2024 and 2025, the Group has HKD time deposits of HK$13,000,000 and HK$12,028,958 (US$1,532,371) in which the maturity date is less than three months, respectively. The Group maintains bank accounts in Hong Kong. Management believes that the Group is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable, net

Accounts receivable mainly represent amounts due from clients for consultancy services which are recorded net of allowance for the expected credit losses. The Group grants a credit term of 30 days from the invoice date in general to the clients in practice. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, and the credit history and financial conditions of the customers, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. The Group regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. Accounts receivable are written off after all collection efforts have ceased. For the years ended June 30, 2024 and 2025, the provision for allowance for expected credit losses was HK$35,073 and HK$62,211 (US$7,925), respectively, and amount of accounts receivable written off was HK$129,973 and HK$27,500 (US$3,503), respectively. As of June 30, 2024 and 2025, the balance of allowance for expected credit losses was nil and HK$34,711 (US$4,422).

Deposits, prepayments and other receivables

Deposits, prepayments and other receivables mainly represented the prepaid rent and rental deposit for the corporate office and other receivables from a third party. The other receivables from the third party represent prepayment to the landlord for the rental of office premises of the Group. The balances are classified as current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2024 and 2025, management believes that no allowance for expected credit losses was provided for the Group’s deposits, prepayments and other receivables.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment. The Group computes depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income. Expenditures for maintenance and repairs are charged to statements of income as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Group also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment”.

The Group evaluates the recoverability of its long-lived assets (asset groups), including property and equipment and right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. In evaluating long-lived assets for recoverability, the Group uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

For the years ended June 30, 2024 and 2025, no impairment of long-lived assets was recognized.

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less any accumulated impairment losses. In accordance with ASC 350, the Group may first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. In the qualitative assessment, the Group considers factors such as macroeconomic conditions, industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations, business plans and strategies of the reporting unit. Based on the qualitative assessment, if it is more likely than not that the recoverable amount of a reporting unit is less than the carrying amount, the quantitative impairment test is performed. The Group may also bypass the qualitative assessment and proceed directly to perform the quantitative impairment test. If the recoverable amount of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its recoverable amount, the amount by which the carrying amount exceeds the reporting unit’s recoverable amount is recognized as impairment. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, allocation of assets, liabilities and goodwill to reporting units, and determination of the recoverable amount of each reporting unit.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company determines the fair value of its reporting units using a discounted cash flow model, which utilizes key assumptions such as projected revenues operating expenses. These assumptions are determined by the Company’s management utilizing its internal operating plan, growth rates for revenues and operating expenses and margin assumptions. An additional key assumption under this approach is the discount rate, based on the weighted average cost of capital, which is adjusted for current risk-free rates of capital, current market interest rates, and the evaluation of a risk premium relevant to the business segment.

The Company’s goodwill is tested for impairment at least on an annual basis, on the last day of the fourth quarter of the fiscal year and whenever events or changes in circumstances indicate the carrying value of a reporting unit may not be recoverable. When necessary, the Company records charges for impairments of goodwill for the amount by which the carrying amount of the respective reporting unit exceeds its fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

Goodwill is assigned to the reporting unit of the private credit mortgage loan brokerage services. The carrying value of the reporting unit is determined by assigning the assets and liabilities, including the existing goodwill, to the reporting unit.

As of June 30, 2025, the Company performed a qualitative and quantitative annual assessment for goodwill impairment. Based on its qualitative analysis, which considered the reporting unit results, projections and additional business and industry specific considerations, the Company performed a further revision of the estimates of the fair value of both reporting units. As part of this analysis, the Company also considered the potential impacts of the sensitivity of estimates and assumptions. The material assumptions used for the goodwill annual impairment test for the segment were five years of projected net cash flows, a weighted average cost of capital rate of 2.973% (2024: 3.582%) and a long-term growth rate of 5% (2024: 5%). The Company considered historical rates and current market conditions when determining the discount and growth rates to use in its analyses. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for its goodwill. As required by ASC 820, “Fair Value Measurements and Disclosures,” the Company applies assumptions that marketplace participants would consider in determining the fair value of its reporting unit.

As a result of the impairment assessment, the Company concluded that the fair value of the reporting unit exceeds its carrying value, and therefore the Company did not record any goodwill impairment charges for the years ended June 30, 2024 and 2025.

Lease

The Group is a lessee of non-cancellable operating leases for carparking space. The Group applied ASC Topic 842 “Leases” effective on January 1, 2019 for all periods presented. The Group determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the leases commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate based on the information available at the lease commencement date. The Group generally uses the base, non-cancellable lease term in calculating the right-of-use assets and liabilities.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in our office lease. We review the underlying objective of each contract, the terms of the contract, and consider our current and future business conditions when making these judgments.

The lease standard provides practical expedients for an entity ongoing accounting. The Group elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Group is not able to reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Financial Accounting Standards Board (“FASB”) issued a Q&A in March 2020 that focused on the application of lease guidance in ASC 842 for lease concessions related to the effects of COVID-19. The FASB staff has said that entities can elect to not evaluate whether concessions granted by lessors related to COVID-19 are lease modifications. Entities that make this election can then apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract.

The Group has elected to not treat the concessions as lease modifications and will instead account for the lease concessions as if they were contemplated as part of the existing leases. The Group has recorded negative variable lease expense and adjusted lease liabilities at the point in which the rent concession has become accruable.

The Group did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

The Group evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended June 30, 2024 and 2025, the Group did not have any impairment loss against its operating lease right-of-use assets.

Deferred Offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to statements of income. As of June 30, 2024 and 2025, the Company deferred HK$4,651,988 and HK$5,094,237 (US$648,956) of offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

Accruals and other payables

Accruals and other payables primarily include accrued agency fees, employee benefits and reimbursements, professional fee and advertising and marketing expenses, and other accrual and payable for the operation of the ordinary course of business.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of income over the period of the borrowings using the effective interest method. All bank borrowings were classified as short term due to repayment on demand clauses attached in the borrowings.

Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	—	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	—	Other inputs that are directly or indirectly observable in the marketplace.
Level 3	—	Unobservable inputs which are supported by little or no market activity.

The carrying amounts of cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, accruals and other payables, lease liabilities, tax payables and bank borrowings approximate their fair values because of their generally short maturities.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The details of related party transactions during the years ended June 30, 2024 and 2025 are set out in the Note 10.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the customer in an amount that reflects the consideration expected in exchange for those services.

The determination of whether revenues should be reported on a gross or net basis is based on the Group’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Group control the products prior to transferring it. When the Group controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Group does not control the products, the promise is to facilitate the sale and revenue is presented net. To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Group considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Group considers this guidance in conjunction with the terms in its arrangements with both suppliers and customers.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group is a professional services provider in Hong Kong that principally engages in private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services. The service offerings mainly comprise the followings:

The Group’s principal revenue streams include:

1.      Private credit mortgage loan brokerage services:    The Group acts as an agent to entities and individuals pursuing credit facilities from lenders (private credit lenders in Hong Kong) in return for referral fees from lenders. Lenders are considered as the client of the Group. The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — private credit lenders for the provision of referring prospect entities and individuals to apply for private credit mortgage loan facilities.

The scope of service includes carrying out due diligence of the borrowers and the referral of appropriate private credit lenders to borrowers based on the borrowers’ financial status, credit ratings, their needs and the types of underlying property to be mortgaged. A separate private credit mortgage loan application will be entered into between the lender and borrower once both parties agreed the general terms of the mortgage loans. There is one single performance obligation that the Group refers borrowers to lenders for procuring mortgage loans which is evidenced by the successful draw-down of loans by the borrower, which matured within one year for short-term needs, by the borrowers.

Referral fees from lenders are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed (either the loan was successfully withdrawn by the borrowers or regular payment by the borrowers). The referral fees are non-refundable. The lenders agree to pay a fixed percentage of referral fee for each mortgage loan on the mortgage loan amount approved by them. Hence, it is considered as variable consideration.

Pursuant to the agreement between the Group and the lenders, the Group is entitled to the payment either (i) in one-off basis upon the withdrawal of mortgage loans by the borrowers; or (ii) by instalments with regular repayment of principal and interest within one year by the borrowers on a monthly basis. For one-off basis, the referral fees are recognized as revenue at the point in time when draw-down of credit facilities by borrowers as the Group has no future or ongoing obligation with respect to such credit facilities arrangement. For the instalment basis, the Group completed its performance obligations once the borrowers successfully withdrawn the loans and revenue was recognized over the period of time of repayment of principal and interest by the borrower for the repayment term on a monthly basis i.e. when the right of payment from lender has been certain. It is consistent with the conservative practice of the Group that revenue was recognized upon receipt of referral fee that month.

As the private credit mortgage loan brokerage services involve a series of tasks which are interrelated and are not separable or distinct as the lenders cannot benefit from any standalone task and those tasks are the necessary process to complete performance obligation, i.e. the referral service that the borrower has successfully drawn loans from the lender, the Group concludes that brokerage services to be accounted for as a single performance obligation. The Group is assisting the lender to perform due diligence on the borrower which is a necessary step to link up the lender and the borrower to arrange an unique loan package. They are not bundled or combined since every loan agreement entered into between the lender and borrower will be different in terms of interest rate, pledge of assets and loan principal amount. Hence, it is impractical to complete the referral service without the due diligence. The entire referral fees of private credit mortgage loan brokerage services are allocated to a single performance obligation.

2.      Consultancy services:    The Group acts as a consultant to assist customers to identify restructuring initiatives and explore potential financing options including (i) obtaining additional loans from current and new financial institutions or advising on other restructuring plans with one-off payment upon the completion of performance obligation (“Type I services”); or (ii) in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions with payment on installments basis (“Type II services”).

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i) Type I services

The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — the borrower, in which the Group assists the borrower in either securing lender’s approval from financial institutions for the additional loans, or advising on other restructuring plans, in which the ultimate purpose of the borrowers is to obtain financing for operations and enhancing liquidity.

Pursuant to the agreement, there is one single performance obligation that the Group assists the borrower in securing lender’s approval from financial institutions for the additional loans or provides advisory on other restructuring plans (the performance obligation). In order to complete these services, the Group is required to perform a series of tasks including (i) preparation and submission of financial analysis report for their current financial status, financial forecasts and sensitivity analysis memorandums and other submission documents including accountants’ and management reports and submission of property valuation reports, if any; (ii) obtaining approval for additional loans from existing lender or new financial institutions to meet their operation needs; and (iii) identifying funders for assets realization. These series of tasks are interrelated and are not separable or distinct as the borrowers cannot benefit from any standalone task and the submission of financial analysis report itself does not have standalone benefit or commercial value but successful approval of additional loans by the financial institution to the borrower or other restructuring plans such as realization of existing property held by the borrowers, the Group concludes that consultancy services are accounted for as a single performance obligation.

The consultancy service fees from the borrowers are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. The entire service fees from the borrowers are non-refundable. The Group charges a consultancy service fee on variable consideration which is based on a fixed percentage on the amount of successful drawdown of additional loans, in which the actual amount of additional loans will be known upon drawdown by the borrower from the financial institutions; or realizable consideration of the property assets, in which the actual amount of consideration will be known upon the completion of the disposal. Pursuant to the agreement, the Group is entitled to payment of the one-off consultancy service fee upon the completion of the performance obligation. The Group recognizes service fee revenue at the time when the consultancy service is completed, i.e., when it is successful securing the approval from financial institutions for additional loans which is evidenced by the drawdown notice of the borrower from financial institution; or the completion of the restructuring plan which is evidenced by the transfer of title of property.

(ii) Type II services

The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — the borrower in which the Group assists the clients in securing the lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions.

Pursuant to the agreement, there is one single performance obligation that the Group assists borrowers in securing a lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions (the performance obligation). In order to complete these services, the Group is required to perform a series of tasks to deal with the financial institutions to assist the borrowers in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions. The series of tasks include (i) submission of financial analysis report for their current financial status, financial forecasts and sensitivity analysis memorandums and other submission documents including accountants’ and management reports and submission of property valuation reports, if any; (ii) negotiation of extension of maturity date for existing loans owed by the customers to the financial institutions, including both banks and/or private credit lenders; and (iii) obtaining approval for

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

additional loans from current financial institutions to meet their operation needs. Negotiation of extension of maturity date for existing loans owed by the borrowers and drawdown of additional loans granted to the borrower cannot be obtained without submission of financial analysis report and the likely of extension of maturity date for existing loans owed by the borrowers is highly reliance on the approval of additional loans granted to the borrower by the financial institution. The approval by the same financial institution for the extension of maturity date of existing loans and additional loans will occur at the same time. Hence, these series of tasks are interrelated and are not separable or distinct as the borrowers cannot benefit from any standalone task and the submission of financial analysis report or negotiation itself does not have standalone benefit or commercial value but successful approval for extension of existing loans and successful approval of additional loans by the financial institution to the borrower, the Group concludes that consultancy services are accounted for as a single performance obligation.

The consultancy service fees from the borrowers are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges. The Group charges consultancy service fees based on the complexity, credit risk of the client and anticipated timeline of the transaction. The consultancy service fees are comprised of a combination of both fixed and variable components. Fixed portion of consideration was to be paid before the completion of performance obligation which includes the upfront payment and regular monthly service fee payments before completion of performance obligation. Variable consideration is to be received upon the completion of performance obligation which is based on a fixed percentage of the amount of existing loans that successfully extended past their maturity date and the withdrawal amount of additional loans. The actual withdrawal amount of such additional loans will be known upon the approval from respective financial institutions. The entire service fees including upfront payments, regular monthly service fee payments before completion of performance obligation and variable consideration upon completion of performance obligation from clients are non-refundable which is stipulated in the agreement. All the upfront payments and regular monthly service fees received represented the advance payment for the performance obligation and were recognized as contract liabilities upon receipt and will be credited to statement of income upon completion of performance obligation. In general practice, the service is to be completed within one year and this expected timeline was communicated with the client at the inception of agreement. During the year ended June 30, 2024 and 2025, no amount was received prior to satisfying the one single performance obligation and hence no contract liabilities were recognized as of June 30, 2024 and 2025.

The entire service fee of consultancy services that received by the Group is allocated to a single performance obligation.

The Company recognizes revenue from upfront payment or monthly payments at the point in time of, either the earlier of 1) the completion of all contract services, or 2) the expiry of the contract, which is set as one year from the contract inception date. Variable consideration crystallizes and becomes due upon completion of the contract, no variable consideration is due or earned if the contract expires. The consultancy services are completed when the borrowers successfully obtain the lender’s approval for material modification of original loans including 1) an extension of the maturity date of the existing loans which is evidenced by the approval from the financial institution; and 2) the increase in the loan amount from current financial institutions indicated on the drawdown notice issued by the financial institution.

3.      Bank mortgage loan brokerage services:    The Group acts as an agent to refer individuals (the borrowers) to the banks’ designated authorized agents (“authorized agents”) for pursuing credit facilities from banks. According to ASC 606-10-20, a customer is a party that has contracted with an entity to obtain goods or services that are an output of the entity’s ordinary activities in exchange for consideration. We define the party as our customer according to ASC 606-10-20 and ASC 606-10-25. We enter into a distinct contract, which specifies the key terms and conditions of the arrangement, with authorized agents to provide referral services to those authorized agents (i.e. refer the borrower to the authorized agents to process mortgage loans underwritten by the banks). In other words, the authorized agent receives the benefits of services

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

provided by us which is the referral and in return we received a referral fee from the authorized agents. Hence, we consider that the authorized agent is our customer since we and the authorized agents are the only contractual parties in the service agreement.

The scope of service includes carrying out due diligence of the borrowers based on the authorized agents’ requests, which include the borrowers’ financial status, credit ratings, borrowers’ financial needs and the types of underlying property to be mortgaged. A separate bank mortgage loan application will be entered into between the bank and borrower once both parties agreed the general terms of the mortgage loans. There is one single performance obligation that the Group refers borrowers to the authorized agents for procuring mortgage loans from banks.

According to ASC 606-10-32, the transaction price is the amount of consideration to which an entity expects to be entitled to in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties. The Group considers the transaction price to be the referral fee received from authorized agents of banks with respect to successful drawdowns of mortgage loans by the referred borrowers. An entity shall account for consideration payable to a customer as a reduction of the transaction price and, therefore, of revenue unless the payment to the customer is in exchange for a distinct good or service (as described in ASC 606-10-25-18 through 25-22) that the customer transfers to the entity. Regarding our revenue from bank mortgage loan brokerage services, the transaction price and revenue is considered as the referral fee that we are entitled to and/or receive from the authorized agents, who are our customers. Other than the rebates to bank mortgage loan borrowers, which is treated as incentives to borrowers involved in the mortgage loan transaction, deducted from the transaction price, no other deductions from transaction price since there is no rights of return, credits or discounts, price protection or other similar privileges. During the years ended June 30, 2024 and 2025, rebates to bank mortgage loan borrowers amounting to HK$2,821,053 and HK$507,608 (US$64,664), respectively, had been offset with the referral fee from the authorized agents and the net amount was recognized as revenue from bank mortgage loan brokerage services. The referral fees are typically paid shortly after the transaction is completed (after the loan was successfully withdrawn by the borrowers). The referral fees are non-refundable. The authorized agents agree to pay a fixed percentage of the referral fee for each mortgage loan which is based on the mortgage loan amount approved by the banks. Hence, it is considered as variable consideration.

Pursuant to the agreement between the Group and the authorized agents, the Group is entitled to the payment as a one-off payment upon the withdrawal of mortgage loans by the borrowers. The referral fees are recognized as revenue at the point in time when the borrowers drawdown the bank loans after the Group has no future or ongoing obligation with respect to such credit facilities arrangement and respective referral fee has been received by the Group from the authorized agent.

The Group has concluded that mortgage loan brokerage services are accounted for as a single performance obligation as the services involve a series of tasks which are interrelated and are not separable or distinct as the authorized agents cannot benefit from any standalone task. Further, the Group believes the tasks are a necessary process to complete its performance obligation, i.e. the referral service that permits a borrower to successful drawdown of bank loans. The entire referral fees from the authorized agents for bank mortgage loan brokerage services are allocated to a single performance obligation.

Accounting treatment for rebates to mortgage loan borrowers

The Group considered ASC 720-35 which provides guidance for reporting the costs of advertising and the financial statement disclosures that shall be made about advertising. As stated in 720-35-15-3(g), the guidance does not apply to the costs of premiums, contest prizes, gifts, and similar promotions, as well as discounts or rebates, including those resulting from the redemption of coupons. (Other costs of coupons and similar items, such as costs of newspaper advertising space, are considered advertising costs). Hence, the Group concludes that the rebates to mortgage loan borrowers do not fall into the scope of advertising costs.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group further considered the guidance from ASC 606-10-32-25 and ASC 606-10-32-27 which state that:

ASC 606-10-32-25 Consideration payable to a customer includes cash amounts that an entity pays, or expects to pay, to the customer (or to other parties that purchase the entity’s goods or services from the customer). Consideration payable to a customer also includes credit or other items (for example, a coupon or voucher) that can be applied against amounts owed to the entity (or to other parties that purchase the entity’s goods or services from the customer). An entity shall account for consideration payable to a customer as a reduction of the transaction price and, therefore, of revenue unless the payment to the customer is in exchange for a distinct good or service (as described in paragraphs ASC 606-10-25-18 through 25-22) that the customer transfers to the entity. If the consideration payable to a customer includes a variable amount, an entity shall estimate the transaction price (including assessing whether the estimate of variable consideration is constrained) in accordance with paragraphs ASC 606-10-32-5 through 32-13.

According to ASC 606-10-32-25, Consideration payable to a customer includes:

a.      Cash amounts that an entity pays, or expects to pay, to the customer (or to other parties that purchase the entity’s goods or services from the customer).

Under the Group’s bank mortgage loan brokerage services, the Group considers that:

1)      the Group is the entity pays, or expects to pay, to the other parties that purchase the Group’s goods or services from the customer (the “Entity”);

2)      the designated authorized agent is the “Customer”;

3)      the mortgage loan borrowers are the other parties who procure mortgage loan referral service to the bank from the designated authorized agent (Customer) which the Group (Entity) expects to pay cash consideration to (the “Other Parties”); and

4)      transaction price is the referral fee received by the Group from the designated authorized agent.

Banks are the ultimate customers who pay the referral fees to its designated authorized agents who then pay the referral fees to the Group. The Group considers that the rebates offered to mortgage loan borrowers constitute consideration payable to the mortgage loan borrowers who are the Other Parties as defined in ASC 606-10-32-25.

The Group has no obligation to pay rebates to mortgage loan borrowers if the Group does not receive the referral fee from the designated authorized agents. The rebates offered to mortgage loan borrowers are not in exchange for any distinct service. The referral fees to the mortgage loan borrowers for the mortgage loan referral services are initiated by the banks who are the ultimate customers and these chains of referral fees and rebates are considered as a single set of transaction which are connected together.

ASC 606-10-32-27 Accordingly, if consideration payable to a customer is accounted for as a reduction of the transaction price, an entity shall recognize the reduction of revenue when (or as) the later of either of the following events occurs:

a.      The entity recognizes revenue for the transfer of the related goods or services to the customer.

b.      The entity pays or promises to pay the consideration (even if the payment is conditional on a future event). That promise might be implied by the entity’s customary business practices.

In accordance with ASC 606-10-32-27(b), the Group considered that the rebates to mortgage loan borrowers are accounted for as a reduction of the transaction price and the Group recognized the reduction of revenue as and when the rebates become unconditional (i.e. when referral fees are received from the authorized agents).

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Based on the above analysis, the Group considers that the rebates to mortgage loan borrowers are accounted for a reduction of revenue. Accordingly, the revenue on the statements of income has been presented by netting off rebates to mortgage loan borrowers.

Disaggregation of revenue from contracts with clients, in accordance with ASC Topic 606, by major service lines is as follows:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Private credit mortgage loan brokerage services	1,832,059	772,175	98,367
Consultancy services	15,614,450	19,568,969	2,492,894
Bank mortgage loan brokerage services, net	989,492	178,812	22,779
	18,436,001	20,519,956	2,614,040

Revenue disaggregated by timing of revenue recognition for the years ended June 30, 2024 and 2025 is disclosed in the table below:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Point in time:
Private credit mortgage loan brokerage services	1,016,720	639,846	81,510
Consultancy services	15,614,450	19,568,969	2,492,894
Bank mortgage loan brokerage services, net	989,492	178,812	22,779

Over time:
Private credit mortgage loan brokerage services	815,339	132,329	16,857
	18,436,001	20,519,956	2,614,040

As of June 30, 2024 and 2025, all contracts of the Group were with an expected duration within one year.

Interest Income

Interest income mainly represents the bank interest income generated from the time deposits placed with banks in Hong Kong. For the year ended June 30, 2024 and 2025, the Group has placed time deposits in aggregate sum of HK$13,000,000 and HK$12,028,958 (US$1,532,371), respectively, with maturity of one month and three months. The Group has recognized interest income from bank and time deposits of HK$201,389 and HK$479,639 (US$61,101) in the consolidated statements of income for the year ended June 30, 2024 and 2025, respectively.

Other income

Other income is mainly generated from exchange gains and miscellaneous income for the year ended June 30, 2025. The other income were mainly generated form government grants, rental income from sub-leasing arrangement, bank interest income and gain on bargain purchase from acquisition of a subsidiary, Fundermall, for the year ended June 30, 2024. The other income is recognized on an accrual basis.

During the years ended June 30, 2024, the Group has sub-leased its corporate office premise to an independent third-party in return for sub-leasing rental income from October 1, 2021 to September 30, 2023. Under the sub-lease arrangement, it does not include any option to extend, renew or terminate. The Group recognized the sub-lease rental income in the consolidated statements of income on a straight-line basis over the lease terms. There was no renewal after the expiry of sub-lease agreement. For the year ended June 30, 2024, the Group recognized sub-lease rental income of HK$25,000 in the consolidated statements of income. No sub-lease rental income was recorded during the year ended June 30, 2025 since the maturity of sub-leasing arrangement.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

On August 21, 2023, the Group acquired the entire ordinary shares of Fundermall with net asset value of toHK$674,320 on the acquisition date with an aggregate consideration of HK$10,001. As such, the Group recognized a gain on bargain purchase of HK$664,319 for the year ended June 30, 2024, representing the difference between the acquisition consideration and the net asset value. No acquisition that result a gain on bargain purchase took place during the year ended June 30, 2025.

IT development costs

IT development expenses consist primarily of staff costs and employee benefits, including salaries and related mandatory provident funds for our IT personnel. These costs are charged to expense as incurred. During the years ended June 30, 2024 and 2025, we incurred IT development cost totaling HK$636,219 and HK$719,237 (US$91,624), respectively.

Selling and marketing expenses

Selling and marketing expenses consist primarily of staff costs and employee benefits, including salaries and related mandatory provident funds for our sales personnel, agency fees and advertising and marketing expenses. During the years ended June 30, 2024 and 2025, we incurred selling and marketing expenses totaling HK$2,447,970 and HK$3,959,265 (US$504,371), respectively.

General and administrative expenses

General and administrative expenses consist primarily of management fees, staff costs and employee benefits, including salaries and related mandatory provident funds for our management and administrative personnel, rental and office expenses, utilities expenses, legal and professional fees, technology costs, depreciation, entertainment expense, low value consumables, traveling and transportation expenses and other expenses related to general operations. During the years ended June 30, 2024 and 2025, we incurred general and administrative expenses cost totaling HK$7,391,259 and HK$8,604,272 (US$1,096,098), respectively.

Employee benefits

The principal employee’s retirement scheme is under the Hong Kong Mandatory Provident Fund Schemes Ordinance. Contributions are made by both the employer and the employee at the rate of 5% on the employee’s relevant salary income, subject to a cap of monthly relevant income of HK$30,000 (US$3,822).

During the years ended June 30, 2024 and 2025, the total amount charged to the consolidated statements of income in respect of the Group’s costs incurred on the Mandatory Provident Fund Scheme were HK$182,623 and HK$264,003 (US$33,631), respectively.

Income tax

The Company is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, if any payments of dividends by the Company and the Company’s subsidiaries in Hong Kong to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Fundergo, Richest View and Fundermall are incorporated in and carry out business in Hong Kong and are subject to Hong Kong profits tax under Hong Kong’s Inland Revenue Department Ordinance. In general, the Inland Revenue Department of Hong Kong has up to seven years to conduct examinations of the Group’s tax filings. Accordingly, the tax years from April 2018 to March 2025 of the Company’s Hong Kong subsidiaries remain open to examination by the taxing jurisdictions.

The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Group is not currently subject to tax in the British Virgin Islands.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2024 and 2025.

Segment reporting

The Group derives revenue from private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services. The Group operates as one operating and reportable segment and its sole business activity consists of acts as an agent to entities or individuals pursuing credit facilities from lenders (bank and private credit lenders in Hong Kong). The Group provides similar service to assist customers to identify restructuring initiatives and explore potential financing options to its customers in Hong Kong that the Company operates in and manages its business activities on a consolidated basis.

The accounting policies of the segment are the same as those described in Note 2. Summary of Significant Accounting Policies. The Company’s chief operating decision maker (“CODM”) uses net income to measure segment profit or loss and assesses performance against expectations to make resource allocation decisions. Additionally, the CODM reviews and uses functional expenses included in net income to manage the Group’s operations and assess operating profitability. The Company’s Chief Executive Officer is the CODM. The Group operates as one operating and reportable segment, and as such the significant segment expenses regularly provided to the CODM are those presented on the consolidated statements of income. These significant segment expenses include IT development expenses, selling and marketing expenses, staff costs and employee benefits, legal and professional fees and other general and administrative expenses. Other segment items that are presented on the consolidated statements of income include interest expense, interest income and other income, net, income tax expenses. The Group’s entity-wide disclosures, including the breakdown of revenue between services are included in Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Revenue recognition. Since the Company has determined that it has a single operating segment and all assets of the Company are located in Hong Kong, no additional asset information is provided for a reportable segment.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. During the years ended June 30, 2024 and 2025, there were no dilution impact.

Credit risk

Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable, amounts due from related parties and other current assets.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board, with effective from October 1, 2024, pays compensation up to a limit of HK$800,000 (approximately US$101,912) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2025, cash balance of HK$22,959,688 (US$2,924,838) was maintained at financial institutions in Hong Kong and an aggregate of HK$20,122,500 (US$2,563,408) were not insured by the Hong Kong Deposit Protection Board.

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable and other current assets are short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining a provision for allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Concentration risk

Details of the customers accounting for 10% or more of total operating revenue are as follows:

	For the years ended June 30,
	2024	2024	2025	2025	2025
	HK$	%	HK$	US$	%
Customer A	7,660,000	42%	—	—	—
Customer B	2,535,000	14%	—	—	—
Customer C	2,000,000	11%	—	—	—
Customer D	—	—	5,300,000	675,168	26%
Customer E	—	—	2,500,000	318,475	12%
Customer F	—	—	2,498,215	318,248	12%
Customer G	—	—	2,425,000	308,921	12%
Customer H	—	—	2,125,000	270,704	10%
	12,195,000	67%	14,848,215	1,891,516	72%

Details of the customers which accounted for 10% or more of accounts receivable are as follows:

	As of June 30,
	2024	2024	2025	2025	2025
	HK$	%	HK$	US$	%
Customer B	2,535,000	84%	—	—	—
Customer E	—	—	500,000	63,695	35%
Customer I	—	—	240,000	30,574	17%
	2,535,000	84%	740,000	94,269	52%

Interest rate risk

The Group’s exposure on fair value interest rate risk mainly arises from its bank short-term deposits and bank borrowings. It also has exposure on cash flow interest rate risk which is mainly arising from its deposits and borrowings with banks.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by the Group, such as cash and cash equivalent and bank borrowings, at the end of the reporting period, the Group is not exposed to significant interest rate risk as the interest rates of cash at bank are not expected to change significantly.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency risk

The reporting currency of the Group is HK$. To date the majority of the income and expenses are denominated in HK$ and a significant portion of the assets and liabilities are denominated in HK$. There was no significant exposure to foreign exchange rate fluctuations and the Group has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Recent Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to compare entities subject more easily to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. We are currently evaluating the impact the adoption of ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The adoption did not have material impact on the Company’s consolidated financial statement.

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15,

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the consolidated financial statements.

In July 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the consolidated financial statements.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated balance sheets, statements of income and statements of cash flows.

3.      CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Cash and cash equivalents, denominated in:
HK$	16,210,241	22,958,946	2,924,744
US$	4,108	742	94
Total	16,214,349	22,959,688	2,924,838

4.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Accounts receivable, gross	3,009,123	1,433,273	182,585
Less: Allowance for expected credit losses	—	(34,711)	(4,422)
Ending balance, June 30	3,009,123	1,398,562	178,163

Movement of allowance for expected credit losses was shown below:

	2024	2025	2025
	HK$	HK$	US$
Beginning balance, July 1	(94,900)	—	—
Provision for allowance for expected credit losses for the year	(35,073)	(62,211)	(7,925)
Written off during the year	129,973	27,500	3,503
Ending balance, June 30	—	(34,711)	(4,422)

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.      DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES, NET

Deposits, prepayments and other receivables, net consist of the following:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Prepaid rent	69,600	110,200	14,038
Rental deposit	99,000	110,600	14,088
Others (Note 1)	648,887	282,783	36,024
Deposits, prepayments and other receivables, gross	817,487	503,583	64,150
Less: Allowance for expected credit losses	—	—	—
Deposits, prepayments and other receivables, net	817,487	503,583	64,150
Less: Rental deposit – Non-current	—	88,200	11,234
Deposits, prepayments and other receivables, net – Current	817,487	415,383	52,916

____________

Note 1:    Others as of June 30, 2025 mainly represented an amount of HK$282,783 (US$36,024) due from the landlord, a third party, of our corporate office. During the year ended June 30, 2024, the Group paid on behalf of the landlord a total of HK$635,585 of the renovation costs and furniture and fixtures for the corporate office which should be borne by the landlord. As agreed with the landlord, the balance will be offset with the rental expenses to be paid by the Group to the landlord for the use of our corporate office in the coming years. During the year ended June 30, 2025, HK$352,802 (US$44,944) was charged to statements of income upon utilization. No expected credit losses were provided due to its short-term maturity.

6.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Office equipment	222,349	312,976	39,870
Less: Accumulated depreciation	109,625	156,216	19,900
Net book value	112,724	156,760	19,970

Depreciation expenses recognized for the years ended June 30, 2024 and 2025 were HK$38,198 and HK$46,591 (US$5,935), respectively.

7.      RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

As of June 30, 2025, the Group subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Carparking Space at Central, Hong Kong	2 years from December 15, 2023 to December 14, 2025

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES (cont.)

(a)     Amounts recognized in the consolidated balance sheets:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Right-of-use assets
Cost	250,713	250,713	31,938
Less: accumulated amortization	(71,323)	(197,026)	(25,099)
Right-of-use assets, net	179,390	53,687	6,839

Operating lease liabilities
Current	125,703	53,687	6,839
Non-current	53,687	—	—
	179,390	53,687	6,839

(b)    During the years ended June 30, 2024 and 2025, the Group incurred lease expenses of approximately HK$569,581 and HK$511,400 (US$65,147), respectively. These lease expenses were partially offset by other receivable of HK$294,000 and HK$352,802 (US$44,944) for the years ended June 30, 2024 and 2025, respectively.

(c)     The following table shows the remaining contractual maturities of the Group’s operating lease liabilities as of June 30, 2025:

	As of June 30, 2025
	HK$	US$
Year ending June 30, 2026	54,000	6,879
Total future lease payments	54,000	6,879
Less: imputed interest	(313)	(40)
Present value of lease obligation	53,687	6,839

The weighted-average remaining lease terms were 1.5 and 0.5 years as of June 30, 2024 and 2025, respectively. The weighted-average discount rate used to determine the operating lease liability as of June 30, 2024 and 2025 were 3.5% and 3.5%, respectively.

8.      ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Accrued agency fees	267,182	67,213	8,562
Accrued employee benefits and staff reimbursements	54,694	96,855	12,338
Accrued professional fees (Note 1)	987,850	1,010,758	128,761
Other accrued expenses	59,881	112,675	14,354
Total	1,369,607	1,287,501	164,015

____________

Note 1:    Accrued professional fees as of the years ended June 30, 2024 and 2025 mainly represented the amounts of audit fees accrued to our auditor for the year.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.      BANK BORROWINGS

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$
Unsecured and guaranteed bank loans
Repayable on demand – HK$	7,520,417	6,692,725	852,587
Total	7,520,417	6,692,725	852,587

On July 29, 2022, the Group entered into a loan agreement with a financial institution in Hong Kong to borrow HK$8,242,900 (US$1,050,064), which were jointly guaranteed by Mr. Kevin Ng and Mr. Ken Leung, the directors and shareholders of the Company, and the Hong Kong Mortgage Corporation Insurance Limited, a wholly-owned subsidiary of the Hong Kong Mortgage Corporation under the Small and Medium Enterprises Financing Guarantee Scheme. The loan bears an annual interest at a floating prime rate minus 2.25% and matures on July 25, 2032. The effective interest rate was 3.81% and 3.46% for the years ended June 30, 2024 and 2025, respectively. As of June 30, 2024 and 2025, the Company had bank borrowings amounted to HK$7,520,417 and HK$6,692,725 (US$852,587), respectively, which contained repayment on demand clauses as of June 30, 2024 and 2025, respectively. Accordingly, such bank borrowings have been classified as current liabilities. For the purpose of the illustration, such bank borrowings are included within short-term bank borrowings and represented as bank borrowings repayable on demand.

Interest expenses related to the bank borrowings were HK$286,237 and HK$231,348 (US$29,471) for the years ended June 30, 2024 and 2025, respectively.

10.    RELATED PARTY TRANSACTIONS

Related parties transactions

Saved as disclosed elsewhere in the consolidated financial statements, The Company had the following related party transactions incurred during the years ended June 30, 2024 and 2025:

(i)     There is an acquisition of 97% of equity interests in Fundermall from Mr. Ken Leung, one of the shareholders by the Company during the year ended June 30, 2024. For details, please refer to the section Business combination under Note 2 above.

(ii)    Remuneration to senior management for the years ended June 30, 2024 and 2025 were as follows:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Salaries and other short term employee benefits	1,560,000	3,537,334	450,622
Payments to defined contribution pension schemes	54,000	54,000	6,879
Total	1,614,000	3,591,334	457,501

11.    INCOME TAX

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.    INCOME TAX (cont.)

Hong Kong

Entities incorporated in Hong Kong are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

The Company’s Hong Kong subsidiaries, Fundergo, Richest View and Fundermall, are subject to Hong Kong profits tax on their taxable income as reported in their financial statements adjusted in accordance with relevant Hong Kong tax laws. For these subsidiaries, the first HK$2 million of assessable profits are taxed at 8.25% and the remaining assessable profits are taxed at 16.5%.

(a)     Taxation in the consolidated statements of income represents:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Hong Kong profits tax provision for the year:
Current	1,597,678	1,228,111	156,449
Over-provision in prior year	(44,205)	(158,462)	(20,186)
Deferred	7,980	5,693	725
	1,561,453	1,075,342	136,988

(b)    The following table reconciles the statutory rate to the Group’s effective tax rate:

	For the years ended June 30,
	2024	2025
Effect of tax-exempted entity incorporated in BVI(1)	5.8%	3.1%
The Hong Kong statutory income tax rate	16.5%	16.5%
Temporary different	(0.1)%	—
Permanent different	(2.1)%	(3.0)%
Tax concession(2)	(2.0)%	(2.3)%
Effect tax rate	18.1%	14.3%

____________

Notes:

(1)      The tax losses not recognized represented by the tax loss position under FGHL which is an investment holding company without any other operation for the years ended June 30, 2024 and 2025.

(2)      Tax concession represented election by the Company for profits tax rate at 8.25% on the first HK$2,000,000 under the two-tiered profits tax regime as above mentioned.

(c)     Deferred tax:

Significant components of the deferred tax liabilities are presented below:

	As June 30,
	2024	2025	2025
	HK$	HK$	US$
Deferred tax liabilities:
Accelerated depreciation
Beginning balance, July 1	10,162	18,142	2,311
Charged to consolidated statements of income during the year	7,980	5,693	725
Ending balance, June 30	18,142	23,835	3,036

As of June 30, 2024 and 2025, the Group had tax payables of HK$1,657,794 and HK$1,716,225 (US$218,630), respectively, and tax receivables of nil and HK$279,331 (US$35,584), respectively.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.    OTHER INCOME

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Rental income from sub-lease arrangement	25,000	—	—
Gain on bargain purchase	664,319	—	—
Sundry income	41,322	22,033	2,806
Total	730,641	22,033	2,806

13.    SHAREHOLDERS’ EQUITY

The Company was established under the laws of British Virgin Islands on July 22, 2019.

The Company performed a series of share restructuring exercises and Share Subdivision mentioned in Note 1 which resulted in 26,000,000 class A ordinary shares, which such shareholder holds 1 vote each, and 4,000,000 class B ordinary shares, which such shareholder holds 20 vote each, issued and outstanding and this has been retroactively reflected from the beginning of the first period presented in the accompanying consolidated financial statements. Except for the differences in voting rights that as set above and class B can be converted class A but not vice versa, class A and class B ordinary shares of the Company shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

14.    COMMITMENTS AND CONTINGENCIES

Lease commitments

We entered into operating leases for two car parking spaces in Hong Kong for term of two years. Our commitments for minimum lease payment under these operating lease obligation as of June 30, 2025 is listed in section “Note 7 — RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES”.

Legal proceedings

From time to time, the Group is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

15.    REVISIONS

The Group determined that previously issued consolidated financial statements for the year ended June 30, 2024 contained in the Company’s registration statement on Form F-1 filed on November 18, 2024 required the adjustments for discretionary rebates to bank mortgage loans borrowers by offsetting with the revenue from bank mortgage loan brokerage services and the prepaid discretionary rebates to bank mortgage loans borrowers which had been charged to statements of income and offset with revenue directly when incurred rather than capitalization as deposits, prepayments and other receivables. The revision was considered as correction of errors according to ASC 250.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.    REVISIONS (cont.)

Accordingly, the Group has revised the consolidated financial statements as of and for the year ended June 30, 2024 by debiting to revenue and crediting to the discretionary rebates to bank mortgage loans borrowers and deposits, prepayments and other receivables and revised the relevant income tax impact and offsetting the rebates to mortgage loan borrowers with revenue. A summary of the impact of these restatement adjustments to the consolidated financial statements was shown below:

Presented in HK$	As of June 30, 2024
Consolidated balance sheets	As previously stated	Revision adjustments	As revised
	HK$	HK$	HK$
Current assets:
Deposits, prepayments and other receivables	840,510	(23,023)	817,487
Current liabilities:
Tax payables	1,661,593	(3,799)	1,657,794

Shareholders’ Equity
Retained earnings	8,306,803	(19,224)	8,287,579
	For the years ended June 30, 2024
Consolidated statements of income	As previously stated	Revision adjustments	As revised
	HK$	HK$	HK$
REVENUE	21,257,054	(2,821,053)	18,436,001

OPERATING EXPENSES
Selling and marketing expenses
Discretionary rebates to bank mortgage loan borrowers	2,798,030	(2,798,030)	—

INCOME TAX EXPENSES	1,565,252	(3,799)	1,561,453

EARNINGS PER SHARE
Basic and diluted	0.24	(0.01)	0.23

16.    SUBSEQUENT EVENTS

The Group evaluated all events and transactions that occurred after June 30, 2025 up through January 6, 2026, the date the Group issued the consolidated financial statements, unless as disclosed elsewhere and below, there was no subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

On August 1, 2025, the Group has renewed its lease agreement with the landlord to extend the tenancy period of the corporate office for one year from September 1, 2025 to August 31, 2026 with a total contracted rent of HK$438,000 (US$55,797).

On August 21, 2025, the Group has entered into a new lease agreement under Richest View with a landlord to lease a residential unit in Hong Kong as staff quarter for two years from August 29, 2025 to August 28, 2027 with a total contracted rent of HK$864,000 (US$110,065).

On December 8, 2025, the Group has renewed its lease arrangement with the landlord to extend the tenancy period of the two car parking spaces for two years from December 15, 2025 to December 14, 2027 with a total contracted rent of HK$268,800 (US$34,242).

On December 18, 2025, the Group has renewed its lease arrangement with the landlord to extend the tenancy period of the car parking space for one year from February 3, 2026 to February 2, 2027 with a total contracted rent of HK$69,600 (US$8,866).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
FG Holdings Limited

Results of Review Interim Financial Statements

We have reviewed the accompanying unaudited interim condensed consolidated balance sheets of FG Holdings Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2025, and the related unaudited interim condensed consolidated statements of income, changes in shareholders’ equity, and cash flows for the six months ended December 31, 2024 and 2025, and the related notes (collectively referred to as the “interim financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheet of the Company as of June 30, 2025, and the related statements of income, changes in shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated January 6, 2026, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying unaudited interim condensed consolidated balance sheet as of June 30, 2025, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

We have served as the Company’s auditor since 2023.
San Mateo, California
March 17, 2026

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30 2025 AND DECEMBER 31, 2025

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
	(Audited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	22,959,688	19,552,882	2,512,158
Accounts receivable, net	1,398,562	1,760,334	226,168
Deposits, prepayments and other receivables	415,383	669,594	86,030
Tax recoverable	279,331	295,026	37,905
Total current assets	25,052,964	22,277,836	2,862,261

Non-current assets:
Property and equipment, net	156,760	593,709	76,280
Deposits, prepayments and other receivables, net	88,200	94,800	12,180
Deferred offering costs	5,094,237	7,564,300	971,863
Right-of-use assets	53,687	920,087	118,213
Goodwill, net	55,668	55,668	7,152
Deferred tax assets	—	31,285	4,020
Total non-current assets	5,448,552	9,259,849	1,189,708
Total assets	30,501,516	31,537,685	4,051,969

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accruals and other payables	1,287,501	776,086	99,711
Bank borrowings	6,692,725	6,264,247	804,832
Lease liabilities – current portion	53,687	548,163	70,428
Tax payables	1,716,225	1,809,109	232,435
Total current liabilities	9,750,138	9,397,605	1,207,406

Non-current liabilities:
Lease liabilities – non-current portion	—	371,924	47,785
Deferred tax liabilities	23,835	73,592	9,455
Total non-current liabilities	23,835	445,516	57,240
Total liabilities	9,773,973	9,843,121	1,264,646

COMMITMENTS AND CONTINGENCIES (NOTE 14)

SHAREHOLDERS’ EQUITY
Ordinary Shares, unlimited number of shares authorized without par value; 30,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2025 comprising:
26,000,000 Class A Ordinary Shares issued and outstanding as of June 30, 2025 and December 31, 2025	5,206,760	5,206,760	668,966
4,000,000 Class B Ordinary Shares issued and outstanding as of June 30, 2025 and December 31, 2025	801,040	801,040	102,918
Total ordinary shares	6,007,800	6,007,800	771,884
Retained earnings	14,719,743	15,686,764	2,015,439
Total shareholders’ equity	20,727,543	21,694,564	2,787,323
Total liabilities and shareholders’ equity	30,501,516	31,537,685	4,051,969

____________

*        Giving retroactive effect to the Share Subdivision in Note 1 effected on July 1, 2024.

The accompanying notes are an integral part of these interim financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED DECEMBER 31, 2024 AND 2025

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
REVENUE	6,272,928	9,745,949	1,252,163

OPERATING EXPENSES
IT development expenses	357,137	210,398	27,032
Selling and marketing expenses
Staff costs and employee benefits	1,773,611	1,664,631	213,872
Advertising and marketing expenses	201,862	389,394	50,029
Agency fees	5,600	2,396,899	307,954
	1,981,073	4,450,924	571,855
General and administrative expenses
Staff costs and employee benefits	1,330,072	1,909,860	245,379
Legal and professional fees	440,203	475,127	61,044
Office sundries expenses	345,766	464,658	59,699
Business development and entertainment expenses	338,780	485,076	62,323
Rental expenses	241,200	489,678	62,914
Provision for allowance for expected credit losses	27,500	69,296	8,903
Depreciation	24,058	77,549	9,964
Others	101,724	142,672	18,330
	2,849,303	4,113,916	528,556
Total operating expenses	5,187,513	8,775,238	1,127,443

INCOME FROM OPERATIONS	1,085,415	970,711	124,720

OTHER INCOME (EXPENSE)
Interest expense	(127,232)	(95,133)	(12,223)
Interest income	239,437	167,804	21,559
Other income	7,980	19,300	2,479
Total other income, net	120,185	91,971	11,815

INCOME BEFORE INCOME TAX	1,205,600	1,062,682	136,535
INCOME TAX (BENEFITS) EXPENSES	(112,362)	95,661	12,291

NET INCOME	1,317,962	967,021	124,244

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted	30,000,000	30,000,000	30,000,000

EARNINGS PER SHARE
Basic and diluted	0.04	0.03	0.01

The accompanying notes are an integral part of these interim financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED DECEMBER 31, 2024 AND 2025

	Ordinary shares*				Retained earnings	Total
	Class A		Class B
	No. of shares	Amount	No. of shares	Amount
		HKD		HKD	HKD	HKD
BALANCE, July 1, 2024 (Audited)	26,000,000	5,206,760	4,000,000	801,040	8,287,579	14,295,379
Net income	—	—	—	—	1,317,962	1,317,962
BALANCE, December 31, 2024 (Unaudited)	26,000,000	5,206,760	4,000,000	801,040	9,605,541	15,613,341

BALANCE, July 1, 2025 (Audited)	26,000,000	5,206,760	4,000,000	801,040	14,719,743	20,727,543
Net income	—	—	—	—	967,021	967,021
BALANCE, December 31, 2025 (Unaudited)	26,000,000	5,206,760	4,000,000	801,040	15,686,764	21,694,564
BALANCE, December 31, 2025 (USD) (Unaudited)		668,966		102,918	2,015,439	2,787,323

____________

*        Giving retroactive effect to the share restructuring mentioned in Note 1 effected on July 1, 2024.

The accompanying notes are an integral part of these interim financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2024 AND 2025

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	1,317,962	967,021	124,243
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for allowance for expected credit losses	27,500	69,296	8,903
Depreciation	24,058	77,549	9,964
Change in operating assets and liabilities
Accounts receivable	2,768,381	(431,068)	(55,384)
Deposits, prepayments and other receivables	191,416	(260,811)	(33,509)
Deferred tax assets	(151,856)	49,757	6,393
Deferred tax liabilities	1,574	(31,285)	(4,020)
Accruals and other payables	(571,061)	(511,415)	(65,707)
Tax payables	32,838	77,189	9,917
Net cash provided by operating activities	3,640,812	6,233	800

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment and a motor vehicle	(38,118)	(514,498)	(66,103)
Net cash used in investing activities	(38,118)	(514,498)	(66,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank borrowings	(406,785)	(428,478)	(55,050)
Payment for deferred offering costs	(159,282)	(2,470,063)	(317,354)
Net cash used in financing activities	(566,067)	(2,898,541)	(372,404)

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,036,627	(3,406,806)	(437,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	16,214,349	22,959,688	2,949,865
CASH AND CASH EQUIVALENTS AT END OF PERIOD	19,250,976	19,552,882	2,512,158

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash received from interest	239,437	167,804	21,559
Cash paid for interest	127,232	95,133	12,223
Cash paid for income tax	5,082	—	—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of lease obligations related to right-of-use assets	—	1,101,519	141,523
Settlement of lease expenses by offsetting with other receivables	—	204,800	26,313

The accompanying notes are an integral part of these interim financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

1.      ORGANIZATION, REORGANIZATION AND BUSINESS OVERVIEW

FG Holdings Limited (“FGHL”) is a company with limited liability incorporated in the British Virgin Islands on July 22, 2019. The Company’s registered office is located at the office of Conyers Trust Company (BVI) Limited at Commerce House, Wickhams Cay 1, Road Town, Tortola, VG1110, British Virgin Island and its principal place of business is situated at Unit 1002, 10/F., Tai Sang Bank Building, 130 – 132 Des Voeux Central, Central, Hong Kong.

The Company through its subsidiaries (collectively referred to as the “Company” or “Group”) is principally engaged in the provision of private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services to both entities and individuals in Hong Kong.

As of December 31, 2025 and up to the date of report, the Company has direct and indirect interests in the following subsidiaries:

Name	Place and date of formation	Issued ordinary share capital	Ownership	Principal activities
Fundergo Limited (“Fundergo”)	Hong Kong July 23, 2019	HK$10,000	100% (directly)	Provision of private credit mortgage loan brokerage services and consultancy services
Richest View (HK) Limited (“Richest View”)	Hong Kong November 27, 2014	HK$10,000	100% (indirectly)	Provision of private credit mortgage loan brokerage services
Fundermall Limited (“Fundermall”)	Hong Kong November 24, 2020	HK$10,000	100% (directly)	Provision of bank mortgage loan brokerage services and consultancy services

FG Holdings Limited was incorporated on July 22, 2019, the number of authorized ordinary shares at the date of incorporation was 50,000 shares with par value of US$1 each. The Company was ultimately wholly-owned by Mr. Kei Wai Kevin Ng (“Mr. Kevin Ng”) and Mr. Wai Kan Leung (“Mr. Ken Leung”), directors of the Company, on equal basis.

Fundergo was established by FGHL on July 23, 2019 under the laws of Hong Kong to engage in the business of providing private credit mortgage loan matching services and consultancy services.

On June 5, 2020, Fundergo acquired the entire issued share capital of Richest View, a limited company established under the laws of Hong Kong on November 27, 2014 that engages in the business of private credit mortgage loan brokerage services, from an independent third party. As such, Richest View became a wholly-owned subsidiary of Fundergo.

On August 21, 2023, the Company has acquired the entire issued ordinary shares of Fundermall Limited (“Fundermall”), a related party, from the two individual parties, include 97% of ordinary shares from Mr. Ken Leung, director of the Company, and 3% of ordinary shares from an independent individual at an aggregate consideration of HK$10,001. As such, Fundermall became a wholly-owned subsidiary of the Company.

During the years of 2019 and 2023, a series of group restructuring was performed including (i) allotment of ordinary shares of FGHL to Mr. Kevin Ng, Mr. Ken Leung and certain independent individual investors; (ii) allotment of 240 preference shares of FGHL without voting rights to certain independent individual investors; (iii) amendment of the memorandum and article of association of FGHL approved by the board of directors to create the new class A ordinary share and class B ordinary shares; and (iv) repurchase by FGHL of all of its ordinary shares from its shareholders in exchange for a corresponding number of class A ordinary shares and/or class B ordinary shares without par value and cancellation of all of its issued preference shares.

On November 12, 2024, a share subdivision was performed to subdivide each and every issued share of the Company (whether it is a Class A Ordinary Share or a Class B Ordinary Share) into two shares of the same class (collectively “Share Subdivision”) while the voting rights of each share under Class A and Class B remains unchanged.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

1       ORGANIZATION, REORGANIZATION AND BUSINESS OVERVIEW (cont.)

The share restructuring and Share Subdivision resulted in 26,000,000 class A ordinary shares and 4,000,000 class B ordinary shares issued and outstanding, has been accounted for as a transfer of assets among entities under common control as the beneficial interest of each shareholder prior to and after the execution of the restructuring remained unchanged. The consolidation of the Company and its subsidiaries have been accounted for using a historical cost basis and presented assuming that the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant assets and liabilities, equity, income, expenses and cash flows relating to transactions and balances between members of the Group are eliminated in consolidation.

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of December 31, 2025, and results of operations and cash flows for the six months ended December 31, 2024 and 2025. The unaudited interim condensed consolidated balance sheet as of June 30, 2025 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended June 30, 2024 and 2025, and related notes included in the Company’s audited consolidated financial statements.

Business combination

On June 5, 2020, Fundergo acquired the entire issued share capital of Richest View, a limited company established under the laws of Hong Kong on November 27, 2014 that engages in the business of private credit mortgage loan brokerage services, from an independent third party at a cash consideration of HK$150,000.

On August 21, 2023, the Company acquired the entire issued share capital of Fundermall, a limited company established under the laws of Hong Kong on November 24, 2020 that engages in the business of bank mortgage loan brokerage services, from the two individual parties, include 97% of ordinary shares from Mr. Ken Leung, director of the Company, and 3% of ordinary shares from an independent individual at an aggregate consideration of HK$10,001.

The business combinations were accounted for using the acquisition method of accounting for business combination. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill on the consolidated balance sheet, while the deficit purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as gain on bargain purchase on the

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

consolidated statements of income. Under the acquisition method, the acquisition-related transaction costs, such as, advisory, legal, accounting and other professional fees incurred in the business combination are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The acquisitions of Richest View and Fundermall were considered as business combinations because Richest View and Fundermall are operating companies that generate revenue from their businesses.

The business combination of Richest View gave rise to the Company recognizing HK$55,668 in goodwill as the difference between the purchase price of HK$150,000 and the fair value of net identifiable asset value of HK$94,332 of the acquisition target, Richest View, as of the acquisition date.

The business combination of Fundermall gave rise to the Company recognizing a gain on bargain purchase of HK$664,319 in the statement of income, as the difference between the purchase price of HK$10,001 and the fair value of net identifiable asset value of HK$674,320 of the acquisition target, Fundermall, as of the acquisition date.

Foreign currency translation

The Group uses Hong Kong Dollar (“HK$”) as its reporting currency. The functional currency of the Company in British Virgin Islands is United States Dollar (“US$”) and the Company’s subsidiaries in Hong Kong is HK$. The determination of the respective functional currency is based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Group, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the statement of income during the year in which they occur.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from HK$ into US$ as of and for the six months ended December 31, 2025 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.7833, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements include allowance for expected credit losses and impairment assessment of goodwill. Actual results may differ from these estimates.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting: Improvements to Reportable Segment Disclosures,” which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has adopted ASU 2023-07 on July 1, 2024. The adoption of the standard did not have a material impact on Company’s segment reporting.

Cash and cash equivalents

Cash and cash equivalents mainly represent cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. As of June 30, 2025 and December 31, 2025, the Group has HKD time deposits of HK$12,028,958 and HK$12,191,614 (US$1,566,381) in which the maturity date is less than three months, respectively. The Group maintains bank accounts in Hong Kong. Management believes that the Group is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable, net

Accounts receivable mainly represent amounts due from clients for consultancy services which are recorded net of allowance for the expected credit losses. The Group grants a credit term of 30 days from the invoice date in general to the clients in practice. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, and the credit history and financial conditions of the customers, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. The Group regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. Accounts receivable are written off after all collection efforts have ceased. For the six months ended December 31, 2024 and 2025, the provision for allowance for expected credit losses was HK$27,500 and HK$69,296 (US$8,903), respectively. For the six months ended December 31, 2024 and 2025, the amount of accounts receivable written off was HK$27,500 and HK$20,000 (US$2,569), respectively. As of June 30, 2025 and December 31, 2025, the balance of allowance for expected credit losses was HK$34,711 and HK$81,296 (US$10,445).

Deposits, prepayments and other receivables

Deposits, prepayments and other receivables mainly represented the prepaid rent and rental deposit for the corporate office and other receivables from a third party. The other receivables from the third party represent prepayment to the landlord for the rental of office premises of the Group. The balances are classified as current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2025 and December 31, 2025, management believes that no allowance for expected credit losses was provided for the Group’s deposits, prepayments and other receivables.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment. The Group computes and motor vehicle depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Office equipment	5 years
Motor Vehicle	3 years

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income. Expenditures for maintenance and repairs are charged to statements of income as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Group also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment”.

The Group evaluates the recoverability of its long-lived assets (asset groups), including property and equipment and right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. In evaluating long-lived assets for recoverability, the Group uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

For the six months ended December 31, 2024 and 2025, no impairment of long-lived assets was recognized.

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less any accumulated impairment losses. In accordance with ASC 350, the Group may first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. In the qualitative assessment, the Group considers factors such as macroeconomic conditions, industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations, business plans and strategies of the reporting unit. Based on the qualitative assessment, if it is more likely than not that the recoverable amount of a reporting unit is less than the carrying amount, the quantitative impairment test is performed. The Group may also bypass the qualitative assessment and proceed directly to perform the quantitative impairment test. If the recoverable amount of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its recoverable amount, the amount by which the carrying amount exceeds the reporting unit’s recoverable amount is recognized as impairment. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, allocation of assets, liabilities and goodwill to reporting units, and determination of the recoverable amount of each reporting unit.

The Company determines the fair value of its reporting units using a discounted cash flow model, which utilizes key assumptions such as projected revenues operating expenses. These assumptions are determined by the Company’s management utilizing its internal operating plan, growth rates for revenues and operating expenses and margin assumptions. An additional key assumption under this approach is the discount rate, based on the weighted average cost of capital, which is adjusted for current risk-free rates of capital, current market interest rates, and the evaluation of a risk premium relevant to the business segment.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s goodwill is tested for impairment at least on an annual basis, on the last day of the fourth quarter of the fiscal year and whenever events or changes in circumstances indicate the carrying value of a reporting unit may not be recoverable. When necessary, the Company records charges for impairments of goodwill for the amount by which the carrying amount of the respective reporting unit exceeds its fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

Goodwill is assigned to the reporting unit of the private credit mortgage loan brokerage services. The carrying value of the reporting unit is determined by assigning the assets and liabilities, including the existing goodwill, to the reporting unit.

As of June 30, 2025, the Company performed a qualitative and quantitative annual assessment for goodwill impairment. Based on its qualitative analysis, which considered the reporting unit results, projections and additional business and industry specific considerations, the Company performed a further revision of the estimates of the fair value of both reporting units. As part of this analysis, the Company also considered the potential impacts of the sensitivity of estimates and assumptions. The material assumptions used for the goodwill annual impairment test for the segment were five years of projected net cash flows, a weighted average cost of capital rate of 2.973% (2024: 3.582%) and a long-term growth rate of 5% (2024: 5%). The Company considered historical rates and current market conditions when determining the discount and growth rates to use in its analyses. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for its goodwill. As required by ASC 820, “Fair Value Measurements and Disclosures,” the Company applies assumptions that marketplace participants would consider in determining the fair value of its reporting unit.

As a result of the impairment assessment, the Company concluded that the fair value of the reporting unit exceeds its carrying value, and therefore the Company did not record any goodwill impairment charges for the six months ended December 31, 2024 and 2025.

Lease

The Group is a lessee of non-cancellable operating leases for carparking space. The Group applied ASC Topic 842 “Leases” effective on January 1, 2019 for all periods presented. The Group determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the leases commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate based on the information available at the lease commencement date. The Group generally uses the base, non-cancellable lease term in calculating the right-of-use assets and liabilities.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in our office lease. We review the underlying objective of each contract, the terms of the contract, and consider our current and future business conditions when making these judgments.

The lease standard provides practical expedients for an entity ongoing accounting. The Group elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Group is not able to reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

The Financial Accounting Standards Board (“FASB”) issued a Q&A in March 2020 that focused on the application of lease guidance in ASC 842 for lease concessions related to the effects of COVID-19. The FASB staff has said that entities can elect to not evaluate whether concessions granted by lessors related to COVID-19 are lease modifications. Entities that make this election can then apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group has elected to not treat the concessions as lease modifications and will instead account for the lease concessions as if they were contemplated as part of the existing leases. The Group has recorded negative variable lease expense and adjusted lease liabilities at the point in which the rent concession has become accruable.

The Group did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

The Group evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the six months ended December 31, 2024 and 2025, the Group did not have any impairment loss against its operating lease right-of-use assets.

Deferred Offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to statements of income. As of June 30, 2025 and December 31, 2025, the Company deferred HK$5,094,237 and HK$7,564,300 (US$971,863) of offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

Accruals and other payables

Accruals and other payables primarily include accrued agency fees, employee benefits and reimbursements, professional fee and advertising and marketing expenses, and other accrual and payable for the operation of the ordinary course of business.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of income over the period of the borrowings using the effective interest method. All bank borrowings were classified as short term due to repayment on demand clauses attached in the borrowings.

Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	—	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	—	Other inputs that are directly or indirectly observable in the marketplace.
Level 3	—	Unobservable inputs which are supported by little or no market activity.

The carrying amounts of cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, accruals and other payables, lease liabilities, tax payables and bank borrowings approximate their fair values because of their generally short maturities.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The details of related party transactions during the six months ended December 31, 2024 and 2025 and balances as of June 30, 2025 and December 31, 2025 are set out in the Note 10.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the customer in an amount that reflects the consideration expected in exchange for those services.

The determination of whether revenues should be reported on a gross or net basis is based on the Group’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Group control the products prior to transferring it. When the Group controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Group does not control the products, the promise is to facilitate the sale and revenue is presented net. To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Group considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Group considers this guidance in conjunction with the terms in its arrangements with both suppliers and customers.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group is a professional services provider in Hong Kong that principally engages in private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services. The service offerings mainly comprise the followings:

The Group’s principal revenue streams include:

1.      Private credit mortgage loan brokerage services:    The Group acts as an agent to entities and individuals pursuing credit facilities from lenders (private credit lenders in Hong Kong) in return for referral fees from lenders. Lenders are considered as the client of the Group. The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — private credit lenders for the provision of referring prospect entities and individuals to apply for private credit mortgage loan facilities.

The scope of service includes carrying out due diligence of the borrowers and the referral of appropriate private credit lenders to borrowers based on the borrowers’ financial status, credit ratings, their needs and the types of underlying property to be mortgaged. A separate private credit mortgage loan application will be entered into between the lender and borrower once both parties agreed the general terms of the mortgage loans. There is one single performance obligation that the Group refers borrowers to lenders for procuring mortgage loans which is evidenced by the successful draw-down of loans by the borrower, which matured within one year for short-term needs, by the borrowers.

Referral fees from lenders are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed (either the loan was successfully withdrawn by the borrowers or regular payment by the borrowers). The referral fees are non-refundable. The lenders agree to pay a fixed percentage of referral fee for each mortgage loan on the mortgage loan amount approved by them. Hence, it is considered as variable consideration.

Pursuant to the agreement between the Group and the lenders, the Group is entitled to the payment either (i) in one-off basis upon the withdrawal of mortgage loans by the borrowers; or (ii) by instalments with regular repayment of principal and interest within one year by the borrowers on a monthly basis. For one-off basis, the referral fees are recognized as revenue at the point in time when draw-down of credit facilities by borrowers as the Group has no future or ongoing obligation with respect to such credit facilities arrangement. For the instalment basis, the Group completed its performance obligations once the borrowers successfully withdrawn the loans and revenue was recognized over the period of time of repayment of principal and interest by the borrower for the repayment term on a monthly basis i.e. when the right of payment from lender has been certain. It is consistent with the conservative practice of the Group that revenue was recognized upon receipt of referral fee that month.

As the private credit mortgage loan brokerage services involve a series of tasks which are interrelated and are not separable or distinct as the lenders cannot benefit from any standalone task and those tasks are the necessary process to complete performance obligation, i.e. the referral service that the borrower has successfully drawn loans from the lender, the Group concludes that brokerage services to be accounted for as a single performance obligation. The Group is assisting the lender to perform due diligence on the borrower which is a necessary step to link up the lender and the borrower to arrange an unique loan package. They are not bundled or combined since every loan agreement entered into between the lender and borrower will be different in terms of interest rate, pledge of assets and loan principal amount. Hence, it is impractical to complete the referral service without the due diligence. The entire referral fees of private credit mortgage loan brokerage services are allocated to a single performance obligation.

2.      Consultancy services:    The Group acts as a consultant to assist customers to identify restructuring initiatives and explore potential financing options including (i) obtaining additional loans from current and new financial institutions or advising on other restructuring plans with one-off payment upon the

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

completion of performance obligation (“Type I services”); or (ii) in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions with payment on installments basis (“Type II services”).

(i) Type I services

The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — the borrower, in which the Group assists the borrower in either securing lender’s approval from financial institutions for the additional loans, or advising on other restructuring plans, in which the ultimate purpose of the borrowers is to obtain financing for operations and enhancing liquidity.

Pursuant to the agreement, there is one single performance obligation that the Group assists the borrower in securing lender’s approval from financial institutions for the additional loans or provides advisory on other restructuring plans (the performance obligation). In order to complete these services, the Group is required to perform a series of tasks including (i) preparation and submission of financial analysis report for their current financial status, financial forecasts and sensitivity analysis memorandums and other submission documents including accountants’ and management reports and submission of property valuation reports, if any; (ii) obtaining approval for additional loans from existing lender or new financial institutions to meet their operation needs; and (iii) identifying funders for assets realization. These series of tasks are interrelated and are not separable or distinct as the borrowers cannot benefit from any standalone task and the submission of financial analysis report itself does not have standalone benefit or commercial value but successful approval of additional loans by the financial institution to the borrower or other restructuring plans such as realization of existing property held by the borrowers, the Group concludes that consultancy services are accounted for as a single performance obligation.

The consultancy service fees from the borrowers are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. The entire service fees from the borrowers are non-refundable. The Group charges a consultancy service fee on variable consideration which is based on a fixed percentage on the amount of successful drawdown of additional loans, in which the actual amount of additional loans will be known upon drawdown by the borrower from the financial institutions; or realizable consideration of the property assets, in which the actual amount of consideration will be known upon the completion of the disposal. Pursuant to the agreement, the Group is entitled to payment of the one-off consultancy service fee upon the completion of the performance obligation. The Group recognizes service fee revenue at the time when the consultancy service is completed, i.e., when it is successful securing the approval from financial institutions for additional loans which is evidenced by the drawdown notice of the borrower from financial institution; or the completion of the restructuring plan which is evidenced by the transfer of title of property.

(ii) Type II services

The Group enters into a distinct contract, which specifies the key terms and conditions of the arrangement, with its clients — the borrower in which the Group assists the clients in securing the lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions.

Pursuant to the agreement, there is one single performance obligation that the Group assists borrowers in securing a lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions (the performance obligation). In order to complete these services, the Group is required to perform a series of tasks to deal with the financial institutions to assist the borrowers in securing lender’s approval for material modification of original loans including extension of maturity date of the existing loans and increase the loan amount from current financial institutions. The series of tasks include (i) submission of financial analysis report for their

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

current financial status, financial forecasts and sensitivity analysis memorandums and other submission documents including accountants’ and management reports and submission of property valuation reports, if any; (ii) negotiation of extension of maturity date for existing loans owed by the customers to the financial institutions, including both banks and/or private credit lenders; and (iii) obtaining approval for additional loans from current financial institutions to meet their operation needs. Negotiation of extension of maturity date for existing loans owed by the borrowers and drawdown of additional loans granted to the borrower cannot be obtained without submission of financial analysis report and the likely of extension of maturity date for existing loans owed by the borrowers is highly reliance on the approval of additional loans granted to the borrower by the financial institution. The approval by the same financial institution for the extension of maturity date of existing loans and additional loans will occur at the same time. Hence, these series of tasks are interrelated and are not separable or distinct as the borrowers cannot benefit from any standalone task and the submission of financial analysis report or negotiation itself does not have standalone benefit or commercial value but successful approval for extension of existing loans and successful approval of additional loans by the financial institution to the borrower, the Group concludes that consultancy services are accounted for as a single performance obligation.

The consultancy service fees from the borrowers are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges. The Group charges consultancy service fees based on the complexity, credit risk of the client and anticipated timeline of the transaction. The consultancy service fees are comprised of a combination of both fixed and variable components. Fixed portion of consideration was to be paid before the completion of performance obligation which includes the upfront payment and regular monthly service fee payments before completion of performance obligation. Variable consideration is to be received upon the completion of performance obligation which is based on a fixed percentage of the amount of existing loans that successfully extended past their maturity date and the withdrawal amount of additional loans. The actual withdrawal amount of such additional loans will be known upon the approval from respective financial institutions. The entire service fees including upfront payments, regular monthly service fee payments before completion of performance obligation and variable consideration upon completion of performance obligation from clients are non-refundable which is stipulated in the agreement. All the upfront payments and regular monthly service fees received represented the advance payment for the performance obligation and were recognized as contract liabilities upon receipt and will be credited to statement of income upon completion of performance obligation. In general practice, the service is to be completed within one year and this expected timeline was communicated with the client at the inception of agreement. During the year ended June 30, 2025, no amount was received prior to satisfying the one single performance obligation and hence no contract liabilities were recognized as of June 30, 2025. Total amount of HK$550,000 (equivalent to US$70,664) received prior to satisfying the one single performance obligation was recognized as contract liabilities upon receipt and credited to statements of income during the six months period ended December 31, 2025 since the amount received prior to satisfying the one single performance obligation and completion of services were at the same period and no contract liabilities were recognized as of December 31, 2025.

The entire service fee of consultancy services that received by the Group is allocated to a single performance obligation.

The Company recognizes revenue from upfront payment or monthly payments at the point in time of, either the earlier of 1) the completion of all contract services, or 2) the expiry of the contract, which is set as one year from the contract inception date. Variable consideration crystallizes and becomes due upon completion of the contract, no variable consideration is due or earned if the contract expires. The consultancy services are completed when the borrowers successfully obtain the lender’s approval for material modification of original loans including 1) an extension of the maturity date of the existing loans which is evidenced by the approval from the financial institution; and 2) the increase in the loan amount from current financial institutions indicated on the drawdown notice issued by the financial institution.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

3.      Bank mortgage loan brokerage services:    The Group acts as an agent to refer individuals (the borrowers) to the banks’ designated authorized agents (“authorized agents”) for pursuing credit facilities from banks. According to ASC 606-10-20, a customer is a party that has contracted with an entity to obtain goods or services that are an output of the entity’s ordinary activities in exchange for consideration. We define the party as our customer according to ASC 606-10-20 and ASC 606-10-25. We enter into a distinct contract, which specifies the key terms and conditions of the arrangement, with authorized agents to provide referral services to those authorized agents (i.e. refer the borrower to the authorized agents to process mortgage loans underwritten by the banks). In other words, the authorized agent receives the benefits of services provided by us which is the referral and in return we received a referral fee from the authorized agents. Hence, we consider that the authorized agent is our customer since we and the authorized agents are the only contractual parties in the service agreement.

The scope of service includes carrying out due diligence of the borrowers based on the authorized agents’ requests, which include the borrowers’ financial status, credit ratings, borrowers’ financial needs and the types of underlying property to be mortgaged. A separate bank mortgage loan application will be entered into between the bank and borrower once both parties agreed the general terms of the mortgage loans. There is one single performance obligation that the Group refers borrowers to the authorized agents for procuring mortgage loans from banks.

According to ASC 606-10-32, the transaction price is the amount of consideration to which an entity expects to be entitled to in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties. The Group considers the transaction price to be the referral fee received from authorized agents of banks with respect to successful drawdowns of mortgage loans by the referred borrowers. An entity shall account for consideration payable to a customer as a reduction of the transaction price and, therefore, of revenue unless the payment to the customer is in exchange for a distinct good or service (as described in ASC 606-10-25-18 through 25-22) that the customer transfers to the entity. Regarding our revenue from bank mortgage loan brokerage services, the transaction price and revenue is considered as the referral fee that we are entitled to and/or receive from the authorized agents, who are our customers. Other than the rebates to bank mortgage loan borrowers, which is treated as incentives to borrowers involved in the mortgage loan transaction, deducted from the transaction price, no other deductions from transaction price since there is no rights of return, credits or discounts, price protection or other similar privileges. During the six months ended December 31, 2024 and 2025, rebates to bank mortgage loan borrowers amounting to HK$366,937 and HK$241,935 (US$31,082), respectively, had been offset with the referral fee from the authorized agents and the net amount was recognized as revenue from bank mortgage loan brokerage services. The referral fees are typically paid shortly after the transaction is completed (after the loan was successfully withdrawn by the borrowers). The referral fees are non-refundable. The authorized agents agree to pay a fixed percentage of the referral fee for each mortgage loan which is based on the mortgage loan amount approved by the banks. Hence, it is considered as variable consideration.

Pursuant to the agreement between the Group and the authorized agents, the Group is entitled to the payment as a one-off payment upon the withdrawal of mortgage loans by the borrowers. The referral fees are recognized as revenue at the point in time when the borrowers drawdown the bank loans after the Group has no future or ongoing obligation with respect to such credit facilities arrangement and respective referral fee has been received by the Group from the authorized agent.

The Group has concluded that mortgage loan brokerage services are accounted for as a single performance obligation as the services involve a series of tasks which are interrelated and are not separable or distinct as the authorized agents cannot benefit from any standalone task. Further, the Group believes the tasks are a necessary process to complete its performance obligation, i.e. the referral service that permits a borrower to successful drawdown of bank loans. The entire referral fees from the authorized agents for bank mortgage loan brokerage services are allocated to a single performance obligation.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting treatment for rebates to mortgage loan borrowers

The Group considered ASC 720-35 which provides guidance for reporting the costs of advertising and the financial statement disclosures that shall be made about advertising. As stated in 720-35-15-3(g), the guidance does not apply to the costs of premiums, contest prizes, gifts, and similar promotions, as well as discounts or rebates, including those resulting from the redemption of coupons. (Other costs of coupons and similar items, such as costs of newspaper advertising space, are considered advertising costs). Hence, the Group concludes that the rebates to mortgage loan borrowers do not fall into the scope of advertising costs.

The Group further considered the guidance from ASC 606-10-32-25 and ASC 606-10-32-27 which state that:

ASC 606-10-32-25 Consideration payable to a customer includes cash amounts that an entity pays, or expects to pay, to the customer (or to other parties that purchase the entity’s goods or services from the customer). Consideration payable to a customer also includes credit or other items (for example, a coupon or voucher) that can be applied against amounts owed to the entity (or to other parties that purchase the entity’s goods or services from the customer). An entity shall account for consideration payable to a customer as a reduction of the transaction price and, therefore, of revenue unless the payment to the customer is in exchange for a distinct good or service (as described in paragraphs ASC 606-10-25-18 through 25-22) that the customer transfers to the entity. If the consideration payable to a customer includes a variable amount, an entity shall estimate the transaction price (including assessing whether the estimate of variable consideration is constrained) in accordance with paragraphs ASC 606-10-32-5 through 32-13.

According to ASC 606-10-32-25, Consideration payable to a customer includes:

a.      Cash amounts that an entity pays, or expects to pay, to the customer (or to other parties that purchase the entity’s goods or services from the customer).

Under the Group’s bank mortgage loan brokerage services, the Group considers that:

1)      the Group is the entity pays, or expects to pay, to the other parties that purchase the Group’s goods or services from the customer (the “Entity”);

2)      the designated authorized agent is the “Customer”;

3)      the mortgage loan borrowers are the other parties who procure mortgage loan referral service to the bank from the designated authorized agent (Customer) which the Group (Entity) expects to pay cash consideration to (the “Other Parties”); and

4)      transaction price is the referral fee received by the Group from the designated authorized agent.

Banks are the ultimate customers who pay the referral fees to its designated authorized agents who then pay the referral fees to the Group. The Group considers that the rebates offered to mortgage loan borrowers constitute consideration payable to the mortgage loan borrowers who are the Other Parties as defined in ASC 606-10-32-25.

The Group has no obligation to pay rebates to mortgage loan borrowers if the Group does not receive the referral fee from the designated authorized agents. The rebates offered to mortgage loan borrowers are not in exchange for any distinct service. The referral fees to the mortgage loan borrowers for the mortgage loan referral services are initiated by the banks who are the ultimate customers and these chains of referral fees and rebates are considered as a single set of transaction which are connected together.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 606-10-32-27 Accordingly, if consideration payable to a customer is accounted for as a reduction of the transaction price, an entity shall recognize the reduction of revenue when (or as) the later of either of the following events occurs:

a.      The entity recognizes revenue for the transfer of the related goods or services to the customer.

b.      The entity pays or promises to pay the consideration (even if the payment is conditional on a future event). That promise might be implied by the entity’s customary business practices.

In accordance with ASC 606-10-32-27(b), the Group considered that the rebates to mortgage loan borrowers are accounted for as a reduction of the transaction price and the Group recognized the reduction of revenue as and when the rebates become unconditional (i.e. when referral fees are received from the authorized agents).

Based on the above analysis, the Group considers that the rebates to mortgage loan borrowers are accounted for a reduction of revenue. Accordingly, the revenue on the statements of income has been presented by netting off rebates to mortgage loan borrowers.

Disaggregation of revenue from contracts with clients, in accordance with ASC Topic 606, by major service lines is as follows:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Private credit mortgage loan brokerage services	148,769	112,549	14,460
Consultancy services	6,034,400	9,444,604	1,213,445
Bank mortgage loan brokerage services, net	89,759	188,796	24,258
	6,272,928	9,745,949	1,252,163

Revenue disaggregated by timing of revenue recognition for the six months December 31, 2024 and 2025 is disclosed in the table below:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Point in time:
Private credit mortgage loan brokerage services	58,000	70,000	8,993
Consultancy services	6,034,400	9,444,604	1,213,445
Bank mortgage loan brokerage services, net	89,759	188,796	24,258

Over time:
Private credit mortgage loan brokerage services	90,769	42,549	5,467
	6,272,928	9,745,949	1,252,163

As of June 30, 2024 and December 31, 2024, all contracts of the Group were with an original expected duration within one year.

Interest Income

Interest income mainly represents the bank interest income generated from the time deposits placed with banks in Hong Kong. For the six months ended December 31, 2024 and 2025, the Group has placed time deposits in aggregate sum of HK$13,000,000 and HK$12,191,614 (US$1,566,381), with maturity of less than three months.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group has recognized interest income from bank and time deposits of HK$239,437 and HK$167,804 (US$21,559) in the consolidated statements of income for the six months ended December 31, 2024 and 2025, respectively.

Other income

Other income is mainly generated from exchange gains and miscellaneous income. The other income is recognized on an accrual basis.

IT development costs

IT development expenses consist primarily of staff costs and employee benefits, including salaries and related mandatory provident funds for our IT personnel. These costs are charged to expense as incurred. During the six months ended December 31, 2024 and 2025, we incurred IT development cost totaling HK$357,137 and HK$210,398 (US$27,032), respectively.

Selling and marketing expenses

Selling and marketing expenses consist primarily of staff costs and employee benefits, including salaries and related mandatory provident funds for our sales personnel, agency fees and advertising and marketing expenses. During the six months ended December 31, 2024 and 2025, we incurred selling and marketing expenses totaling HK$1,981,073 and HK$4,450,924 (US$571,855), respectively.

General and administrative expenses

General and administrative expenses consist primarily of management fees, staff costs and employee benefits, including salaries and related mandatory provident funds for our management and administrative personnel, rental and office expenses, utilities expenses, legal and professional fees, technology costs, depreciation, entertainment expense, low value consumables, traveling and transportation expenses and other expenses related to general operations. During the six months ended December 31, 2024 and 2025, we incurred general and administrative expenses cost totaling HK$2,849,303 and HK$4,113,916 (US$528,556), respectively.

Employee benefits

The principal employee’s retirement scheme is under the Hong Kong Mandatory Provident Fund Schemes Ordinance. Contributions are made by both the employer and the employee at the rate of 5% on the employee’s relevant salary income, subject to a cap of monthly relevant income of HK$30,000 (US$3,854).

During the six months ended December 31, 2024 and 2025, the total amount charged to the consolidated statements of income in respect of the Group’s costs incurred on the Mandatory Provident Fund Scheme were HK$121,817 and HK$134,427 (US$17,271), respectively.

Income tax

The Company is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, if any payments of dividends by the Company and the Company’s subsidiaries in Hong Kong to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Fundergo, Richest View and Fundermall are incorporated in and carry out business in Hong Kong and are subject to Hong Kong profits tax under Hong Kong’s Inland Revenue Department Ordinance. In general, the Inland Revenue Department of Hong Kong has up to seven years to conduct examinations of the Group’s tax filings. Accordingly, the tax years from April 2019 to March 2025 of the Company’s Hong Kong subsidiaries remain open to examination by the taxing jurisdictions.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Group is not currently subject to tax in the British Virgin Islands.

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended December 31, 2024 and 2025.

Segment reporting

The Group derives revenue from private credit mortgage loan brokerage services, consultancy services and bank mortgage loan brokerage services. The Group operates as one operating and reportable segment and its sole business activity consists of acts as an agent to entities or individuals pursuing credit facilities from lenders (bank and private credit lenders in Hong Kong). The Group provides similar service to assist customers to identify restructuring initiatives and explore potential financing options to its customers in Hong Kong that the Company operates in and manages its business activities on a consolidated basis.

The accounting policies of the segment are the same as those described in Note 2. Summary of Significant Accounting Policies. The Company’s chief operating decision maker (“CODM”) uses net income to measure segment profit or loss and assesses performance against expectations to make resource allocation decisions. Additionally, the CODM reviews and uses functional expenses included in net income to manage the Group’s operations and assess operating profitability. The Company’s Chief Executive Officer is the CODM. The Group operates as one operating and reportable segment, and as such the significant segment expenses regularly provided to the CODM are those presented on the consolidated statements of income. These significant segment expenses include IT development expenses, selling and marketing expenses, staff costs and employee benefits, legal and professional fees and other general and administrative expenses. Other segment items that are presented on the consolidated statements of income include interest expense, interest income and other income, net, income tax expenses. The Group’s entity-wide disclosures, including the breakdown of revenue between services are included in Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Revenue recognition. Since the Company has determined that it has a single operating segment and all assets of the Company are located in Hong Kong, no additional asset information is provided for a reportable segment.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. During the six months ended December 31, 2024 and 2025, there were no dilution impact.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Credit risk

Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and other current assets.

The Group believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board, with effective from October 1, 2024, pays compensation up to a limit of HK$800,000 (approximately US$102,784) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2025, cash balance of HK$19,552,882 (US$2,512,158) was maintained at financial institutions in Hong Kong and an aggregate of HK$15,963,219 (US$2,050,958) were not insured by the Hong Kong Deposit Protection Board.

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable and other current assets are short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining a provision for allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Concentration risk

Details of the customers accounting for 10% or more of total operating revenue are as follows:

	For the six months ended December 31,
	2024	2024	2025	2025	2025
	HK$	%	HK$	US$	%
Customer A	2,425,000	39%	—	—	—
Customer B	1,450,000	23%	1,000,000	128,480	10%
Customer C	1,300,000	21%	1,250,000	160,600	13%
Customer D	—	—	2,750,000	353,321	28%
Customer E	—	—	1,920,000	246,682	20%
	5,175,000	83%	6,920,000	889,083	71%

Details of the customers which accounted for 10% or more of accounts receivable are as follows:

	As of December 31,
	2024	2024	2025	2025	2025
	HK$	%	HK$	US$	%
Customer C	—	—	750,000	96,360	43%
Customer D	60,000	28%	—	—	—
Customer E	40,000	19%	—	—	—
Customer F	36,000	17%	—	—	—
Customer G	30,800	14%	—	—	—
Customer H	25,000	12%	—	—	—
Customer K	—	—	340,000	43,683	19%
	191,800	90%	1,090,000	140,043	61%

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Interest rate risk

The Group’s exposure on fair value interest rate risk mainly arises from its bank short-term deposits and bank borrowings. It also has exposure on cash flow interest rate risk which is mainly arising from its deposits and borrowings with banks.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by the Group, such as cash and cash equivalent and bank borrowings, at the end of the reporting period, the Group is not exposed to significant interest rate risk as the interest rates of cash at bank are not expected to change significantly.

Foreign currency risk

The reporting currency of the Group is HK$. To date the majority of the income and expenses are denominated in HK$ and a significant portion of the assets and liabilities are denominated in HK$. There was no significant exposure to foreign exchange rate fluctuations and the Group has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Recent Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to compare entities subject more easily to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. We are currently evaluating the impact the adoption of ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The adoption did not have material impact on the Company’s consolidated financial statement.

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the consolidated financial statements.

In July 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the consolidated financial statements.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated balance sheets, statements of income and statements of cash flows.

3.      CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Cash and cash equivalent, denominated in:
HK$	22,958,946	19,552,146	2,512,064
US$	742	736	94
Total	22,959,688	19,552,882	2,512,158

4.      ACCOUNTS RECEIVABLE, NET

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Accounts receivable, gross	1,433,273	1,841,630	236,613
Less: Allowance for expected credit losses	(34,711)	(81,296)	(10,445)
Accounts receivable, net	1,398,562	1,760,334	226,168

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

4.      ACCOUNTS RECEIVABLE, NET (cont.)

Allowance for expected credit losses consists of the following:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Beginning balance	—	(34,711)	(4,460)
Provision for allowance for expected credit losses for the year/period	(62,211)	(69,296)	(8,903)
Reversal of allowance for expected credit losses provided in previous year/period	—	2,711	349
Written off during the year/period	27,500	20,000	2,569
Ending balance	(34,711)	(81,296)	(10,445)

5.      DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Deposits, prepayments and other receivables consist of the following:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Prepaid rent	110,200	294,400	37,825
Rental deposit	110,600	183,000	23,512
Others (Note 1)	282,783	286,994	36,873
Deposits, prepayments and other receivables, gross	503,583	764,394	98,210
Less: Allowance for expected credit losses	—	—	—
Deposits, prepayments and other receivables, net	503,583	764,394	98,210
Less: Rental deposit – Non-current	88,200	94,800	12,180
Deposits, prepayments and other receivables, net – Current	415,383	669,594	86,030

____________

Note 1:    Others as of June 30, 2025 and December 31, 2025 mainly represented an amount of HK$282,783 and HK$286,994 (US$36,873) due from the landlord, a third party, of our corporate office. During the six months ended December 31, 2023, the Group paid on behalf of the landlord a total of HK$635,585 of the renovation costs and furniture and fixtures for our corporate office which should be borne by the landlord. As agreed with the landlord, the sum will be offset with the rental expenses to be paid by the Group to the landlord for the use of our corporate office in the coming years. No expected credit losses were provided due to its short-term maturity.

6.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Office equipment	312,976	335,152	43,060
Motor vehicle	—	492,322	63,254
Property and equipment, gross	312,976	827,474	106,314
Less: Accumulated depreciation	156,216	233,765	30,034
Net book value	156,760	593,709	76,280

Depreciation expenses recognized for the six months ended December 31, 2024 and 2025 were HK$24,058 and HK$77,549 (US$9,964), respectively.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

7.      RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

As of December 31, 2025, the Group consisted of the following non-cancellable lease contracts.

Description of lease	Lease term
Carparking Space at Central, Hong Kong	2 years from December 15, 2025 to December 14, 2027
Residential Unit at Kowloon, Hong Kong	2 years from August 28, 2025 to August 27, 2027

(a)     Amounts recognized in the consolidated balance sheets:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Right-of-use assets
Cost	250,713	1,101,519	141,523
Less: accumulated amortization	(197,026)	(181,432)	(23,310)
Right-of-use assets, net	53,687	920,087	118,213

Operating lease liabilities
Current	53,687	548,163	70,428
Non-current	—	371,924	47,785
	53,687	920,087	118,213

(b)    During the six months ended December 31, 2024 and 2025, the Group incurred lease expenses of approximately HK$241,200 and HK$489,678 (US$62,914), respectively.

(c)     The following table shows the remaining contractual maturities of the Group’s operating lease liabilities as of December 31, 2025:

	As of December 31, 2025
	HK$	US$
Year ending December 31, 2026	566,400	72,771
Year ending December 31, 2027	375,200	48,206
Total future lease payments	941,600	120,977
Less: imputed interest	(21,513)	(2,764)
Present value of lease obligation	920,087	118,213

The weighted-average remaining lease terms were 1 year and 1.67 years as of December 31, 2024 and 2025, respectively. The weighted-average discount rate used to determine the operating lease liability as of June 30, 2025 and December 31, 2025 were 3.50% and 2.93%, respectively.

8.      ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Accrued agency fees and customer rebates	67,213	158,700	20,390
Accrued employee benefits and staff reimbursements	96,855	138,147	17,749
Accrued legal and professional fees (Note 1)	1,010,758	353,736	45,449
Other accrued expenses	112,675	125,503	16,123
Total	1,287,501	776,086	99,711

____________

Note 1:      Accrued legal and professional fees represented audit and review fees payable and other legal and professional fees payable for the purpose of initial public offering.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

9.      BANK BORROWINGS

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Unsecured and guaranteed bank loans
Repayable within one year or on demand – HK$	6,692,725	6,264,247	804,832
Total	6,692,725	6,264,247	804,832

On July 29, 2022, the Group entered into a loan agreement with a financial institution in Hong Kong to borrow HK$8,242,900 (US$1,059,050), which were jointly guaranteed by Mr. Kevin Ng and Mr. Ken Leung, the directors and shareholders of the Company, and the Hong Kong Mortgage Corporation Insurance Limited, a wholly-owned subsidiary of the Hong Kong Mortgage Corporation under the Small and Medium Enterprises Financing Guarantee Scheme. The loan bears an annual interest at a floating prime rate minus 2.25% and matures on July 25, 2032. The effective interest rate was 3.6% and 3.0% for the six months period ended December 31, 2024 and 2025, respectively. As of June 30, 2025 and December 31, 2025, the Company had bank borrowings amounted to HK$6,692,725 and HK$6,264,247 (US$804,832), respectively, which contained repayment on demand clauses, respectively. Accordingly, such bank borrowings have been classified as current liabilities. For the purpose of the illustration, such bank borrowings are included within short-term bank borrowings and represented as bank borrowings repayable within one year or on demand.

Interest expenses related to the bank borrowings were HK$127,232 and HK$95,133 (US$12,223) for the six months ended December 31, 2024 and 2025, respectively.

10.    RELATED PARTY TRANSACTIONS AND BALANCES

Saved as disclosed elsewhere in the consolidated financial statements, the Company had the following related party transactions, which represented by remuneration to senior management, incurred during the six months ended December 31, 2024 and 2025 as follows:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Salaries and other short term employee benefits	757,334	1,022,881	131,420
Payments to defined contribution pension schemes	27,000	27,000	3,469
Total	784,334	1,049,881	134,889

11.    INCOME TAX

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

The Company’s subsidiaries Fundergo, Richest View and Fundermall incorporated and operates in Hong Kong are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

11.    INCOME TAX (cont.)

(a)     Taxation in the statements of income represents:

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Hong Kong profits tax provision for the period:
Current	219,012	94,611	12,156
Over-provision in prior year	(181,092)	(17,422)	(2,238)
Deferred	(150,282)	18,472	2,373
	(112,362)	95,661	12,291

(b)    The following table reconciles the statutory rate to the Group’s effective tax rate:

	For the six months ended December 31,
	2024	2025
Effect of tax-exempted entity incorporated in BVI(1)	5.8%	6.8%
The Hong Kong statutory income tax rate	16.5%	16.5%
Temporary different	—	(1.5)%
Permanent different	(17.9)%	(3.2)%
Tax concession(2)	(13.7)%	(9.6)%
Effect tax rate	(9.3)%	9.0%

____________

Notes:

(1)      The tax losses not recognized represented by the tax loss position under FGHL which is an investment holding company without any other operation for the six months ended December 31, 2024 and 2025.

(2)      Tax concession represented election by the Company’s subsidiary Fundergo for profits tax rate at 8.25% on the first HK$2,000,000 under the two-tiered profits tax regime as above mentioned.

(c)     Deferred tax:

Significant components of the deferred tax assets are presented below:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Deferred tax assets:
Net operating loss carry forwards	—	31,285	4,020
Deferred tax assets	—	31,285	4,020
Less: Valuation allowance	—	—	—
Deferred tax assets, net	—	31,285	4,020

The Group did not recognize any valuation allowance against its deferred tax asset as management believes the Group will be able to full utilize the assets in the foreseeable future. The carry forward of tax losses in Hong Kong generally has no time limit.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

11.    INCOME TAX (cont.)

Significant components of the deferred tax liabilities are presented below:

	As of June 30, 2025	As of December 31,
		2025	2025
	HK$	HK$	US$
Deferred tax liabilities:
Accelerated depreciation
Beginning balance	18,142	23,835	3,062
Charged to consolidated statements of income during the year/period	5,693	49,757	6,393
Ending balance	23,835	73,592	9,455

As of June 30, 2025 and December 31, 2025, the Group had tax payables of HK$1,716,225 and HK$1,809,109 (US$232,435), respectively.

12.    OTHER INCOME

	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
Exchange gain	1,719	50	6
Reversal of provision for allowance for expected credit losses	—	2,711	349
Sundry income	6,261	16,539	2,124
Total	7,980	19,300	2,479

13.    SHAREHOLDERS’ EQUITY

The Company was established under the laws of British Virgin Islands on July 22, 2019.

The Company performed a series of share restructuring exercises and Share Subdivision mentioned in Note 1 which resulted in 26,000,000 class A ordinary shares, which such shareholder holds 1 vote each, and 4,000,000 class B ordinary shares, which such shareholder holds 20 vote each, issued and outstanding and this has been retroactively reflected from the beginning of the first period presented in the accompanying consolidated financial statements. Except for the differences in voting rights that as set above and class B can be converted class A but not vice versa, class A and class B ordinary shares of the Company shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

14.    COMMITMENTS AND CONTINGENCIES

Lease commitments

We entered into operating leases for two car parking spaces and one residential unit in Hong Kong for term of two years. Our commitments for minimum lease payment under these operating lease obligation as of December 31, 2025 is listed in section “Note 7 — RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES”.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO INTERIM FINANCIAL STATEMENTS

14.    COMMITMENTS AND CONTINGENCIES (cont.)

Legal proceedings

From time to time, the Group is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited interim condensed consolidated financial statements.

15.    SUBSEQUENT EVENTS

The Group evaluated all events and transactions that occurred after December 31, 2025 up through March 17, 2026, the date the Group issued the unaudited interim condensed consolidated financial statements, there was no subsequent event occurred that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I — PARENT ONLY FINANCIAL STATEMENTS

The following presents condensed parent company only financial statements of FG Holdings Limited.

Condensed balance sheets

	As of June 30,			As of December 31,
	2024	2025	2025	2025	2025
	HK$	HK$	US$	HK$	US$
Non-current assets
Deferred offering costs	4,651,988	5,094,237	648,956	7,564,300	971,863
Investment in subsidiaries	20,001	20,001	2,548	20,001	2,570
Total non-current assets	4,671,989	5,114,238	651,504	7,584,301	974,433
Total Assets	4,671,989	5,114,238	651,504	7,584,301	974,433

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accruals and other payables	936,000	999,958	127,384	353,736	45,448
Amount due to a subsidiary	827,965	2,627,319	334,695	6,182,516	794,331
Total current liabilities	1,763,965	3,627,277	462,079	6,536,252	839,779

COMMITMENTS AND CONTINGENCIES (Note 14)

Shareholders’ Equity
Ordinary Shares, unlimited number of shares authorized without par value; 30,000,000 shares issued and outstanding as of June 30, 2024 and 2025 and December 31, 2025 comprising:
26,000,000 Class A Ordinary Shares issued and outstanding as of June 30, 2024 and 2025 and December 31, 2025*	5,206,760	5,206,760	663,290	5,206,760	668,966
4,000,000 Class B Ordinary Shares issued and outstanding as of June 30, 2024 and 2025 and December 31, 2025*	801,040	801,040	102,045	801,040	102,918
Total ordinary shares	6,007,800	6,007,800	765,335	6,007,800	771,884
Accumulated losses	(3,099,776)	(4,520,839)	(575,910)	(4,959,751)	(637,230)
Total Shareholders’ Equity	2,908,024	1,486,961	189,425	1,048,049	134,654
Total Liabilities and Shareholders’ Equity	4,671,989	5,114,238	651,504	7,584,301	974,433

____________

*        Giving retroactive effect to the share restructuring and Share Subdivision mentioned in Note 1 effected on July 1, 2023.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I — PARENT ONLY FINANCIAL STATEMENTS (cont.)

Condensed Statements of Loss

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
REVENUE	—	—	—
OPERATING EXPENSES
General and administrative expenses
Legal and professional fees	3,024,385	1,423,003	181,277
Total operating expenses	3,024,385	1,423,003	181,277
LOSS FROM OPERATIONS	(3,024,385)	(1,423,003)	(181,277)

OTHER INCOME
Other income	—	1,940	248

Loss before income taxes	(3,024,385)	(1,421,063)	(181,029)
INCOME TAX EXPENSES	—	—	—
NET LOSS	(3,024,385)	(1,421,063)	(181,029)
	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
REVENUE	—	—	—
OPERATING EXPENSES
General and administrative expenses
Legal and professional fees	424,603	434,227	55,790
Office sundries Expenses	—	4,733	608
Total operating expenses	424,603	438,960	56,398
LOSS FROM OPERATIONS	(424,603)	(438,960)	(56,398)

OTHER INCOME
Other income	1,716	48	6
Loss before income taxes	(422,887)	(438,912)	(56,392)
INCOME TAX EXPENSES	—	—	—
NET LOSS	(422,887)	(438,912)	(56,392)

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I — PARENT ONLY FINANCIAL STATEMENTS (cont.)

Condensed statement of cash flows

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(3,024,385)	(1,421,063)	(181,029)
Change in operating assets and liabilities
Prepayment	10,000	—	—
Accruals and other payables	936,000	63,958	8,147
Net cash used in operating activities	(2,078,385)	(1,357,105)	(172,882)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for investment in subsidiaries	(10,001)	—	—
Net cash used in investing activities	(10,001)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related parties	6,740,374	1,799,354	229,220
Deferred offering costs	(4,651,988)	(442,249)	(56,338)
Net cash provided by financing activities	2,088,386	1,357,105	172,882

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	—	—
CASH AND CASH EQUIVALENTS AT END OF YEAR	—	—	—
	For the six months ended December 31,
	2024	2025	2025
	HK$	HK$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(422,887)	(438,912)	(56,392)
Change in operating assets and liabilities
Accruals and other payables	(516,742)	(646,222)	(83,027)
Net cash used in operating activities	(939,629)	(1,085,134)	(139,419)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred offering costs	(159,282)	(2,470,063)	(317,354)
Advance from subsidiaries	1,098,911	3,555,197	456,773
Net cash provided by financing activities	939,629	1,085,134	139,419

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	—	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	—	—	—

(i)     Basis of presentation

FG Holdings Limited (“FGHL”) is a company with limited liability incorporated in the British Virgin Islands on July 22, 2019 and as a holding company.

Fundergo Limited (“Fundergo”), a company incorporated in Hong Kong with limited liability on July 23, 2019. FGL is a wholly-owned subsidiary under FGHL.

FG HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE I — PARENT ONLY FINANCIAL STATEMENTS (cont.)

Richest View (HK) Limited (“Richest View”), a company incorporated in Hong Kong with limited liability on November 27, 2014. Richest View is a wholly-owned subsidiary under Fundergo since the acquisition of entire shares from an individual third party on June 5, 2020.

Fundermall Limited (“Fundermall”), a company incorporated in Hong Kong with limited liability on November 24, 2020. Fundermall is a wholly-owned subsidiary under FGHL since the acquisition of entire shares from two individual parties, include 97% of ordinary shares from Mr. Ken Leung, director of the Company, and 3% of ordinary shares from an independent individual at an aggregate consideration of HK$10,001 on August 21, 2023.

The condensed parent company financial information of the Company has been prepared using the same accounting policies as set out in the accompanying consolidated financial statements.

The condensed parent-company-only financial statements are presented as if the incorporation of the Company and its subsidiaries had taken place on July 1, 2023 and throughout the two-year periods ended June 30, 2025.

In the condensed parent-company-only financial statements, the Company’s investment in Fundergo is stated at cost included in condensed statements of loss and comprehensive loss. These condensed parent-company-only financial statements should be read in connection with the consolidated financial statements and notes thereto.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of FGHL exceed 25% of the consolidated net assets of FGHL. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the above condensed parent company only financial information of FGHL is presented for the supplementary reference.

As of June 30, 2024 and 2025 and December 31, 2025, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

FG Holdings Limited

3,750,000 Class A Ordinary Shares

–––––––––––––––––––––––––––––––––––––––––––––––––––––

PRELIMINARY PROSPECTUS

–––––––––––––––––––––––––––––––––––––––––––––––––––––

D. Boral Capital	uSmart Capital LLC

            , 2026

Until and including            , 2026 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities

During the past three years, all of the ordinary shares of the Company were issued by the Company in reliance upon (i) the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws, or (ii) the provisions of Regulation S promulgated under the Securities Act. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions and there were no investors who are citizens or residents of the United States. We relied on information from purchasers that they were accredited investors and/or such investors were provided adequate information and were otherwise determined to be suitable. In all cases, there was no public solicitation. The issuances of the securities described below were effected without the involvement of underwriters.

On August 16, 2023, the Company created two new Classes of shares, namely: unlimited number of Class A Ordinary shares of no par value and unlimited number of Class B Ordinary Shares of no par value. On the same date, the Company repurchased all of its issued ordinary shares from shareholders in consideration of issuing Class A Ordinary Shares and/or Class B Ordinary Shares to the shareholders.

On November 12, 2024, each and every issued share of the Company (whether it is a Class A Ordinary Share or a Class B Ordinary Share) was subdivided into two shares of the same class.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association, as currently in effect
4.1**	Specimen certificate evidencing Class A Ordinary Shares
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the Class A Ordinary Shares being registered
8.1**	Opinion of Conyers Dill & Pearman regarding certain BVI tax matters (included in Exhibit 5.1)
8.2**	Opinion of Yick & Chan, Solicitors. regarding certain Hong Kong law matters
10.1**	Form of Employment Agreement, by and between executive officers and the registrant
10.2**	Form of Independent Director Agreement by and between the registrant and its independent Directors
10.3**	Form of Indemnification Agreement
10.4**	Sale and purchase agreement relating to 97% of the issued share capital of Fundermall Limited between the registrant and Leung Wai Kan dated August 21, 2023
10.5**	Sale and purchase agreement relating to 3% of the issued share capital of Fundermall Limited between the registrant and Wang Hsiao Ming dated August 21, 2023
10.6**	Tenancy Agreement between Fundergo Limited and New Age Financing Limited dated March 1, 2023
10.7**	Tenancy Agreement between Fundergo Limited and Keal Capital Limited dated August 16, 2023
10.8**	Tenancy Agreement between Fundergo Limited and Keal Capital Limited dated August 14, 2024
10.9**	Licence Agreement between Fundergo Limited and Hip Shing Hong (Agency) Limited dated January 3, 2024
10.10**	Bank facility letter between Fundergo Limited and the Hongkong and Shanghai Banking Corporation Limited dated July 29, 2022
10.11**	Form of Lock-up Agreement
10.12**	Tenancy Agreement between Fundergo Limited and QOO Capital Limited dated August 1, 2025
10.13**	License Agreement of Car Parking Space between Fundergo Limited and The Center (Car Parks 3) Limited dated January 24, 2025
15.1**	Letter in Lieu of Consent for Review Report of WWC, P.C., an independent registered public accounting firm
21.1**	List of Subsidiaries
23.1**	Consent of WWC, P.C., an independent registered public accounting firm
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Yick & Chan, Solicitors
23.4**	Consent of Commerce & Finance Law Offices
24.1**	Power of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics
99.2**	Form of Audit Committee Charter
99.3**	Form of Nominating and Corporate Governance Committee Charter
99.4**	Form of Compensation Committee Charter
99.5**	Consent of Patrick Kwok Fai Lau
99.6**	Consent of John Cheung-wah Lam
99.7**	Consent of Ka Lee Lam
99.8**	Request for Waiver and Representation under Item 8.A.4 on Form 20-F
107**	Filing Fee Table

____________

**      Previously submitted

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 1, 2026.

FG Holdings LIMITED
By:	/s/ Kevin Wai Kei Ng
Name: Mr. Kevin Wai Kei Ng
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin Wai Kei Ng	Chairman of the Board,	April 1, 2026
Name: Kevin Wai Kei Ng	Chief Executive Officer, and Director
(Principal Executive Officer)
/s/ Wai Kan Leung	Director	April 1, 2026
Name: Wai Kan Leung
/s/ Jimmy Chun Ming Ho	Chief Finance Officer	April 1, 2026
Name: Jimmy Chun Ming Ho	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of FG Holdings Limited has signed this registration statement or amendment thereto in New York, on April 1, 2026.

Cogency Global Inc.
By:	/s/ Colleen A. De vries
Name: Colleen A. De vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.